Exhibit 10.5

PURCHASE AND SALE AGREEMENT

between

Each of BR CARROLL KELLER CROSSING, LLC,

BR-TBR LAKE BOONE NC OWNER, LLC, and

BR PRESTON VIEW, LLC, as Sellers

and

KRE TOPAZ PORTFOLIO INVESTOR LLC, as Purchaser

Dated as of June 17, 2019

Topaz Portfolio – Three-Property Sale

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Schedules
Schedule A-1	-	Intentionally Deleted
Schedule A-2	-	Legal Description of Sovereign Land
Schedule A-3	-	Legal Description of Leigh House Land
Schedule A-4	-	Legal Description of Preston View Land
Schedule B	-	List of Sellers’ Deliveries
Schedule C-1	-	Intentionally Deleted
Schedule C-2	-	Inventory of Sovereign Personal Property
Schedule C-3	-	Inventory of Leigh House Personal Property
Schedule C-4	-	Inventory of Preston View Personal Property
Schedule C-5	-	Excluded Personal Property
Schedule 2.1(b)(iii)	-	Leigh House Construction Contracts and Warranties
Schedule 2.2(a)	-	Seller Group, Property Group, Allocable Purchase Price and Earnest Money Allocations
Schedule 3.1	-	List of Sellers’ Core Deliveries
Schedule 3.1(h)	-	Litigation
Schedule 3.1(i)	-	Notices of Violation
Schedule 3.1(j)-1	-	Intentionally Deleted
Schedule 3.1(j)-2	-	Sovereign Contracts
Schedule 3.1(j)-3	-	Leigh House Contracts
Schedule 3.1(j)-4	-	Preston View Contracts
Schedule 3.1(k)-1	-	Intentionally Deleted
Schedule 3.1(k)-2	-	Sovereign Rent Roll
Schedule 3.1(k)-3	-	Leigh House Rent Roll
Schedule 3.1(k)-4	-	Preston View Rent Roll
Schedule 3.1(q)-1	-	Intentionally Deleted
Schedule 3.1(q)-2	-	Sovereign Insurance Certificate
Schedule 3.1(q)-3	-	Leigh House Insurance Certificate
Schedule 3.1(q)-4	-	Preston View Insurance Certificate

Exhibits
Exhibit A	-	Form of Bills of Sale and Assignments
Exhibit B	-	Form of Tenant Notices
Exhibit C	-	Form of Condominium Conversion Prohibition Agreements
Exhibit D-1	-	Form of Texas Special Warranty Deeds
Exhibit D-2	-	Form of North Carolina Special Warranty Deeds
Exhibit E-1	-	Form of Texas Owner/Seller Affidavits
Exhibit E-2(a)	-	Form of North Carolina Owner Affidavits and Indemnity Agreements
Exhibit E-2(b)	-	Form of North Carolina Gap Indemnities
Exhibit F	-	Form of Sellers’ Closing Certificate
Exhibit G	-	Form of Notice Regarding Texas Water Code
Exhibit H	-	Preston View Property Code Violations

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PURCHASE AND SALE AGREEMENT

Topaz Portfolio – Three-Property Sale

THIS PURCHASE AND SALE AGREEMENT, made as of June 17, 2019 (the “Effective Date”), is made by and among each of BR CARROLL KELLER CROSSING, LLC, a Delaware limited liability company (“Sovereign Seller”), BR-TBR LAKE BOONE NC OWNER, LLC, a Delaware limited liability company (“Leigh House Seller”), and BR PRESTON VIEW, LLC, a Delaware limited liability company (“Preston View Seller”; Sovereign Seller, Leigh House Seller, or Preston View Seller, as applicable, are sometimes each referred to individually herein as a “Seller” and collectively as the “Sellers”), and KRE TOPAZ PORTFOLIO INVESTOR LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.           Intentionally deleted.

B.           Sovereign Seller is the owner in fee simple of the improved real property commonly known as The Sovereign Apartments, located at 5301 North Tarrant Parkway, Fort Worth, Tarrant County, Texas 76244 (the “Sovereign Property”), which consists of (i) the land more particularly described on Schedule A-2 annexed hereto (the “Sovereign Land”), together with (ii) the Sovereign Related Property (as defined below).

C.           Leigh House Seller is the owner in fee simple of the improved real property commonly known as Leigh House Apartments, located at 2421 Landmark Drive, Raleigh, Wake County, North Carolina 27607 (the “Leigh House Property”), which consists of (i) the land more particularly described on Schedule A-3 annexed hereto (the “Leigh House Land”), together with the Leigh House Related Property (as defined below).

D.           Preston View Seller is the owner in fee simple of the improved real property commonly known as Preston View Apartments, located at 1000 Stony Court, Morrisville, Wake County, North Carolina 27560 (the “Preston View Property”), which consists of (i) the land more particularly described on Schedule A-4 annexed hereto (the “Preston View Land”), together with (ii) the Preston View Related Property (as defined below).

E.           Intentionally deleted.

F.           Sovereign Seller desires to sell to Purchaser, and Purchaser desires to purchase from Sovereign Seller, the Sovereign Land and Sovereign Seller’s right, title and interest in the Sovereign Related Property on the terms and conditions hereinafter set forth.

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G.           Leigh House Seller desires to sell to Purchaser, and Purchaser desires to purchase from Leigh House Seller, the Leigh House Land and Leigh House Seller’s right, title and interest in the Leigh House Related Property on the terms and conditions hereinafter set forth.

H.           Preston View Seller desires to sell to Purchaser, and Purchaser desires to purchase from Preston View Seller, the Preston View Land and Preston View Seller’s right, title and interest in the Preston View Related Property on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article 1
DEFINITIONS

SECTION 1.1           Defined Terms. The capitalized terms used herein will have the following meanings.

“Access Agreement” shall mean the Access and Due Diligence Agreement between each member of the Seller Group and Purchaser, dated as of April 29, 2019.

“Additional Leigh House Seller” and “Additional Leigh House Sellers” shall have the meanings assigned thereto in Section 3.3(f).

“Additional Title Disapproval Notice” shall have the meaning assigned thereto in Section 8.1(e).

“Additional Title Disapproval Matters” shall have the meaning assigned thereto in Section 8.1(e).

“Additional Title Disapproval Response” shall have the meaning assigned thereto in Section 8.1(e).

“Additional Title Matters” shall have the meaning assigned thereto in Section 8.1(e).

“Additional Title Response Period” shall have the meaning assigned thereto in Section 8.1(e).

“Adjustment Point” shall have the meaning assigned thereto in Article 10.

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“Affiliate” shall mean any Person (as defined below) that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.

“Affiliated Purchase Agreements” shall mean the ARIUM Palms Purchase Agreement, the Landings at Four Corners Purchase Agreement, and the Sorrel Phillips Creek Ranch Purchase Agreement, collectively.

“Affiliated Sellers” shall mean the ARIUM Palms Seller, the Landings at Four Corners Seller, and the Sorrel Phillips Creek Ranch Seller, collectively.

“Aggregate Cap Limitation” shall mean one and one half percent (1.5%) of the Purchase Price.

“Agreement” shall mean this Purchase and Sale Agreement, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Allocable Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(g)(ii).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“ARIUM Palms Property” shall mean that certain improved real property located in Orlando, Florida and commonly known as ARIUM Palms at World Gateway Apartments, as further described in the ARIUM Palms Purchase Agreement.

“ARIUM Palms Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of even date herewith by and between ARIUM Palms Seller and Purchaser, regarding the purchase and sale of the ARIUM Palms Property, as such agreement may be amended and/or assigned from time to time.

“ARIUM Palms Seller” shall mean BR World Gateway, LLC, a Delaware limited liability company.

“Assumed Contracts” shall have the meaning assigned thereto in Section 3.4(c).

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“Basket Limitation” shall mean an amount equal to $25,000.00 for each Property.

“Bill of Sale and Assignment” and “Bills of Sale and Assignments” shall have the meanings assigned thereto in Section 6.1(a)(i).

“Brokers” shall have the meaning assigned thereto in Section 14.2(a).

“BSA” shall have the meaning assigned thereto in Section 3.1(g)(ii).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the City of New York, New York or by United States federal laws.

“Cap Limitation” shall mean with regards to each Seller an amount equal to one and one half percent (1.5%) of the Allocable Purchase Price for each Seller’s individual Property.

“Changed Condition” shall have the meaning assigned thereto in Section 3.2(d).

“Changed Condition Notice” shall have the meaning assigned thereto in Section 3.2(d).

“Changed Condition Threshold” shall have the meaning assigned thereto in Section 3.2(c)(ii).

“CGL” shall have the meaning assigned thereto in Section 7.1(b)(viii).

“Claims” shall have the meaning assigned thereto in Section 7.6(a).

“Closing” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Date” shall mean July 15, 2019, or such earlier date as is mutually agreed to between the Sellers and Purchaser.

“Closing Documents” shall mean any conveyance document, certificate, instrument or other document delivered pursuant to this Agreement at Closing, including, without limitation, each of the documents to be delivered by the Sellers pursuant to Section 6.2 and by Purchaser pursuant to Section 6.1.

“Closing Funds” shall have the meaning assigned thereto in Section 2.2(a)(iii).

“Closing Statements” shall mean one or more closing statements for the purchase and sale of the Properties to be prepared by the Escrow Agent setting forth the prorations and adjustments to the Purchase Price required by this Agreement.

“Condition of the Property” shall have the meaning assigned thereto in Section 7.5(b).

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“Condominium Conversion Prohibition Agreement” and “Condominium Conversion Prohibition Agreements” shall have the meanings assigned thereto in Section 6.1(a)(iii).

“Contracts” shall mean, collectively, the Sovereign Contracts, the Leigh House Contracts, and the Preston View Contracts.

“Deed” shall mean any one of the special warranty deeds described in Section 6.2(a) with respect to any Real Property, and “Deeds” shall mean all of such instruments collectively.

“Deemed Purchaser Knowledge” shall mean that Purchaser shall be deemed to have knowledge of the matters set forth in Sellers’ Core Deliveries and in the Permitted Exceptions.

“Disapproved Title Matter” shall have the meaning assigned thereto in Section 8.1(c).

“DTPA” shall have the meaning assigned thereto in Section 14.24.

“Due Diligence Period” shall mean the period of time from April 29, 2019 until 5:00 p.m. Eastern Time on June 17, 2019.

“Earnest Money” shall have the meaning assigned thereto in Section 2.2(a)(i).

“Earnest Money Escrow Account” shall mean a federally-insured interest-bearing bank account or accounts of Escrow Agent, in each case to be reasonably acceptable to the Sellers and Purchaser.

“Effective Date” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Environmental Laws” shall mean any of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901 et seq., Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Texas Solid Waste Disposal Act (Texas Health And Safety Code § 361.001 et seq., as amended (Vernon 2001)) and any similar laws of the State of North Carolina, and the regulations and publications issued under any such laws, any state or local statutes, regulations and ordinances pertaining to Hazardous Materials or to the protection of human health and the environment.

“Escrow Agent” shall mean First American Title Insurance Company, Six Concourse Parkway, Suite 2000, Atlanta, Georgia 30328 (attention: Barbara H. Morgan).

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“Estoppel” and “Estoppels” shall have the meanings assigned thereto in Section 3.3(a)(xiv).

“Exchange” shall have the meaning assigned thereto in Section 14.25.

“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).

“Executive Order” and “Executive Orders” shall have the meanings assigned thereto in Section 3.1(g)(i).

“Existing Management Agreement” shall mean the Sovereign Existing Management Agreement, the Leigh House Existing Management Agreement, or the Preston View Existing Management Agreement, as applicable. “Existing Management Agreements” shall mean, collectively, all of the foregoing.

“Forbidden Entity” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Hazardous Materials” shall mean (i) those substances included within the definitions of any one or more of the terms “Hazardous Substances,” “Toxic Pollutants,” “Hazardous Materials,” “Toxic Substances,” and “Hazardous Waste” under Environmental Laws, (ii) petroleum, radon gas, lead-based paint, asbestos or asbestos-containing material and polychlorinated biphenyls, and (iii) mold or water conditions which may exist at the Real Property or other substances, wastes or materials listed or defined under Environmental Laws.

“Improvements” shall mean, collectively, the Sovereign Improvements, the Leigh House Improvements, and the Preston View Improvements.

“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.

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“Independent Contract Consideration” shall have the meaning assigned thereto in Section 2.2(c).

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 14.3(c).

“ISO” shall have the meaning assigned thereto in Section 7.1(b)(viii).

“Landings at Four Corners Property” shall mean that certain improved real property located in Davenport, Florida and commonly known as Landings at Four Corners Apartments, as further described in the Landings at Four Corners Purchase Agreement.

“Landings at Four Corners Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of even date herewith by and between Landings at Four Corners Seller and Purchaser, regarding the purchase and sale of the Landings at Four Corners Property, as such agreement may be amended and/or assigned from time to time.

“Landings at Four Corners Seller” shall mean BR Four Corners Orlando, DST, a Delaware statutory trust.

“Lease” shall mean, individually, one or more of the Sovereign Leases, the Leigh House Leases, or the Preston View Leases, as applicable, and “Leases” shall mean, collectively, the Sovereign Leases, the Leigh House Leases, and the Preston View Leases.

“Leigh House Contracts” shall mean, collectively, all written agreements or contracts of Leigh House Seller, or entered into on behalf of Leigh House Seller or its Property Manager, relating to the ownership or operation of the Leigh House Property, but excluding the Leigh House Leases and the Leigh House Existing Management Agreement, as more particularly described on Schedule 3.1(j)-3 attached hereto.

“Leigh House Existing Management Agreement” shall mean the existing property management agreement between Leigh House Seller and its Property Manager with respect to management of the Leigh House Property, as the same may be amended, modified or supplemented from time to time.

“Leigh House Improvements” shall have the meaning assigned thereto in Section 2.1(b)(iii)(1).

“Leigh House Leases” shall mean any leases with residential tenants of the Leigh House Real Property, including each amendment or supplement thereto.

“Leigh House Personal Property” shall have the meaning assigned thereto in Section 2.1(b)(iii)(3).

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“Leigh House Property” shall have the meaning assigned thereto in Recitals Paragraph C.

“Leigh House Real Property” shall mean the Leigh House Land and the Leigh House Improvements.

“Leigh House Related Property” shall have the meaning assigned thereto in Section 2.1(b)(iii).

“Leigh House Seller” shall have the meaning assigned thereto in the Preamble, subject to (i) such Seller’s assignment rights under Section 14.25 with respect to any Exchange, and (ii) such Seller’s assignment rights under Section 14.6(a)(ii) with respect to a Leigh House TIC Transfer.

“Leigh House TIC Transfer” shall have the meaning assigned thereto in Section 3.3(f).

“Leigh House TIC Transfer Documents” shall have the meaning assigned thereto in Section 3.3(f).

“Leigh House TIC Transfer Terms and Conditions” shall have the meaning assigned thereto in Section 3.3(f).

“Lists” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Loan Pay-Off Wire Deadline” shall have the meaning assigned thereto in Section 2.3(a).

“Losses” shall have the meaning assigned thereto in Section 11.1.

“Material Casualty” shall have the meaning assigned thereto in Section 9.2(c).

“Material Condemnation” shall have the meaning assigned thereto in Section 9.2(d).

“Objectionable Contracts” shall have the meaning assigned thereto in Section 3.4(c).

“OFAC” shall have the meaning assigned thereto in Section 3.1(g)(i).

“Owner’s Policy” shall mean, collectively, an ALTA Owner’s Policy of Title Insurance for each Property in the amount equal to the Allocable Purchase Price for each Property insuring fee simple title to such Property and the Improvements located thereon, which shall except from coverage only the Permitted Exceptions and shall specifically exclude all “preprinted” or “standard” title exceptions, to the extent that same can be removed by a Seller’s execution and delivery of a title affidavit in the applicable form attached to this Agreement for such jurisdiction.

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“Patriot Act” shall have the meaning assigned thereto in Section 3.1(g)(ii).

“Permitted Exceptions” shall mean all of the following: (i) the matters set forth in the Title Commitments or the Updated Surveys or any matters newly disclosed on any subsequent updates to the Title Commitments or to the Updated Surveys, in each case which are approved or deemed approved by Purchaser pursuant to Article 8 of this Agreement, (ii) the rights of tenants, as tenants only without options to purchase or rights of first refusal, under the Leases existing as of the Effective Date and any other Lease entered into after the Effective Date in accordance with the terms of this Agreement, (iii) liens for current real estate taxes and special assessments which are not yet due and payable as of the Closing Date, (iv) the Leigh House TIC Transfer Documents, (v) the Condominium Conversion Prohibition Agreements, (vi) standard pre-printed jacket exceptions contained in the Owner’s Policy, (vii) any exceptions caused by Purchaser or its Affiliates, agents, representatives, consultants or employees, and (viii) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to any of the Properties.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other legal entity.

“Personal Property” means, collectively, the Sovereign Personal Property, the Leigh House Personal Property, and the Preston View Personal Property.

“Property Group” shall mean, collectively, the Properties, the Landings at Four Corners Property, the ARIUM Palms Property and the Sorrel Phillips Creek Ranch Property.

“Preston View Contracts” shall mean, collectively, all written agreements or contracts of Preston View Seller, or entered into on behalf of Preston View Seller or its Property Manager, relating to the ownership or operation of the Preston View Property, but excluding the Preston View Leases and the Preston View Existing Management Agreement, as more particularly described on Schedule 3.1(j)-4 attached hereto.

“Preston View Existing Management Agreement” shall mean the existing property management agreement between Preston View Seller and its Property Manager with respect to management of the Preston View Property, as the same may be amended, modified or supplemented from time to time.

“Preston View Improvements” shall have the meaning assigned thereto in Section 2.1(b)(iv)(1).

“Preston View Leases” shall mean any leases with residential tenants of the Preston View Real Property, including each amendment or supplement thereto.

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“Preston View Personal Property” shall have the meaning assigned thereto in Section 2.1(b)(iv)(3).

“Preston View Property” shall have the meaning assigned thereto in Recitals Paragraph D.

“Preston View Property Code Violations” shall have the meaning assigned thereto in Section 3.3(g).

“Preston View Real Property” shall mean the Preston View Land and the Preston View Improvements.

“Preston View Related Property” shall have the meaning assigned thereto in Section 2.1(b)(iv).

“Preston View Seller” shall have the meaning assigned thereto in the Preamble, subject to such Seller’s assignment rights under Section 14.25 with respect to any Exchange.

“Property” shall mean, individually, the Sovereign Property, the Leigh House Property, and the Preston View Property, as applicable, and “Properties” shall mean, collectively, all of the foregoing properties.

“Property Manager” shall mean, individually, Sovereign Seller’s existing property manager, Leigh House Seller’s existing property manager, or Preston View Seller’s existing property manager, as applicable, and “Property Managers” shall mean, collectively, all of the foregoing property managers.

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“Purchaser” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Purchaser Investigation” and “Purchaser Investigations” shall have the meanings assigned thereto in Section 7.1(a).

“Purchaser Representatives” shall have the meaning assigned thereto in Section 7.1(a).

“Purchaser Waived Breach” shall have the meaning assigned thereto in Section 11.3.

“Purchaser-Related Entities” shall have the meaning assigned thereto in Section 11.3.

“Real Property” shall mean, collectively, the Sovereign Real Property, the Leigh House Real Property, and the Preston View Real Property.

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“Refundable Security Deposits” shall mean all Security Deposits that are refundable to tenants pursuant to Leases and have not been applied by the Sellers prior to the Closing Date.

“Related Property” shall mean, collectively, the Sovereign Related Property, the Leigh House Related Property, and the Preston View Related Property.

“Released Parties” shall have the meaning assigned thereto in Section 7.6(a).

“Remaining Properties” shall have the meaning assigned thereto in Section 14.27(a)(i).

“Rent Roll” and “Rent Rolls” shall have the meanings assigned thereto in Section 3.1(k).

“Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 14.3(c).

“Representation Conditions” shall have the meaning assigned thereto in Section 3.2(c)(i).

“Required Cure Items” shall have the meaning assigned thereto in Section 8.1(d).

“RUBS” shall have the meaning assigned thereto in Section 10.4(b).

“Security Deposits” shall mean all security and escrow deposits received by any Seller in connection with the applicable Property’s Leases.

“Seller” and “Sellers” shall have the meanings assigned thereto in the Preamble to this Agreement.

“Seller Group” shall mean, collectively, the Sellers, Landings at Four Corners Seller, ARIUM Palms Seller, and Sorrel Phillips Creek Ranch Seller.

“Seller Representations” shall have the meaning assigned thereto in Section 11.1.

“Seller Waived Breach” shall have the meaning assigned thereto in Section 11.7.

“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.

“Seller’s Knowledge” shall mean the actual knowledge of the applicable Seller based upon the actual knowledge of Ryan MacDonald, who is a principal of the Sellers, or the actual knowledge of Sarah Girand, who is a Senior Vice President Asset Management for all of the Properties, in each case with respect to the applicable Property, without any duty on the part of either such Person to conduct any independent investigation or make any inquiry of any Person, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager or broker, or to any other officer, agent, manager, representative or employee of such Seller or any Affiliate of such Seller. In no event shall Purchaser have any personal claim against either such Person as a result of the reference thereto in this Agreement, and Purchaser waives and releases all such claims which Purchaser now has or may later acquire against such Persons in connection with the transactions contemplated in this Agreement.

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“Sellers’ Closing Certificate” shall have the meaning assigned thereto in Section 6.2(i).

“Sellers’ Core Deliveries” shall have the meaning assigned thereto in Section 3.1.

“Sellers’ Deliveries” shall have the meaning assigned thereto in Section 7.2(a).

“Sorrel Phillips Creek Ranch Property” shall mean the improved real property currently owned by Sorrel Phillips Creek Ranch Seller and commonly known as Sorrel Phillips Creek Ranch Apartments, located at 5050 FM423, Frisco, Denton County, Texas 75036, and further described in the Sorrel Phillips Creek Ranch Purchase Agreement.

“Sorrel Phillips Creek Ranch Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of even date herewith, by and between Sorrel Phillips Creek Ranch Seller, as seller, and Purchaser, as purchaser, with respect to the purchase and sale of the Sorrel Phillips Creek Ranch Property.

“Sorrel Phillips Creek Ranch Seller” shall mean BR Carroll Phillips Creek Ranch, LLC, a Delaware limited liability company.

“Sovereign Contracts” shall mean, collectively, all written agreements or contracts of Sovereign Seller, or entered into on behalf of Sovereign Seller or its Property Manager, relating to the ownership or operation of the Sovereign Property, but excluding the Sovereign Leases, and the Sovereign Existing Management Agreement, as more particularly described on Schedule 3.1(j)-2 attached hereto.

“Sovereign Existing Management Agreement” shall mean the existing property management agreement between Sovereign Seller and its Property Manager with respect to management of the Sovereign Property, as the same may be amended, modified or supplemented from time to time.

“Sovereign Improvements” shall have the meaning assigned thereto in Section 2.1(b)(ii)(1).

“Sovereign Leases” shall mean any leases with residential tenants of the Sovereign Real Property and each amendment or supplement thereto.

“Sovereign Personal Property” shall have the meaning assigned thereto in Section 2.1(b)(ii)(3).

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“Sovereign Property” shall have the meaning assigned thereto in “Background” paragraph B.

“Sovereign Real Property” shall mean the Sovereign Land and the Sovereign Improvements.

“Sovereign Related Property” shall have the meaning assigned thereto in Section 2.1(b)(ii).

“Sovereign Seller” shall have the meaning assigned thereto in the Preamble, subject to such Seller’s assignment rights under Section 14.25.

“Special Casualty” shall have the meaning assigned thereto in Section 14.27(a)(i)(A).

“Special Condemnation” shall have the meaning assigned thereto in Section 14.27(a)(i)(B).

“Survival Period” shall have the meaning assigned thereto in Section 11.4.

“Surviving Covenants” shall have the meaning assigned thereto in Section 11.1.

“Tenant Notice” and “Tenant Notices” shall have the meanings assigned thereto in Section 6.2(d).

“Terminated Property” shall have the meaning assigned thereto in Section 14.27(a)(i).

“Title Affidavit” and “Title Affidavits” shall mean the affidavits, indemnities and related title documentation described in Section 6.2(f) hereof.

“Title Commitment” and “Title Commitments” shall have the meanings assigned thereto in Section 8.1(a).

“Title Company” shall mean First American Title Insurance Company.

“Title Cure Period” shall have the meaning assigned thereto in Section 8.1(d).

“Title Objection Notice” shall have the meaning assigned thereto in Section 8.1(c).

“Title Response Notice” shall have the meaning assigned thereto in Section 8.1(c).

“Title Review Period” shall have the meaning assigned thereto in Section 8.1(c).

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“Updated Survey” and “Updated Surveys” shall have the meanings assigned thereto in Section 8.1(b).

Article 2
SALE, PURCHASE PRICE AND CLOSING

SECTION 2.1       Sale of Properties.

(a)          On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell to Purchaser, and Purchaser shall purchase from Sellers, all of the Properties. Except as expressly set forth in Section 14.27, Purchaser shall have no right or option to acquire fewer than all of the Properties.

(b)          The transfer of the Properties to Purchaser shall include the transfer of all Related Property. For purposes of this Agreement:

(i)           Intentionally deleted.

(ii)          “Sovereign Related Property” shall mean all of Sovereign Seller’s right, title and interest in and to the following:

(1)         all of the buildings, structures, fixtures, parking facilities, and other improvements located on the Sovereign Land (the “Sovereign Improvements”);

(2)         all easements, licenses, covenants, privileges and other rights appurtenant to the Sovereign Land or the Sovereign Improvements and all right, title and interest of Sovereign Seller, if any, in and to all development rights and any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Sovereign Land;

(3)         all furniture, furnishings, appliances, signs, carts, tools, supplies, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Sovereign Land or the Sovereign Improvements and are used solely in connection with the operation of the Sovereign Real Property, including all of the items of personal property listed on Schedule C-2 attached hereto (but not including items owned or leased by tenants or the Sovereign Property Manager, or which are leased by Sovereign Seller, or any Excluded Assets) (collectively, the “Sovereign Personal Property”);

(4)         to the extent they may be freely transferred by Sovereign Seller under Applicable Law without third-party consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all licenses, certificates of occupancy, permits, approvals and authorizations presently issued in connection with the operation of all or any part of the Sovereign Real Property as it is presently being operated;

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(5)         to the extent freely assignable by Sovereign Seller without a third party’s consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all guaranties and warranties, if any, in favor of Sovereign Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the Sovereign Improvements;

(6)         all Sovereign Leases, together with all Refundable Security Deposits;

(7)         all other intangible property relating to the Sovereign Real Property or the Sovereign Personal Property and not otherwise described or excluded herein, including, but not limited to, assignable telephone exchanges, trade names and trademarks used by Sovereign Seller in connection with the operation of Sovereign, including Sovereign Seller’s right, title and interest in (i) the name “The Sovereign Apartments,” (ii) all variations of such name used or owned by Sovereign Seller, and (iii) all other names utilized or owned by Sovereign Seller with respect to the Sovereign Real Property or the Sovereign Seller Improvements; architectural drawings, plans and specifications, as-built drawings and advertising materials (in each case, solely to the extent delivered to Purchaser prior to the Effective Date or located on-site as of the Closing Date); and assignable development rights;

(8)         all Assumed Contracts pertaining to the Sovereign Property, other than those terminated on or prior to the Closing Date pursuant to Section 3.4(c); and

(9)         resident and tenant files for current residents as of the Closing Date and other non-confidential and non-proprietary records owned by Sovereign Seller and used in connection with the Sovereign Real Property and located on-site as of the Closing Date.

(iii)        “Leigh House Related Property” shall mean all of Leigh House Seller’s right, title and interest in and to the following:

(1)         All of the buildings, structures, fixtures, parking facilities, and other improvements located on the Leigh House Land (the “Leigh House Improvements”);

(2)         all easements, licenses, covenants, privileges and other rights appurtenant to the Leigh House Land or the Leigh House Improvements and all right, title and interest of Leigh House Seller, if any, in and to all development rights, minerals, oil, gas and other hydrocarbons, and any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Leigh House Land;

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(3)         all furniture, furnishings, appliances, signs, carts, tools, supplies, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to Leigh House Land or the Leigh House Improvements and are used solely in connection with the operation of the Leigh House Real Property, including all of the items of personal property listed on Schedule C-3 attached hereto (but not including items owned or leased by tenants or the Leigh House Property Manager, or which are leased by Leigh House Seller) (the “Leigh House Personal Property”);

(4)         to the extent they may be freely transferred by Leigh House Seller under Applicable Law without third party consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all licenses, certificates of occupancy, permits, approvals and authorizations presently issued in connection with the operation of all or any part of the Leigh House Real Property as it is presently being operated;

(5)         to the extent freely assignable by Leigh House Seller without third party consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all guaranties and warranties, if any, in favor of Leigh House Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the Leigh House Improvements;

(6)         all Leigh House Leases, together with all Refundable Security Deposits;

(7)         all other intangible property relating to the Leigh House Real Property or the Leigh House Personal Property and not otherwise described or excluded herein, including, but not limited to, assignable telephone exchanges, trade names and trademarks used by Leigh House Seller in connection with the operation of Leigh House Apartments, including Leigh House Seller’s right, title and interest in (i) the name “Leigh House Apartments,” (ii) all variations of such name used or owned by Leigh House Seller, and (iii) all other names utilized or owned by Leigh House Seller with respect to the Leigh House Real Property or the Leigh House Seller Improvements; domain names and websites used exclusively in the operation of the apartment complex located on the Leigh House Real Property commonly known as “Leigh House Apartments,” including, without limitation, https://www.leighhouseapts.com/; architectural drawings, plans and specifications, as-built drawings and advertising materials; and assignable development rights;

(8)         all Assumed Contracts pertaining to the Leigh House Property, other than those terminated on or prior to the Closing Date pursuant to Section 3.4(c);

(9)         resident and tenant files for current residents as of the Closing Date and other non-confidential and non-proprietary records owned by Leigh House Seller and used in connection with the Leigh House Real Property and located on-site as of the Closing Date; and

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(10)       On a non-exclusive basis only, and solely to the extent that any other parties to such agreements consent to such assignment at no additional cost to Leigh House Seller (if such parties have a consent right over assignments) (provided that Leigh House Seller will use commercially reasonable efforts to obtain any required consents to assignment prior to the expiration of the Due Diligence Period), Leigh House Seller’s rights, but not its obligations, under all guaranties, warranties, and agreements from contractors, subcontractors, vendors and suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all Leigh House Improvements and Leigh House Personal Property, a complete schedule of which is attached hereto as Schedule 2.1(b)(iii) (collectively the “Leigh House Construction Contracts and Warranties”).

(iv)        “Preston View Related Property” shall mean all of Preston View Seller’s right, title and interest in and to the following:

(1)         all of the buildings, structures, fixtures, parking facilities, and other improvements located on the Preston View Land (the “Preston View Improvements”);

(2)         all easements, licenses, covenants, privileges and other rights appurtenant to the Preston View Land or the Preston View Improvements and all right, title and interest of Preston View Seller, if any, in and to all development rights, minerals, oil, gas and other hydrocarbons, and any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Preston View Land;

(3)         all furniture, furnishings, appliances, signs, carts, tools, supplies, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to Preston View Land or the Preston View Improvements and are used solely in connection with the operation of the Preston View Real Property, including all of the items of personal property listed on Schedule C-4 attached hereto (but not including items owned or leased by tenants or the Preston View Property Manager, or which are leased by Preston View Seller) (the “Preston View Personal Property”);

(4)         to the extent they may be freely transferred by such Seller under Applicable Law without third party consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all licenses, certificates of occupancy, permits, approvals and authorizations presently issued in connection with the operation of all or any part of the Preston View Real Property as it is presently being operated;

(5)         to the extent freely assignable by Preston View Seller without third party consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all guaranties and warranties, if any, in favor of Preston View Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the Preston View Improvements;

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(6)         all Preston View Leases, together with all Refundable Security Deposits;

(7)         all other intangible property relating to the Preston View Real Property or the Preston View Personal Property and not otherwise described or excluded herein, including, but not limited to, assignable telephone exchanges, trade names and trademarks used by Preston View Seller in connection with the operation of Preston View Apartment Homes, including Preston View Seller’s right, title and interest in (i) the name “Preston View Apartment Homes,” (ii) all variations of such name used or owned by Preston View Seller, and (iii) all other names utilized or owned by Preston View Seller with respect to the Preston View Real Property or the Preston View Seller Improvements; www.prestonviewapartments.com, www.prestonviewapts.com, architectural drawings, plans and specifications, as-built drawings and advertising materials (in each case, solely to the extent delivered to Purchaser prior to the Effective Date or located on-site as of the Closing Date); and any assignable development rights;

(8)         all Assumed Contracts pertaining to the Preston View Property, other than those terminated on or prior to the Closing Date pursuant to Section 3.4(c); and

(9)         resident and tenant files for current residents as of the Closing Date and other non-confidential and non-proprietary records owned by Preston View Seller and used in connection with the Preston View Real Property and located on-site as of the Closing Date.

(c)          Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Properties to be sold to Purchaser (collectively, the “Excluded Assets”):

(i)          all Security Deposits that do not constitute Refundable Security Deposits (including, without limitation, non-refundable pet deposits if any);

(ii)         all right, title and interest in any purchase agreement or other closing document entered into in connection with Sovereign Seller’s acquisition of the Sovereign Real Property, Leigh House Seller’s acquisition of the Leigh House Real Property, or Preston View Seller’s acquisition of the Preston View Real Property, except to the extent that the rights or obligations under any such closing document “run with the land” and so benefit or burden any of the Real Property;

(iii)        any fixtures, personal property, equipment, trademarks or other intellectual property or other assets which are owned by (A) the supplier or vendor under any Contract, (B) the tenant under any Lease or (C) any Property Manager;

(iv)        any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing subject to the terms of Section 9.2(a);

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(v)         any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of the Sellers, but the Seller’s Deliveries shall not be deemed to be proprietary or confidential), the internal books and records of the Sellers relating to contributions and distributions prior to Closing, any software owned or licensed by the Sellers, the name “Bluerock” and any derivations thereof (including “BR”) and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, the names “Carroll,” “ARIUM” or any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, and any items listed on Schedule C-5;

(vi)        the Existing Management Agreements (all of which shall be terminated at Closing);

(vii)       any Objectionable Contracts terminated effective as of or prior to the Closing Date pursuant to Section 3.4(c);

(viii)      any items leased to the Sellers;

(ix)         computer software and computer files; and

(x)          cash and cash equivalents (except to the extent prorated at Closing), and any reserves or other deposits funded or made in connection with any financing encumbering any of the Properties or the Sellers’ interests therein.

SECTION 2.2           Purchase Price.

(a)          The consideration to be paid by Purchaser to the Sellers for the purchase of the Properties shall be an amount equal to ONE HUNDRED SIXTY EIGHT MILLION NINE HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($168,975,000.00) (the “Purchase Price”), which shall be allocated among the Properties as set forth on Schedule 2.2(a) hereto. For each Property, the portion of the Purchase Price allocable to the Property on Schedule 2.2(a) hereto is herein called the “Allocable Purchase Price.” Such allocation shall apply for all purposes under this Agreement, including for allocations of Earnest Money among the Properties. The Purchase Price shall be paid by Purchaser to the Sellers on the Closing Date as follows:

(i)          Within three (3) Business Days after the Effective Date, Purchaser shall deliver to Escrow Agent cash in an amount equal to SIX MILLION FOUR HUNDRED NINETY NINE THOUSAND THIRTY NINE AND NO/100 DOLLARS ($6.499.039.00) (together with all accrued interest thereon, the “Earnest Money”) in immediately available funds by wire transfer to the Earnest Money Escrow Account. If the Earnest Money is not deposited by Purchaser as and when due and payable hereunder, the Sellers shall have the right in the Sellers’ sole and absolute discretion to terminate this Agreement by written notice to Purchaser and Escrow Agent, whereupon no party shall have any further rights or obligations hereunder except for those that expressly survive the termination of this Agreement.

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(ii)         Purchaser agrees and acknowledges that the entire Earnest Money shall be non-refundable to Purchaser from and after the Effective Date except as otherwise specifically provided in this Agreement.

(iii)        Prior to the Loan Pay-Off Wire Deadline on the Closing Date, or prior to the Closing Date, Purchaser shall deposit with the Escrow Agent, by wire transfer of immediately available funds (through the escrow described in Section 2.3), the Purchase Price, as adjusted by the application of the Earnest Money, and by the adjustments, prorations and credits provided herein. The amount to be paid under this Section 2.2(a)(iii) is referred to herein as the “Closing Funds.”

(b)          Upon delivery by Purchaser to Escrow Agent, the Earnest Money will be deposited by Escrow Agent in the Earnest Money Escrow Account, and shall be held in escrow in accordance with the provisions of Section 14.4. All interest earned on the Earnest Money while held by Escrow Agent shall be paid to the party to whom the Earnest Money is paid, except that if Closing occurs, Purchaser shall receive a credit against the Purchase Price for such interest in accordance with the terms of this Agreement.

(c)          Notwithstanding any other provision of this Agreement to the contrary, in the event this Agreement is terminated by any party prior to the Closing (as hereinafter defined) pursuant to any right to do so in this Agreement, ONE HUNDRED DOLLARS ($100.00) of the Earnest Money (the “Independent Contract Consideration”) shall be paid to the Sellers, which amount the parties bargained for and agreed to as consideration for Purchaser’s right to inspect and purchase the Real Property pursuant to this Agreement and for the Sellers’ execution, delivery and performance of this Agreement. The Independent Contract Consideration, if paid, shall be in addition to and independent of any other consideration or payment provided in this Agreement and it is deemed to have been fully earned as of the Effective Date.

(d)          No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement.

SECTION 2.3       Closing Procedure.

(a)          Closing. The closing of the sale and purchase of the Properties (the “Closing”) shall be held on the Closing Date, not later than 3:00 p.m. (Eastern Time) (the “Loan Pay-Off Wire Deadline”) by mutually acceptable escrow arrangements with Escrow Agent. There shall be no requirement that the Sellers and Purchaser physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Purchaser and the Sellers hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and to facilitate Closing; provided, however, that such instructions shall be consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

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(b)          Closing Deliveries. Purchaser shall be required to deposit the Closing Funds with Escrow Agent on or prior to the Closing Date, and in no event later than the Loan Pay-Off Wire Deadline. The parties shall endeavor to “pre-close” the transaction by making commercially reasonable efforts to deliver to Escrow Agent, no later than the date which is one (1) Business Day prior to the Closing Date, their respective Closing Documents pursuant to the terms of Article 6.

(c)          Payments to Sellers. All amounts payable to the Sellers under this Agreement, including the Earnest Money and the Purchase Price, shall be paid at the Closing to the Sellers in accordance with their joint written instructions.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

SECTION 3.1    Seller Representations and Warranties. Subject to the information disclosed on those Sellers’ Deliveries identified on Schedule 3.1 attached hereto and made a part hereof (collectively, “Sellers’ Core Deliveries”), and further subject to the Permitted Exceptions, each Seller hereby represents and warrants to Purchaser as follows with respect to itself or its Property, as applicable:

(a)        Formation; Existence. Such Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in the state where such Seller’s Property is located.

(b)        Power and Authority. Such Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the sale of its Property and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by such Seller and constitutes such Seller’s legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)        No Consents. Such Seller has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any organizational or governing documents of each Seller or under any covenant, agreement, encumbrance, law or regulation by which such Seller is bound.

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(d)        No Conflicts. Such Seller’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of such Seller’s Property, will not conflict with or result in any violation of its organizational or governing documents.

(e)        Foreign Person. Such Seller is not a “foreign person” as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

(f)        Bankruptcy. Such Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of such Seller’s assets, which remains pending.

(g)        Anti-Terrorism Laws.

(i)          OFAC Compliance. Such Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Executive Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Executive Order and such other rules, regulations, legislation, or orders are collectively called the “Executive Orders”). Neither (a) such Seller, any Affiliate of such Seller nor any Person controlled by such Seller; nor (b) to the best of such Seller’s Knowledge, after making due inquiry, any Person who owns a controlling interest in or otherwise controls such Seller; nor (c) to the best of such Seller’s Knowledge, after making due inquiry, if such Seller is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in such Seller; nor (d) any Person for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (the “Lists”), nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC (a “Forbidden Entity”). For purposes of this paragraph, “Affiliate” means, with respect to a particular Person, any other Person who is Controlled by, under common Control with, or in Control of, such particular Person; “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and “Person” means any individual, company, trust or other legal entity of any kind whatsoever, or other organization, whether or not a legal entity.

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(ii)         Patriot Act. Such Seller is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations (collectively, the “Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws”), and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(iii)        Senior Foreign Political Figure. Such Seller is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, such Seller is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and, to the best of such Seller’s Knowledge, after making due inquiry, none of the direct or indirect owners of ten percent (10%) or more of such Seller (other than any owner(s) of any interest(s) in a publicly-traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure. For purposes of this paragraph, “Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation, and includes any corporation, business or other entity that has been formed by, or for the benefit of, a such senior official or executive; “Immediate Family Member” of a Senior Foreign Political Figure typically includes the Senior Foreign Political Figure’s parents, siblings, spouse, children and in-laws; and “Close Associate” of a Senior Foreign Political Figure means a person who is widely and publicly known to maintain an unusually close relationship with Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

(h)          No Litigation. Except as set forth on Schedule 3.1(h) attached hereto, such Seller has not received written notice of, and such Seller has no Knowledge of, any pending or threatened (in writing) action, suit, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment against such Seller or which pertains to its Property or the transaction contemplated by this Agreement, which in either case, if adversely determined, would have an effect on the use, operation or value of such Property or on such Seller’s ability to consummate the transaction contemplated herein; provided, however, this Section 3.1(h) shall not apply as to any pending or future dispossessory or similar actions as to Property tenants.

(i)          No Violations of Law. Except as set forth on Schedule 3.1(i) attached hereto, such Seller has not received written notice from any Governmental Authority of any violation of or non-compliance with, any Applicable Law affecting its Property or any portion thereof, which remains unresolved.

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(j)          Contracts. To such Seller’s Knowledge, except for the Contracts with respect to such Seller’s Property listed on the applicable portion of attached Schedule 3.1(j), there are no other Contracts with respect to such Seller’s Property. Such Seller is not in default under any Contracts, subject to the running of any applicable notice and cure periods under such Contracts. As of the Closing Date there shall be no earned but unpaid management fees owed by such Seller to any third parties with respect to its Property.

(k)          Rent Roll. The rent roll for such Seller’s Property attached hereto as a portion of Schedule 3.1(k) (individually, a “Rent Roll,” and collectively, the “Rent Rolls”) is a copy of the Rent Roll that Seller relies upon and uses in the ordinary course of its business. In respect of each of the Leases, to Seller’s Knowledge, except as otherwise set forth in the Rent Roll or delinquency report for such Property, such Seller has not received written notice of any material default by such Seller under any of the Leases for its Property. Notwithstanding anything in this Agreement to the contrary, such Seller does not covenant or represent that tenants under Leases for such Seller’s Property will not be in default under their respective Leases, and the existence of any default by any tenant under its Lease shall not affect the obligations of Purchaser hereunder. No security deposits have been paid by any tenants under the Leases which have not heretofore been returned, except as listed on the Rent Rolls.

(l)          Environmental Laws. Such Seller has not received written notice from any Governmental Authority that it has violated or is potentially liable under any Environmental Laws.

(m)          No Brokers. There are no broker’s or listing agreements or any broker’s or finder’s fees or commissions (whether in connection with the Leases or otherwise) for which Purchaser shall be responsible after Closing. All leasing and brokerage commissions with respect to the Leases (including renewals, extensions or expansions thereof whether pursuant to the express provisions of the Leases or otherwise) have been paid in full, or will be paid by Closing.

(n)          Contractors. All contractors, subcontractors, suppliers, architects, engineers, and others who have performed services, labor, or supplied material in connection with such Seller’s ownership, operation, maintenance, repair and management of such Seller’s Property have been or at the Closing will be paid in full and all liens arising therefrom (or claims which with the passage of time or notice or both, could mature into liens) have been satisfied and released, or shall be satisfied and released by the Closing Date.

(o)          Operating Statements. The operating statements for such Property that are provided as a part of Sellers’ Core Deliveries are copies of such documents that such Seller uses and relies upon in the ordinary course of its business.

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(p)          Licenses and Permits. To such Seller’s Knowledge, the operation of such Seller’s Property as currently utilized does not violate any zoning, subdivision, building or similar law, ordinance, order or regulation or any certificate of occupancy issued with respect to such Seller’s Property. To such Seller’s Knowledge, no portion of such Seller’s Property and no provision in any of the Leases is in violation of any law, ordinance, order, regulation of any Governmental Authority or requirement or the requirements of any local board of fire underwriters (or other body exercising similar functions).

(q)          Insurance. Such Seller now has in full force and effect casualty, liability and business interruption insurance coverages in the amounts and types reflected in the insurance certificates attached hereto as Schedule 3.1(q)(i), Schedule 3.1(q)(ii), Schedule 3.1(q)(iii) or Schedule 3.1(q)(iv).

(r)          Tenants. To such Seller’s Knowledge, no tenant or any third party has any right or option to purchase such Seller’s Property or any portion thereof.

(s)          Employees. Such Seller has no employees.

(t)          No Condemnation. There is no pending or, to such Seller’s Knowledge, threatened (in writing) condemnation or similar proceeding relating to or affecting such Seller’s Property or any portion thereof, including, without limitation, such Seller’s title to such Seller’s Property or any rights and interest in such Seller’s Property, nor does such Seller have any Seller’s Knowledge that any such action(s) is presently contemplated. Such Seller agrees to give Purchaser prompt notice of any actual or threatened (in writing) condemnation or similar proceeding between the Effective Date and the Closing.

(u)          Bonds and Letters of Credit. There are no development bonds, letters of credit or other collateral held by or posted with any Governmental Authority or other third party with respect to any improvement, subdivision or development obligations concerning any of the Real Property.

SECTION 3.2           Amendments to Schedules, Limitations on and Breaches of Representations and Warranties of Sellers.

(a)          Each Seller shall have the right to amend and supplement the schedules to this Agreement from time to time prior to the Closing by providing a written copy of such amendment or supplement to Purchaser; provided, however, that any amendment or supplement to the schedules to this Agreement shall have no effect for the purposes of determining whether a Seller breach has occurred, but shall only establish such amendments and supplements as a Purchaser Waived Breach in the event Purchaser proceeds to Closing following receipt of such information and shall therefore apply only as a defense to limit the indemnification obligations of the Sellers in Article 11 of this Agreement for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement following Closing. Sellers hereby acknowledge and agree that Purchaser expressly reserves and may freely exercise all rights and remedies available to it under Section 13.2 of this Agreement following any Seller’s amendment or supplement of the schedules and exhibits to this Agreement.

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(b)          Notwithstanding anything in this Agreement to the contrary, if the representations and warranties relating to a Rent Roll as set forth in Section 3.1(k) and the status of the tenants thereunder were true and correct in all material respects as of the Effective Date, no change in circumstances or status of such tenants (e.g., defaults, bankruptcies, below market status or other adverse matters relating to such tenants or a tenant’s exercise following the Effective Date of any Lease termination rights not caused by the acts or omissions of any Seller) occurring after the Effective Date shall permit Purchaser to terminate this Agreement or constitute grounds for Purchaser’s failure to close or otherwise constitute a breach of any representation or warranty by any Seller.

(c)          For purposes of this Section 3.2:

(i)          “Representation Conditions” shall mean that all representations or warranties of such Seller were true, correct and complete in all material respects when made.

(ii)         “Changed Condition Threshold” shall mean a Changed Condition (as hereinafter defined) whose cost of cure will exceed $500,000.00 for an individual Property or the Properties or Property Group collectively, as determined by a third party that is mutually acceptable to the parties in their commercially reasonable discretion.

(d)          If, after the Effective Date and prior to the Closing Date, any Seller’s representations or warranties become untrue, inaccurate or incorrect (a “Changed Condition”), such Seller shall give Purchaser written notice thereof within five (5) Business Days (but, in any event, prior to Closing) of such Seller’s Knowledge of the Changed Condition (a “Changed Condition Notice”).

(e)          If the Representation Conditions have been satisfied, but the Changed Condition does not meet the Changed Condition Threshold, such Seller shall use commercially reasonable efforts to cause the Changed Condition to be cured at or prior to Closing. In the event that, despite commercially reasonable efforts, such Seller is unable to cure the Changed Condition by Closing, the Sellers shall not be in default hereunder, but Purchaser shall be entitled to a credit against the Purchase Price at Closing equal to the estimated remaining cost to cure the Changed Condition, which shall be determined by a third party that is mutually acceptable to the parties in their commercially reasonable discretion.

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(f)          If the Representation Conditions have been satisfied and the Changed Condition meets or exceeds the Changed Condition Threshold, within five (5) Business Days after the delivery of the Changed Condition Notice, such Seller shall notify Purchaser in writing of whether such Seller (i) elects to cure the Changed Condition by Closing, or (ii) declines to cure the Changed Condition. If Seller elects to cure the Changed Condition by Closing pursuant to this Section 3.2(f), then the Purchaser shall be obligated to close on the Properties pursuant to the terms of this Agreement and Seller shall be obligated to cure the Changed Condition at or prior to Closing. If such Seller does not timely make an election under this subsection (f), such Seller shall be deemed to have declined to cure the Changed Condition. If such Seller declines to cure the Changed Condition, or is deemed to have declined to do so, then Purchaser shall have five (5) Business Days thereafter, to elect, as its sole and exclusive remedy (and the Closing shall be automatically extended to account for such five (5) Business Day period, if necessary), in its sole and absolute discretion, by written notice to the Sellers within said five (5) Business Day period, (x) to continue with the purchase of the Property without adjustment of the Purchase Price, or (y) to terminate this Agreement by providing written notice thereof to the Sellers. If Purchaser elects to terminate this Agreement pursuant to this Section 3.2(f), the Earnest Money shall be immediately returned to Purchaser and thereafter the parties shall be released from further liability or obligation hereunder, except for those matters which specifically survive the termination hereof. If Purchaser fails to notify the Sellers and Escrow Agent of its election to terminate this Agreement within said five (5) Business Day time period provided above, Purchaser shall be deemed to have accepted the Changed Condition and to have elected to purchase the Property without adjustment to the Purchase Price. If such Seller elects to cure the Changed Condition by Closing, but thereafter fails to do so, Sellers shall be in material default under this Agreement and all remedies set forth in Section 13.2 shall be available to Purchaser due to such default.

(g)          For the avoidance of doubt, in the event a representation or warranty of any Seller is untrue, incorrect or incomplete in any material respect when made, or becomes untrue, incorrect or incomplete in any material respect on or after the Effective Date due to a breach of any of the Sellers’ obligations or covenants under this Agreement, then the Sellers shall be in default under this Agreement (subject to any applicable notice and cure rights), and all remedies set forth in Section 13.2 shall be available to Purchaser.

SECTION 3.3       Covenants of Sellers Prior to Closing.

(a)          From the Effective Date until the Closing or earlier termination of this Agreement (or such earlier date as set forth below), each Seller or such Seller’s agents shall:

(i)          Operation. Operate and maintain such Seller’s Property in a manner generally consistent with such Seller’s past practices with respect to such Property (including entering into new Leases), except that such Seller shall not be required to make any capital improvements to such Real Property.

(ii)         Notices. Notify Purchaser promptly upon receipt of written notices of (i) violation, litigation, arbitration proceeding or administrative hearing (including condemnation) before any Governmental Authority which affects such Seller or such Seller’s Property, and is instituted after the Effective Date; (ii) default with respect to any Contract; (iii) litigation commenced or threatened in writing against such Seller or such Seller’s Property; (iv) litigation commenced or threatened in writing by such Seller (other than residential tenant eviction proceedings); and (v) any other material written notice or communication received by such Seller which could have a material effect on the operation of Seller’s Property or on the transactions contemplated under this Agreement.

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(iii)        Insurance. Keep such Seller’s Property insured against fire and other hazards in such amounts and under such terms as are consistent with such Seller’s existing insurance program, provided that Seller may make adjustments in such Seller’s insurance coverage for the Property which are consistent with Sellers’ Affiliates’ general insurance program for apartment properties as in effect from time to time.

(iv)        Performance Under Leases. Perform, or cause its agents to perform, in all material respects, all material obligations of landlord or lessor under the Leases.

(v)         Leasing Activity. Except for Leases or amendments to Leases entered into pursuant to renewal notices mailed prior to the Effective Date, unless Purchaser agrees otherwise in writing, any new leases or renewals of existing leases for apartment units entered into by Sellers after the Effective Date until the Closing or earlier termination of this Agreement shall be on such Seller’s standard apartment lease form for its Property, and shall be for terms of no less than six (6) months and no more than thirteen (13) months. In all cases, Sellers shall retain the discretion to set rent rates, concessions and other terms of occupancy consistent with then-extant market conditions for such Property. After the expiration of the Due Diligence Period, Purchaser shall have the right to participate in a weekly call with each Seller and its property manager to discuss operation of the Properties, which shall be scheduled by such Seller at the request of Purchaser, and for the avoidance of doubt shall be a separate call from such Seller’s operation calls with its property manager.

(vi)        Contracts. Comply with all obligations of such Seller under the Contracts, and, unless Purchaser agrees otherwise in writing, not enter into any service or other new Contract (or renew any existing Contract) that will be binding on Purchaser or any Property after Closing, other than Contracts necessary for emergency purposes in such Seller’s commercially reasonable discretion.

(vii)       Conveyances or Encumbrances of Property. Such Seller shall not sell, further pledge, encumber or otherwise transfer or dispose of all or any part of its Property (except for (i) such items of fixtures and tangible personal property as become obsolete or are disposed of in the ordinary course, and only if replaced by an item of like quality and functionality (unless the same is no longer necessary for the operation of such Property, as determined by Seller in its commercially reasonable discretion), and (ii) such other transfers and conveyances as are specifically permitted under this Agreement).

(viii)      Updated Rent Roll. From time to time, upon written request by Purchaser (but in no event more often than once per week), such Seller shall provide to Purchaser an updated Rent Roll with respect to such Seller’s Property, which shall be in substantially the same format as the Rent Roll with respect to such Seller’s Property attached hereto as a portion of Schedule 3.1(k).

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(ix)         Property Changes. Not request or consent to any change, variance or other modification to the zoning, permits, entitlements or development incentives applicable to its Property, without Purchaser’s prior written consent which shall not be unreasonably withheld.

(x)          Condition of Vacant Units. Make rent-ready all apartment units at its Property which become vacant five (5) or more Business Days prior to the Closing, or to credit Purchaser at Closing in the amount of $750.00 for each apartment unit at its Property which is vacant on the Closing Date, which was vacant five (5) or more Business Days prior to the Closing Date, and which has not been made rent-ready. For purposes of this paragraph, “rent-ready condition” shall mean the condition in which such Seller currently delivers vacant units to new tenants at its Property in such Seller’s ordinary course of business and operations, freshly painted and cleaned, with all appliances, fixtures, and equipment therein in good working order.

(xi)         Intentionally deleted.

(xii)        Legal Compliance. Not use or occupy, or knowingly allow the use or occupancy of, its Property in any manner which violates any governmental requirements or which constitutes waste or a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Such Seller shall maintain, or cause to be maintained, in full force and effect all permits and licenses required to operate its Property and to execute Leases for its Property and collect rent thereunder.

(xiii)       Intentionally deleted.

(xiv)      Estoppels. Use commercially reasonable efforts to obtain and deliver to Purchaser any estoppels Purchaser may reasonably require in connection with the Permitted Exceptions (each individually an “Estoppel,” and collectively the “Estoppels”); provided, however, such Sellers shall not be obligated to incur any non de-minimis expense or fee to so obtain Estoppels other than may be required by the terms of the Permitted Exception or to obtain any Estoppels from residential tenants at its Property.

(xv)       Alterations. After the expiration of the Due Diligence Period, not perform, nor permit the performance of, any material alterations, renovations or improvements to its Property without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole discretion, except for alterations or improvements required to ensure the safety of its Property (including improvements required for the cure of the Preston View Property Code Violations).

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(xvi)      Transition. Cooperate with Purchaser in transitioning ownership and management of its Property to Purchaser or Purchaser’s designee, including, without limitation, ensuring that all rents from and after the Closing Date received by such Seller are paid over to Purchaser or its designee.

(b)          Existing Agreements. Such Seller shall terminate (or cause to be terminated) such Seller’s Existing Management Agreement at or prior to Closing.

(c)          Assumed Contracts. If Purchaser delivers a written notice of objection to any Contract prior to the expiration of the Due Diligence Period, then, to the extent a termination right in favor of the applicable Seller is provided for in such Contract, or if such Contract does not prohibit termination, the applicable Seller shall cause its Property Manager to provide a notice of termination within two (2) Business Days of the expiration of the Due Diligence Period to the vendor thereunder with respect to each such Contract to which Purchaser has timely objected (collectively, the “Objectionable Contracts”); provided, however, that (i) Purchaser may not object to any of the Contracts marked as “must assume” on Schedules 3.1(j)-1 through 3.1(j)-4 and shall assume the same at Closing pursuant to the applicable Bill of Sale and Assignment; (ii) no Seller shall have any obligation to terminate any Contract which by its terms is not terminable or which cannot be terminated without payment of an express termination fee or penalty, unless Purchaser agrees in writing to pay such termination fee or penalty; (iii) if the termination of any Objectionable Contract cannot be made effective upon the Closing Date (it being agreed and acknowledged that the Sellers shall not be obligated to pay any money to accomplish such termination), then such Objectionable Contract shall be assumed by Purchaser at Closing pursuant to the applicable Bill of Sale and Assignment (together with all Assumed Contracts with respect to the applicable Property that do not constitute Objectionable Contracts) for the remaining period of such Contract until its effective date of termination; and (iv) Purchaser shall be responsible for any termination fees payable with respect to the termination of any Objectionable Contracts. Notwithstanding the foregoing, Purchaser shall not be required or entitled to assume any: (i) Contract that, by its terms, may not be assigned to and assumed by Purchaser without the consent of a third party, unless such third party’s written consent is actually obtained at or before Closing; or (ii) any Contract that is not reflected on Schedules 3.1(j)-1 through 3.1(j)-4. All Contracts that Purchaser is required to assume or elects to assume hereunder are collectively referred to herein as the “Assumed Contracts.”

(d)          Anti-Terrorism Law. Such Seller shall take any actions that may be required to comply with the terms of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws, as amended, any regulations promulgated under the foregoing Applicable Laws, any sanctions program administered by the U.S. Department of Treasury’s Office of Foreign Property Control or Financial Crimes Enforcement Network, or any other Applicable Laws designed to combat corruption, bribery, terrorism, drug-trafficking or money laundering.

(e)          Exclusivity. From the Effective Date until the Closing or earlier termination of this Agreement, none of the Sellers, nor any of their respective brokers, affiliates or agents, shall engage in discussions directly or through their respective brokers, agents or representatives or otherwise negotiate with any Person or party, other than with Purchaser, in connection with the sale of any of the Properties or any joint venture or similar transaction relating to any of the Properties.

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(f)          Leigh House TIC Transfer. Purchaser is advised that, at or prior to Closing, Leigh House Seller may convey ownership of the Leigh House Property to Leigh House Seller’s members or such members’ designees (individually, an “Additional Leigh House Seller,” and collectively, the “Additional Leigh House Sellers”), as undivided tenants in common (such transaction being the “Leigh House TIC Transfer”). Purchaser will allow Leigh House Seller to proceed with the Leigh House TIC Transfer during the term of this Agreement, provided that all of the following terms and conditions (collectively, the “Leigh House TIC Transfer Terms and Conditions”) are fully satisfied and complied with in all respects:

(i)          Not later than July 1, 2019, Leigh House Seller shall notify Purchaser in writing of its desire to consummate the Leigh House TIC Transfer and shall submit to Purchaser the following:

(A)         drafts of the following documents (collectively, the “Leigh House TIC Transfer Documents”), each of which shall be in form and content reasonably acceptable to Purchaser: (1) deeds, bills of sale and assignments to accomplish the Leigh House TIC Transfer; (2) if applicable, the forms of any assignments for Exchange purposes with respect to the Leigh House TIC Transfer; and (3) a joinder to this Agreement whereby each Additional Leigh House Seller becomes a party to this Agreement and jointly and severally liable with Leigh House Seller for its obligations hereunder.

(B)         Secretary of State documents demonstrating that each of the Additional Leigh House Sellers has been formed and, if formed in a jurisdiction other than North Carolina, qualified to do business in the State of North Carolina.

(ii)         Within five (5) Business Days after Leigh House Seller’s transmittal of the notice and deliveries under subsection (i) above, Leigh House Seller shall order any and all searches reasonably required by Purchaser or its lender for the Additional Leigh House Sellers, and shall promptly provide such parties with copies of the search results upon receipt, in all instances at Leigh House Seller’s sole cost.

(iii)        At the closing of the Leigh House TIC Transfer and also at Closing, each of Leigh House Seller and the Additional Leigh House Sellers shall provide to the Title Company evidence of such entity’s power and authority to consummate the Leigh House TIC Transfer and the transaction contemplated by this Agreement.

(iv)        Leigh House Seller and each of the Additional Leigh House Sellers, jointly and severally, shall indemnify and hold Purchaser harmless from all costs, obligations and liabilities arising directly or indirectly from the Leigh House TIC Transfer.

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(v)         From and after the closing date of the Leigh House TIC Transfer, Leigh House Seller and each of the Additional Leigh House Sellers shall be jointly and severally liable for all of Leigh House Seller’s covenants, representations, warranties, obligations and any other matters arising under or in connection with (A) this Agreement, including, without limitation, any liabilities of Leigh House Seller arising prior to and after the Closing Date, (B) Leigh House Seller’s Exchange, if applicable, and (C) the Leigh House TIC Transfer. For the avoidance of doubt, each Additional Leigh House Seller shall be deemed to have made all representations and warranties of Leigh House Seller as set forth in this Agreement, effective as of the closing date of the Leigh House TIC Transfer.

(vi)        Not later than June 28, 2019, the Title Company shall have confirmed in writing that the Leigh House TIC Transfer has satisfied all Title Company requirements for such conveyance, and consequently that the Leigh House TIC Transfer will not prevent Title Company from being able to issue the Owner’s Policy for the Leigh House Property to Purchaser at Closing, subject only to the Permitted Exceptions and otherwise in the form required by this Agreement.

(vii)       Any conveyance documents to be delivered with respect to the Leigh House Property under Section 6.2 hereof shall be delivered by the Leigh House Seller and each of the Additional Leigh House Sellers, jointly and severally. Further, each Additional Leigh House Seller shall join Leigh House Seller in the execution and delivery of Sellers’ Closing Certificate.

Leigh House Seller’s failure to comply with all of the Leigh House TIC Transfer Terms and Conditions shall constitute a material default hereunder whereby Purchaser shall be entitled to the remedies set forth in Section 13.2. The provisions of this Section 3.3(f) shall survive the termination of this Agreement and the Closing.

(g)          Preston View Property Code Violations. Upon completing an inspection of the Preston View Property on June 12, 2019, the Morrisville Fire/Rescue Department issued a notice to Preston View Seller of certain fire and life safety violations at such Property (collectively, the “Preston View Property Code Violations”). A copy of such notice is attached hereto as Exhibit H. Preston View Seller shall promptly request an estimate from a licensed contractor to determine the scope of work and cost required to cure the Preston View Property Code Violations, and shall promptly provide a copy of such estimate to Purchaser upon receipt. The contractor performing the work, the scope of work and the contractor’s standard of performance shall all be subject to Purchaser’s review and approval in its commercially reasonable discretion. Preston View Seller covenants and agrees to make commercially reasonable, good faith efforts to cause the Preston View Property Code Violations to be cured at Preston View Seller’s cost prior to Closing, the parties hereby agreeing that cure of such violations shall be conclusively demonstrated by the Morrisville Fire/Rescue Department’s written acknowledgment that the Preston View Property Code Violations have been cured. In the event that the Preston View Property Code Violations have not been fully cured by the Closing despite Preston View Seller’s commercially reasonable efforts, Purchaser shall be entitled to a credit against the Allocable Purchase Price for the Preston View Property equal to the remaining cost of such cure, based upon the above cost estimate, net of any sums previously paid by Preston View Seller.

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(h)          Excluded Assets. Nothing in this Section 3.3 shall restrict any Seller’s rights with respect to any Excluded Assets or give Purchaser any approval, consent or other rights with respect thereto.

Article 4
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

SECTION 4.1      Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Sellers as follows:

(a)          Formation; Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)          Power; Authority. Purchaser has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Properties and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)          No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Purchaser or any of Purchaser’s obligations in connection with the transactions required or contemplated hereby.

(d)          No Conflicts. Purchaser’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Properties, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Purchaser is a party in its individual capacity, or (iii) violate any Applicable Law relating to Purchaser or its assets or properties, except, in each case, for any conflict or violation which will not materially adversely affect Purchaser’s ability to consummate the transactions contemplated by this Agreement.

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(e)          Bankruptcy. Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, which remains pending, or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Purchaser’s assets, which remains pending.

(f)          Anti-Terrorism Laws. Neither Purchaser nor to Purchaser’s knowledge any beneficial owner of Purchaser: (i) is listed in the Executive Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders; (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Executive Orders; (iii) to Purchaser’s knowledge, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Executive Order, or (iv) is or has engaged in any dealings or transactions, or is otherwise associated, with any Forbidden Entity. The foregoing does not apply to any person or entity to the extent that such person’s interest in Purchaser is through a US publicly traded entity.

SECTION 4.2      Covenants of Purchaser. From the Effective Date until the Closing or earlier termination of this Agreement, Purchaser or Purchaser’s agents shall take any actions that may be required to comply with the terms of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws, as amended, any regulations promulgated under the foregoing Applicable Laws, any sanctions program administered by the U.S. Department of Treasury’s Office of Foreign Property Control or Financial Crimes Enforcement Network, or any other Applicable Laws designed to combat corruption, bribery, terrorism, drug trafficking or money laundering.

Article 5
CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1     Conditions Precedent to Sellers’ Obligations. The Sellers’ obligation to consummate the transfer of the Properties to Purchaser on the Closing Date is subject to the satisfaction (or waiver by the Sellers in writing) as of Closing of the following conditions; provided, however, if the failure of any such condition is due to a default by Purchaser, the Sellers shall have the rights and remedies provided in Section 13.1:

(a)          Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date).

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(b)          Purchaser shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Purchaser for Closing.

(c)          The Sellers or Escrow Agent shall have received all of the documents required to be delivered by Purchaser under Section 6.1.

(d)          The Sellers or Escrow Agent shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to the Sellers hereunder.

(e)          Subject to Section 14.27 hereof, Section 14.27 of the Sorrel Phillips Creek Ranch Purchase Agreement, and Section 14.27 of the Landings at Four Corners Purchase Agreement, the transactions contemplated by the Landings at Four Corners Purchase Agreement and the Sorrel Phillips Creek Ranch Purchase Agreement shall be consummated in accordance with the terms and conditions thereof on the Closing Date simultaneously with the Closing contemplated herein.

SECTION 5.2           Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligation to purchase and pay for the Properties on the Closing Date is subject to the satisfaction (or waiver by Purchaser in writing) as of Closing of the following conditions; provided, however, if the failure of any such condition is due to a default by any Seller, Purchaser shall have the right and remedies provided in Section 13.2:

(a)          Each of the representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date), subject, in all respects, to the rights and obligations of the parties set forth in Section 3.2 of this Agreement.

(b)          The Sellers shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by the Sellers for Closing.

(c)          Subject to Section 14.27 hereof, Section 14.27 of the Sorrel Phillips Creek Ranch Purchase Agreement, and Section 14.27 of the Landings at Four Corners Purchase Agreement, the transactions contemplated by the Landings at Four Corners Purchase Agreement and the Sorrel Phillips Creek Ranch Purchase Agreement shall be consummated in accordance with the terms and conditions thereof on the Closing Date simultaneously with the Closing contemplated herein.

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(d)          The Title Company shall be prepared and irrevocably committed to issue an Owner’s Policy for each Property in the full amount of the such Property’s Allocable Purchase Price, subject only to the Permitted Exceptions; provided, however, if the Title Company is unable or unwilling to issue any Owner’s Policy, before Purchaser shall have the right terminate this Agreement under this subsection (d), the parties shall first make commercially reasonable efforts to secure the Owner’s Policy from another title insurer satisfactory to Purchaser, and if necessary the Closing Date shall be extended by a period of up to five (5) Business Days to attempt to arrange such replacement coverage.

(e)          All Existing Management Agreements shall be terminated at Closing.

SECTION 5.3      Waiver of Conditions Precedent. The occurrence of the Closing shall constitute conclusive evidence that the Sellers and Purchaser have respectively waived any conditions which are not satisfied as of the Closing. Notwithstanding anything to the contrary contained in this Agreement, any right of Purchaser or the Sellers to terminate this Agreement under Section 5.1 or Section 5.2 hereof may be exercised only as to this Agreement (and all of the Properties) in its entirety, and in no event may a party terminate this Agreement on such grounds only as to certain Properties.

SECTION 5.4       Failure of Conditions Precedent. In the event that any condition precedent to Closing has not been timely satisfied, then the party whose condition to Closing has not been satisfied shall have the right to terminate this Agreement by written notice delivered to the other party at Closing. In connection with any such termination, Purchaser shall be entitled to a return of the Earnest Money (less the Independent Contract Consideration), and the Sellers and Purchaser shall be released from further obligation or liability hereunder (except for those obligations and liabilities which expressly survive termination); provided, however, nothing herein shall be deemed to constitute a waiver of any right or remedy which the parties may have under Article 13.

Article 6
CLOSING DELIVERIES

SECTION 6.1      Purchaser’s Closing Deliveries. Purchaser shall deliver the following to the Escrow Agent for Closing, in compliance with Section 2.3 hereof:

(a)          With respect to the Properties:

(i)          Purchaser’s duly executed counterpart to a Bill of Sale and Assignment of Leases, Contracts and General Intangibles (individually a “Bill of Sale and Assignment,” and collectively the “Bills of Sale and Assignment”) for each Property, in substantially the form of Exhibit A attached hereto;

(ii)         Intentionally Deleted;

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(iii)        Purchaser’s duly executed counterpart to a Prohibition Against Condominium Conversion Agreement for the Leigh House Property and the Sovereign Property (individually a “Condominium Conversion Prohibition Agreement” and collectively the “Condominium Conversion Prohibition Agreements”), in substantially the form of Exhibit C attached hereto, adapted to the specific recording requirements and statute of repose for the jurisdiction in which each such Property is located;

(iv)        Purchaser’s duly executed counterpart to each of the Closing Statements; and

(v)         Solely with respect to the Sovereign Property, Purchaser’s duly executed counterpart to a Notice Regarding Texas Water Code in the form of Exhibit G attached hereto.

(b)          With respect to the transactions contemplated hereunder:

(i)          The Purchase Price as specified in 2.2, as adjusted by the application of the Earnest Money, and by the adjustments, prorations and credits provided herein;

(ii)         to the extent that same are required to be executed by Purchaser under Applicable Law, all transfer tax returns or forms required for the conveyance of any of the Properties, in each case, as prepared by the Sellers in coordination with and reasonably acceptable to Purchaser and duly executed by Purchaser;

(iii)        such evidence as the Title Company may reasonably require as to the authority of the Person or Persons executing documents on behalf of Purchaser, and as to the legal existence and good standing of Purchaser;

(iv)        a certificate dated as of the Closing Date and duly executed by Purchaser, stating that the representations and warranties of Purchaser contained in Article 4 of this Agreement are true and correct in all material respects as of the Closing Date; and

(v)         such additional documents as shall be reasonably requested by the Escrow Agent or the Title Company to consummate the transaction contemplated by this Agreement; provided, however, that in no event shall Purchaser be required to indemnify the Title Company, the Escrow Agent, any Seller, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Purchaser elects to do so in its sole discretion.

SECTION 6.2       Sellers’ Closing Deliveries. The Sellers shall deliver the following to the Escrow Agent for Closing, in compliance with Section 2.3 hereof:

(a)          Deeds.

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(i)          Solely with respect to the Sovereign Property, a Texas special warranty deed in substantially the form of Exhibit D-1 attached hereto duly executed by the Sovereign Seller, for such Seller’s Real Property, subject only to the Permitted Exceptions applicable to such Property, together with, as applicable, a quitclaim deed for such Seller’s Real Property in accordance with Section 8.1(b) hereof;

(ii)         Solely with respect to the Leigh House Property and the Preston View Property, a North Carolina special warranty deed in substantially the form of Exhibit D-2 attached hereto duly executed by the Leigh House Seller or the Preston View Seller, as applicable, for such Seller’s Real Property, subject only to the Permitted Exceptions applicable to such Property, together with, as applicable, a quitclaim deed for such Seller’s Real Property in accordance with Section 8.1(b) hereof;

(b)          Condominium Conversion Prohibition Agreements. The Condominium Conversion Prohibition Agreement with respect to the Leigh House Property and the Sovereign Property, as duly executed by the applicable Seller;

(c)          Bills of Sale and Assignments. A Bill of Sale and Assignment with respect to each Property, as duly executed by the applicable Seller;

(d)          Tenant Notices. A duly executed notice letter to the tenants at each of the Properties (individually a “Tenant Notice” and collectively the “Tenant Notices”), in substantially the form of Exhibit B attached hereto. Purchaser shall promptly deliver the same to all tenants following the Closing;

(e)          Vendor Notices. To the extent not already provided to Purchaser, letters to the vendors under Assumed Contracts for each Property, duly executed by the applicable Seller;

(f)          Title Affidavits.

(i)          Solely with respect to the Sovereign Property, a Texas Owner/Seller Affidavit for such Real Property in substantially the form of Exhibit E-1 attached hereto, duly executed by the Sovereign Seller;

(ii)         Solely with respect to the Leigh House Property and the Preston View Property, a North Carolina Owner’s Affidavit and Indemnity Agreement (North Carolina Land Title Association form) for each such Real Property in substantially the form of Exhibit E-2(a) attached hereto, and a North Carolina Gap Indemnity Agreement in substantially the form of Exhibit E-2(b) attached hereto, each duly executed by the Leigh House Seller or the Preston View Seller, as applicable;

(g)          FIRPTA Affidavits. A duly executed and notarized affidavit from each Seller that such Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended;

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(h)          Sellers’ Closing Certificate. A duly executed certificate in the form attached hereto as Exhibit F (the “Sellers’ Closing Certificate”) from each Seller dated as of the Closing Date, stating that the representations and warranties of such Seller contained in Article 3 of this Agreement are true and correct in all material respects as of the Closing Date;

(i)          Notice Regarding Texas Water Code. Solely with respect to the Sovereign Property, Sovereign Seller’s duly executed counterpart to a Notice Regarding Texas Water Code;

(j)          Closing Statements. Each Seller’s duly executed counterpart to the Closing Statements;

(k)          Rent Rolls. An updated Rent Roll for each Property, dated no earlier than the date that is five (5) Business Days prior to the Closing Date (which each Seller’s Property Manager may provide), for purposes of preparing the Closing Statements and attaching as an exhibit to the Sellers’ Closing Certificates and to each Seller’s respective Title Affidavit;

(l)          Transfer Tax Forms. All transfer tax returns or forms required for the conveyance of any of the Properties, in each case as prepared by such Seller in coordination with Purchaser and, to the extent required under Applicable Law, duly executed by the applicable Seller;

(m)          Leases. To the extent in such Seller’s possession or reasonable control, originals (or copies if such Property maintains the Leases solely through an electronic database) of the Leases for such Seller’s Property, which requirement may be satisfied by delivery at the on-site property management office for such Property, rather than by delivery to the Escrow Agent;

(n)          Seller Authority Documents. Such evidence as the Title Company may reasonably require as to the authority of the Person or Persons executing documents on behalf of such Seller, and as to the legal existence and good standing of each Seller;

(o)          Broker Documents. If required by the Title Company for a given Property, a broker’s lien waiver or affidavit regarding such Property, and/or an affidavit regarding commercial real estate brokers from the applicable Seller, in form and substance reasonably acceptable to the Title Company;

(p)          Possession. Possession of each Property subject only to the Permitted Exceptions applicable to such Property; and

(q)          Miscellaneous. Such additional documents as shall be reasonably requested by the Escrow Agent or the Title Company to consummate the transaction contemplated by this Agreement; provided, however, that in no event shall any Seller be required to indemnify the Title Company, the Escrow Agent, Purchaser, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless such Seller elects to do so in its sole discretion.

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Article 7
INSPECTIONS; DUE DILIGENCE; RELEASE

SECTION 7.1       Inspections.

(a)          Purchaser Investigations. During the Due Diligence Period and until Closing or the earlier termination of this Agreement, Purchaser and Purchaser’s partners, agents, employees, lenders, investors, property managers, representatives, attorneys, accountants, engineers, contractors, consultants and licensees (collectively, “Purchaser’s Representatives”) shall have the right to enter upon each of the Properties and make such nondestructive on-site investigations, inspections, audits, analyses, appraisals, studies and tests, including, without limitation, surveys and engineering studies and reviewing Sellers’ Deliveries (individually, a “Purchaser Investigation” and collectively, the “Purchaser Investigations”), as Purchaser deems necessary or advisable; provided, however, that Purchaser shall not be permitted to conduct (i) any physically invasive inspection, sampling or test, or (ii) testing or sampling required for a Phase II environmental site assessment at any Property without the applicable Seller’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed to the extent any Phase I environmental assessment identifies a recognized environmental condition (meeting the ASTM E1527-13 standard) and recommends further testing, but may otherwise be withheld in such Seller’s sole discretion.

(b)          Procedures. Purchaser and Purchaser’s Representatives shall conduct all Purchaser Investigations strictly in accordance with the following procedures:

(i)          All Purchaser Investigations at the Properties shall be conducted during the normal business hours of the applicable Property on Business Days, unless the applicable Seller otherwise approves in writing and upon appropriate notice to tenants as required under any Leases.

(ii)         Purchaser shall deliver to the applicable Seller a written notice of Purchaser’s intent to perform any Purchaser Inspection at any Property, in each case at least one (1) Business Day prior to the intended date of entry (notice to Brian Rideout by electronic mail at brideout@bluerockmi.com shall satisfy this notice requirement). Each such notice shall specify the Property to be entered and shall provide (A) the intended date of entry and the portion of the Property to be entered, (B) a description of the proposed Purchaser Investigations, including, without limitation, a list of contractors who will be performing the proposed Purchaser Investigations, and (C) in the instance of a physically invasive test otherwise permitted hereunder, a copy of the Purchaser’s testing plan outlining the tests that Purchaser intends to perform, and such other information reasonably requested by the applicable Seller in connection with such physically invasive testing. Neither Purchaser nor any Purchaser’s Representative shall enter any portion of any Property until the applicable Seller has given written approval of both the request and any testing plan, which approval may be given by electronic mail to Jamie Shanks at jshanks@carterhaston.com.

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(iii)        A representative of the applicable Seller shall have the right, but not the obligation, to be present during any Purchaser Investigation.

(iv)        Neither Purchaser nor any Purchaser’s Representative shall interfere unreasonably with the use, occupancy or enjoyment rights of any tenants, occupants, invitees, employees or contractors of any Seller at any of the Properties or of any such tenants’ or occupants’ employees, contractors, customers or guests.

(v)         Purchaser shall have no right to make inquiries of tenants, occupants, invitees, employees or contractors of any Seller without such Seller’s prior written consent, which may be conditioned upon an agent or representative of such Seller accompanying Purchaser or Purchaser’s Representatives during such inquiries.

(vi)        Purchaser shall have the right to make customary inquiries to confirm existing factual matters or to request publicly available information, in either case, with regard to any Property, arising in connection with (i) a Phase I environmental site assessment, (ii) a third-party zoning compliance report, (iii) a zoning compliance letter from applicable governmental authorities, (iv) a request for copies of permits and licenses, including certificates of occupancy, (v) a request to the applicable Governmental Authorities as to the status of the existing development rights or entitlements with respect to the Properties, or (vi) taxes attributable to the Properties. Notwithstanding the foregoing, neither Purchaser nor any Purchaser Representative shall affirmatively request any governmental or quasi-governmental agency to undertake any action which would or could lead to a hearing before any governmental or quasi-governmental agency, or which would or could lead to a note or notice of violation of law or municipal ordinance, order or requirement imposed by such an agency, at any Property, or any change in zoning, licenses, permits or other entitlements or any investigation or restriction on the use of any Property or any part thereof by such an agency, except to the extent that the applicable Seller provides prior written consent to such inquiries in such Seller’s sole discretion.

(vii)       Following each entry by Purchaser or any Purchaser’s Representative with respect to any Purchaser Investigation, Purchaser shall promptly restore, or cause to be restored, the affected Property to substantially the same condition as existed immediately prior to the Purchaser Investigation. Except in connection with radon testing, Purchaser shall not have the right to submit any samples or other materials to any testing laboratory or similar facility without obtaining the prior written consent of such Seller in such Seller’s sole discretion. The restoration provisions of this subsection shall survive the termination or expiration of this Agreement.

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(viii)      Prior to entering onto any Property to conduct any Purchaser Investigation, Purchaser shall obtain (or shall cause Purchaser’s Representatives to obtain), and during the period of all Purchaser Investigations shall maintain or cause to be maintained, at the sole expense of Purchaser or Purchaser’s Representatives, with respect to such Property: (A) commercial general liability (“CGL”) insurance, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another “occurrence” form providing equivalent coverage, including contractual liability coverage with respect to Purchaser’s obligations under this Agreement and personal injury liability coverage, with limits of not less than Two Million Dollars ($2,000,000) for any one occurrence and Five Million Dollars ($5,000,000) in the aggregate; (B) comprehensive automobile liability insurance (covering any automobiles owned or operated by Purchaser or Purchaser’s Representatives) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (C) worker’s compensation insurance, and (D) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the applicable Property is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than Two Million Dollars ($2,000,000) for each accident, Two Million Dollars ($2,000,000) disease-policy limit, and Two Million Dollars ($2,000,000) disease-each employee. The applicable Seller (and, upon such Seller’s request, the applicable Property manager and Property mortgagee(s)) shall be named as additional insureds on the CGL and automobile liability insurance policies with respect to liability arising out of the named insured’s acts or omissions relating to such Property. Each such insurance policy shall be subject to such Seller’s prior written approval, not to be unreasonably withheld or delayed (for avoidance of doubt, such written approval shall be deemed given by the applicable Seller allowing Purchaser and Purchaser’s Representatives on the applicable Property to the extent the insurance policy otherwise satisfies the coverage types and amounts set forth in this Section 7.1(b)(viii)). Prior to making any entry upon each Property, Purchaser or Purchaser’s Representatives shall furnish to the Sellers a certificate of insurance evidencing the foregoing coverages for such Property, which certificate of insurance shall be in form and substance reasonably satisfactory to the Sellers.

(ix)         Purchaser agrees (A) to promptly pay when due all costs associated with the Purchaser Investigations and (B) not to cause, permit or suffer any lien or encumbrance to be asserted against any Property related to the Purchaser Investigations. The provisions of this subsection shall survive the termination or expiration of this Agreement.

(x)          Purchaser shall comply with all Applicable Law which might in any way relate to the Purchaser Investigations.

(xi)         Neither Purchaser nor any Purchaser’s Representative shall damage any part of any Property or any personal property owned or held by any tenant, occupant or third party.

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(c)          Indemnification. Purchaser shall indemnify, hold harmless and defend each of the Sellers, and their respective members, officers, managers, employees and shareholders (collectively, the “Seller Indemnified Parties”) from and against any and all Claims actually incurred by any Seller or any other indemnified party and caused by and arising out of (i) any Purchaser Investigation (i.e., without regard to the phrase “nondestructive” included in the definition of Purchaser Investigation) conducted by or at the behest of Purchaser and/or any Purchaser’s Representative, or (ii) any breach by Purchaser and/or any Purchaser’s Representative of the terms of this Section 7.1. Notwithstanding the foregoing, Purchaser shall have no liability for (and no obligation to indemnify, defend and/or hold any of the Seller Indemnified Parties harmless from) Claims arising from (A) pre-existing conditions merely discovered by Purchaser Investigations and not exacerbated by Purchaser or Purchaser’s Representatives (and in any event, only to the extent of such exacerbation), (B) the gross negligence or intentional wrongdoing of any Seller, the Seller Indemnified Parties, or any Property’s tenants, occupants and invitees (other than Purchaser and Purchaser’s Representatives), or (C) any consequential, punitive, special or other similar damages. For the avoidance of doubt, Purchaser acknowledges that this Section 7.1(c) also applies to Claims arising during the portion of the Due Diligence Period that preceded the Effective Date of this Agreement. This Section 7.1(c) shall survive Closing or any termination of this Agreement.

(d)          WAIVER AND RELEASE. PURCHASER, FOR ITSELF AND ALL OF PURCHASER’S REPRESENTATIVES, HEREBY WAIVES AND RELEASES EACH OF THE SELLERS AND THEIR RESPECTIVE MEMBERS, OFFICERS, MANAGERS, EMPLOYEES AND SHAREHOLDERS FROM ALL CLAIMS RESULTING DIRECTLY OR INDIRECTLY FROM ACCESS TO, ENTRANCE UPON, OR INSPECTION OF THE PROPERTY BY PURCHASER OR ANY OF PURCHASER’S REPRESENTATIVES FROM AND AFTER THE COMMENCEMENT OF THE DUE DILIGENCE PERIOD, UNLESS ARISING FROM THE WRONGFUL MISCONDUCT OR GROSS NEGLIGENCE OF SELLER OR THE SELLERS. THE PROVISIONS OF THIS SECTION 7.1(D) SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, PURCHASER ACKNOWLEDGES THAT THIS SECTION 7.1(D) ALSO APPLIES TO ALL CLAIMS ARISING DURING THE PORTION OF THE DUE DILIGENCE PERIOD THAT PRECEDED THE EFFECTIVE DATE OF THIS AGREEMENT.

SECTION 7.2       Sellers’ Deliveries.

(a)          To the extent that they have not already done so under the Access Agreement, the Sellers will make available to Purchaser and Purchaser’s Representatives for their review, in an online data room and/or at the applicable Property, items and information pertaining to the Properties set forth on Schedule B attached hereto (collectively referred to as the “Sellers’ Deliveries”). Except as otherwise set forth in this Agreement, the Sellers’ Deliveries are made available to Purchaser without representation or warranty by, or recourse against, any Seller, it being agreed that Purchaser shall not rely on such documents and shall independently verify the truth, accuracy and completeness of said information and/or items contained therein.

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(b)          If this Agreement is terminated prior to Closing, within seven (7) days from the date of the Sellers’ request, Purchaser shall return or cause to be returned to the Sellers or destroy or cause to be destroyed all of the Sellers’ Deliveries (and provide written confirmation of such destruction to Seller). This Section 7.2(b) shall survive the termination of this Agreement.

SECTION 7.3       Purchaser Acknowledgment Regarding Due Diligence Period. Purchaser acknowledges that, during the Due Diligence Period, it has had adequate opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Properties and all files and information in the Sellers’ possession that Purchaser deems material to the purchase of the Properties, and that Purchaser has elected to proceed with the transaction described in this Agreement.

SECTION 7.4       Sellers’ Disclaimer. Purchaser acknowledges the following:

ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF THE SELLERS WITH RESPECT TO THE PROPERTIES IS PROVIDED SOLELY FOR PURCHASER’S CONVENIENCE. SUCH INFORMATION WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES, INCLUDING FROM EACH SELLER’S RESPECTIVE PROPERTY MANAGER. THE SELLERS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKE NO (AND EXPRESSLY DISCLAIM ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS TO BE DELIVERED BY THE SELLERS. EXCEPT AS OTHERWISE PROVIDED HEREIN OR IN THE SELLERS’ CLOSING DOCUMENTS, THE SELLERS SHALL NOT BE LIABLE FOR ANY MISTAKES, OR OMISSIONS, OR FOR ANY PARTY’S FAILURE TO INVESTIGATE THE PROPERTIES, NOR SHALL THE SELLERS BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL SITE ASSESSMENTS OR OTHER INFORMATION PERTAINING TO THE PROPERTIES OR THE OPERATION THEREOF, FURNISHED BY ANY OF THE SELLERS, ANY SELLER’S PROPERTY MANAGER, ANY SELLER’S RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON ACTING ON BEHALF OF ANY OR ALL OF THE SELLERS, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE SELLERS’ CLOSING DOCUMENTS.

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SECTION 7.5       Examination; No Contingencies.

(a)          IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY ANY OF THE SELLERS, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE SELLERS, OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT ANY OF THE SELLERS WITH RESPECT TO THE PROPERTIES, THE CONDITION OF THE PROPERTIES OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SELLERS’ CLOSING DOCUMENTS. PURCHASER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY CONTINGENCIES, DILIGENCE OR CONDITIONS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. DURING ITS DUE DILIGENCE PERIOD AND PURSUANT TO THE TERMS OF THIS AGREEMENT, PURCHASER IS ENCOURAGED TO CONDUCT AN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTIES, UTILIZING SUCH EXPERTS AS PURCHASER DEEMS TO BE NECESSARY FOR AN INDEPENDENT ASSESSMENT OF THE IMPROVEMENTS AND EQUIPMENT USED IN THE OPERATION OF THE PROPERTIES, AND COMPLIANCE OF THE PROPERTIES (INCLUDING SPECIFICALLY THE IMPROVEMENTS) WITH APPLICABLE LAWS, INCLUDING THE FEDERAL AMERICANS WITH DISABILITIES ACT, THE TEXAS ARCHITECTURAL BARRIERS ACT, AND/OR APPLICABLE ENVIRONMENTAL LAWS. PURCHASER AGREES THAT THE PROPERTIES WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) PURCHASER AT CLOSING IN THE THEN-EXISTING CONDITION OF THE PROPERTIES, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SELLERS’ CLOSING DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE SELLERS’ CLOSING DOCUMENTS, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE WITHOUT STATUTORY, EXPRESS OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION OF OR WITH RESPECT TO THE CONDITION OF THE PROPERTIES OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO THE SUITABILITY FOR HABITATION, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION OR FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY PURCHASER OR ANY WARRANTIES OR COVENANTS REFERRED TO IN SECTION 5.023 OF THE TEXAS PROPERTY CODE (OR ITS SUCCESSORS) OR ANY SIMILAR STATUTES IN THE STATE OF NORTH CAROLINA WITH RESPECT TO ANY OF THE REAL PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF ANY PROPERTY, (II) ANY STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE PROPERTIES OR BY OPERATION OF LAW, AND (III) ALL OTHER STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES BY SELLERS OF ANY TYPE WHATSOEVER. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE PURCHASER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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(b)          FOR PURPOSES OF THIS AGREEMENT, THE TERM “CONDITION OF THE PROPERTIES” MEANS THE FOLLOWING MATTERS:

(i)          PHYSICAL CONDITION OF THE REAL PROPERTY. THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE REAL PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE REAL PROPERTY, THE LOCATION OF THE REAL PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE REAL PROPERTY AND THE IMPROVEMENTS LOCATED THEREON.

(ii)         ADEQUACY OF THE PROPERTIES. THE ECONOMIC FEASIBILITY, CASH FLOW AND EXPENSES OF THE PROPERTIES, AND HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY AND ADEQUACY OF THE REAL PROPERTY FOR ANY PARTICULAR USE OR PURPOSE.

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(iii)        LEGAL COMPLIANCE OF THE PROPERTIES. THE COMPLIANCE OR NON-COMPLIANCE OF THE SELLERS OR THE OPERATION OF THE PROPERTIES OR ANY OF THEM OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF, (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTIES THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO REQUIRE CLEANUP OR MITIGATION WORK AT ANY PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE PROPERTIES.

(iv)        SELLERS’ CORE DELIVERIES. THE MATTERS DISCLOSED IN THE SELLERS’ CORE DELIVERIES.

(v)         INSURANCE. THE AVAILABILITY, COST, TERMS AND COVERAGE OF LIABILITY, HAZARD, COMPREHENSIVE AND ANY OTHER INSURANCE OF OR WITH RESPECT TO THE PROPERTIES.

(vi)        CONDITION OF TITLE. SUBJECT TO SECTION 8.3, THE CONDITION OF TITLE TO THE REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, VESTING, LEGAL DESCRIPTION, MATTERS AFFECTING TITLE, TITLE DEFECTS, LIENS, ENCUMBRANCES, BOUNDARIES, ENCROACHMENTS, MINERAL RIGHTS, OPTIONS, EASEMENTS, AND ACCESS; VIOLATIONS OF RESTRICTIVE COVENANTS, ZONING ORDINANCES, SETBACK LINES, OR DEVELOPMENT AGREEMENTS; THE AVAILABILITY, COST, AND COVERAGE OF TITLE INSURANCE; LEASES, RENTAL AGREEMENTS, OCCUPANCY AGREEMENTS, RIGHTS OF PARTIES IN POSSESSION OF, USING, OR OCCUPYING THE REAL PROPERTY; AND STANDBY FEES, TAXES, BONDS AND ASSESSMENTS.

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SECTION 7.6     RELEASE.

(a)          SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER HEREBY AGREES THAT EFFECTIVE AS OF THE CLOSING DATE, EACH SELLER, AND EACH OF SUCH SELLER’S PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PROPERTIES INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTIES OR THE REAL PROPERTY OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE REAL PROPERTY REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE REAL PROPERTY, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTIES, (C) ANY AND ALL MATTERS RELATED TO THE PROPERTIES OR ANY OF THEM OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTIES AND EACH PART THEREOF, (D) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE REAL PROPERTY, AND (E) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS-CONTAINING MATERIALS IN, ON OR ABOUT THE REAL PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE REAL PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL RELEASED PARTIES BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR SELLERS’ OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS. EFFECTIVE AS OF THE CLOSING DATE, PURCHASER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, ANY CAUSE OF ACTION OR SUIT UNDER ENVIRONMENTAL LAWS, AGAINST THE RELEASED PARTIES OR THEIR AGENTS IN CONNECTION WITH THE RELEASED CLAIMS DESCRIBED ABOVE.

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(b)          TO THE GREATEST EXTENT PERMITTED BY LAW SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT FACTUAL MATTERS NOT KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT THE FOREGOING SENTENCE AND THAT, EFFECTIVE AS OF THE CLOSING DATE, SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT THE SELLERS FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO THE SELLERS BY PURCHASER IN EXCHANGE FOR THE SELLERS’ PERFORMANCE HEREUNDER.

(c)          THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

(d)          THE SELLERS HAVE GIVEN PURCHASER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR PURCHASER’S AGREEING TO THE PROVISIONS OF THIS SECTION 7.6. THE PROVISIONS OF THIS SECTION 7.6 SHALL SURVIVE CLOSING WITHOUT LIMITATION AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT CLOSING.

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(e)          Nothing in this AGREEMENT shall be interpreted as waiving any claim of Purchaser with respect to (A) any breach by a Seller of any express representations, warranties OR covenants made by such Seller in this Agreement or the Closing Documents, OR (B) ANY THIRD PARTY (INCLUDING GOVERNMENTAL) CLAIM, DEMAND, OR ACTION AGAINST PURCHASER REGARDING THE PROPERTY THAT RESULTS FROM THE ACTS OR OMISSIONS OF a RELEASED PARTY OR OTHER EVENTS OCCURRING DURING such SELLER’S PERIOD OF OWNERSHIP OF its PROPERTY. FURTHER, NOTWITHSTANDING ANYTHING IN IN THIS AGREEMENT TO THE CONTRARY: (I) PURCHASER SHALL HAVE THE RIGHT TO DEFEND GOVERNMENT AND THIRD-PARTY CLAIMS BY ALLEGING THAT A SELLER, A RELEASED PARTY OR SOMEONE ACTING ON A SELLER’S BEHALF, NOT PURCHASER, IS LIABLE FOR SUCH CLAIMS AND PURCHASER HAS NO OBLIGATION TO INDEMNIFY A RELEASED PARTY FOR GOVERNMENTAL OR THIRD PARTY CLAIMS ASSERTED BEFORE OR AFTER THE CLOSING AS A RESULT OF ANY ACT OR OMISSION TAKEN OR FAILED TO BE TAKEN BY OR ON A RELEASED PARTY’S BEHALF PRIOR TO THE CLOSING; AND (II) THE ACKNOWLEDGMENTS, WAIVERS AND RELEASES SET FORTH BY PURCHASER IN THIS AGREEMENT SHALL NOT APPLY TO THIRD-PARTY TORT CLAIMS RELATING TO THE PROPERTY AND OCCURRING DURING SUCH SELLER’S OWNERSHIP OF THE PROPERTY. ADDITIONALLY, THE SELLERS AND PURCHASER HEREBY ACKNOWLEDGE AND AGREE THAT THE WAIVERS AND RELEASES SET FORTH BY PURCHASER IN THIS AGREEMENT ARE NOT INTENDED TO BE AND SHALL NOT BE CONSTRUED AS A WAIVER OF SIMILAR CLAIMS AGAINST ANY OF SELLERS’ PREDECESSORS-IN-TITLE WITH RESPECT TO THE PROPERTY (“PREDECESSORS”), OR ANY SUCH PREDECESSOR’S OFFICERS, MEMBERS, MANAGERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS OR CONTRACTORS, OR ANY OTHER PERSON ACTING ON BEHALF OF ANY SUCH PREDECESSORS.

(f)          Additionally, notwithstanding any provision hereof to the contrary, the acknowledgments, waivers and releases set forth in this AGREEMENT by Purchaser and the Survival Period (AS set forth in section 11.4 of this agreement) shall not apply to any claim with respect to any fraudulent misrepresentation by a Seller; PROVIDED, HOWEVER, IN THE EVENT THAT PURCHASER BRINGS AN ACTION AGAINST SELLER ALLEGING FRAUD AND PURCHASER THEREAFTER FAILS TO OBTAIN A FINAL, UNAPPEALABLE JUDGMENT AGAINST SELLER ON THE BASIS OF FRAUD, THEN PURCHASER SHALL PROMPTLY PAY TO SUCH SELLER AS LIQUIDATED DAMAGES, AND NOT AS A PENALTY, THE AMOUNT OF TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00). PURCHASER AND SELLERS AGREE THAT SELLERS’ DAMAGES RESULTING FROM AN ALLEGATION OF FRAUD ARE DIFFICULT, IF NOT IMPOSSIBLE, TO DETERMINE, AND THAT THE AMOUNT SET FORTH IN THIS SECTION 7.6(f) IS A FAIR ESTIMATE OF THOSE DAMAGES WHICH HAS BEEN AGREED TO IN AN EFFORT TO CAUSE THE AMOUNT OF SUCH DAMAGES TO BE CERTAIN.

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SECTION 7.7       Effect of Purchaser Waiver of Lead-Based Paint Inspections. Purchaser acknowledges that it has had or will have the opportunity to undertake studies, inspections or investigations of the Real Property as Purchaser deemed or deems necessary to evaluate the presence of lead-based paint and/or lead-based paint hazards on the Real Property. To the extent that Purchaser has waived or otherwise declined the opportunity to undertake such inspections and investigations as a condition to the completion of the transaction under the terms of the Agreement, Purchaser has knowingly and voluntarily done so. Purchaser understands and acknowledges that certain of the Improvements or portions thereof may have been built prior to 1978, and that lead-based paint and/or lead-based paint hazards may be present on the Real Property. Except as otherwise set forth in this Agreement or the Closing Documents, the Sellers shall have no responsibility or liability with respect to any such presence of lead-based paint at any of the Properties.

Article 8
TITLE AND PERMITTED EXCEPTIONS

SECTION 8.1       Title Insurance and Surveys.

(a)          Title Commitments. Sellers have delivered to Purchaser title commitments for ALTA Owner’s Title Insurance Policies (individually a “Title Commitment” and collectively the “Title Commitments”) issued by the Title Company covering the Real Property providing for the issuance at the Closing to Purchaser of the Owner’s Policy. Upon issuance, the Owner’s Policy will except from coverage only those exceptions which become Permitted Exceptions pursuant this Agreement. Except as permitted under this Agreement, no additional encumbrances may be created on the Property by Seller from and after the date of the Title Commitments without the prior written consent of Purchaser.

(b)          Updated Surveys. The Sellers have provided or shall provide copies of the Sellers’ most recent surveys of the Real Property to Purchaser, to the extent in the Sellers’ possession, as part of the Sellers’ Deliveries. Sellers have delivered to Purchaser new ALTA/NSPS surveys for the Real Property (each individually an “Updated Survey,” and collectively the “Updated Surveys”). If the legal description for any Land on an Updated Survey differs from the legal description attached to this Agreement for such Land, upon Purchaser’s request, the applicable Seller shall execute and deliver to Purchaser at Closing a quitclaim deed, without representation or warranty, that uses the legal description set forth on such Updated Survey.

(c)          Disapproved Title Matters. Purchaser notified the Sellers in writing (the “Title Objection Notice”) on May 31, 2019 (the expiration date of Purchaser’s “Title Review Period”) as to which matters within the Title Commitments and which survey matters disclosed on the Updated Surveys are not acceptable to Purchaser (individually, a “Disapproved Title Matter”). Any matter within the Title Commitments and the Updated Surveys that Purchaser failed to so disapprove in a Title Objection Notice delivered to the Sellers shall be conclusively deemed to have been approved by Purchaser and shall constitute “Permitted Exceptions.” Sellers have notified Purchaser in writing on June 7, 2019, as supplemented by written notice to Purchaser on June 14, 2019 (collectively, the “Title Response Notice”), regarding whether each such Seller either (i) agreed to remove such Disapproved Title Matter from title to the applicable Real Property on or before the Closing, or (ii) declined to remove such Disapproved Title Matter from title to such Real Property. If the applicable Seller failed to timely deliver a Title Response Notice as to a particular Disapproved Title Matter, then such Seller shall be deemed to have made the election in clause (ii) above as to such Disapproved Title Matter.

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(d)          Regarding the Disapproved Title Matters in Purchaser’s Title Objection Notice as to which the Sellers have elected (or are deemed to have elected) not to remove such matters from title (i.e. the Sellers have made the election in clause (c)(ii) above), Purchaser acknowledges that it has elected to accept the condition of title to the Real Property subject to such Disapproved Title Matters, and that such uncured Disapproved Title Matters shall thereafter constitute “Permitted Exceptions.”

(e)          Required Cure Items. Notwithstanding anything contained herein to the contrary, Seller shall be obligated, at Closing, to cause Title Company to remove (i) deeds of trust, mortgages, security deeds or other security liens encumbering the Property; (ii) judgment liens encumbering the Property; (iii) mechanic’s or materialmen’s liens encumbering the Property; (iv) any instrument or other matter of record evidencing a lien or monetary encumbrance against the Property, or that may be discharged or satisfied through the payment of money; (v) matters created or appearing of record after the date of the Title Commitments and caused by the act or omission of a Seller without the prior written consent of Purchaser; and (vi) any outstanding water bills, sewer bills, gas bills, electric bills or other utility bills due and owing (items i, ii, iii, iv, v and vi above are collectively referred to as the “Required Cure Items”). Seller shall be entitled to cure any Required Cure Items by compliance with a statutory bonding procedure that has the legal effect of removing the Required Cure Item as a lien on the affected Real Property, provided that such bonding procedure also causes the subject item to be removed as an exception in the Owner’s Policy. If any Seller agrees in writing to cure a Disapproved Title Matter prior to Closing but thereafter subsequently fails to do so, Sellers shall be in material default hereunder and Purchaser shall be permitted to pursue the remedies provided in Section 13.2 hereof, subject to any notice and cure provisions relating thereto.

(f)          Written approval by Purchaser of any additional materially adverse title exceptions, defects, encumbrances or other title matters not shown on the Title Commitments or Updated Surveys disclosed in writing to Purchaser after the expiration of the Title Review Period or new exceptions, defects, encumbrances or other title matters not shown on the Title Commitments solely due to an error by the Title Company in omitting the same and for which Purchaser had no prior knowledge (collectively, “Additional Title Matters”) shall be a condition precedent to Purchaser’s obligations to purchase the Properties. Unless Purchaser gives written notice (an “Additional Title Disapproval Notice”) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved (the “Additional Title Disapproval Matters”), before the sooner to occur of the Closing or five (5) Business Days after receipt of written notice of such Additional Title Matters, Purchaser shall be deemed to have approved such Additional Title Matters and any such Additional Title Matters shall thereafter constitute “Permitted Exceptions.” The Sellers shall have until three (3) Business Days after receipt of any Additional Title Disapproval Notice (the “Additional Title Response Period”) to notify Purchaser in writing (an “Additional Title Disapproval Response”) of the Additional Title Disapproval Matters, if any, which the Sellers will cure prior to Closing. The Sellers’ failure to timely provide such Additional Title Disapproval Response shall be deemed to constitute the Sellers’ election not to cure any Additional Title Disapproval Matters. If the Sellers do not agree to cure all Additional Disapproved Matters, then Purchaser may, at its option, terminate this Agreement upon written notice to the Sellers, but only if given prior to the sooner to occur of Closing or five (5) Business Days after Purchaser receives the Additional Title Disapproval Response, or if the Sellers do not provide the Additional Title Disapproval Response, five (5) Business Days after the end of the Additional Title Response Period, in which case this Agreement shall immediately terminate, Purchaser shall be entitled to a return of the Earnest Money, and the Sellers and Purchaser shall have no further rights or obligations hereunder, except for the provisions hereof that expressly survive termination of this Agreement. If Purchaser fails to give such termination notice by such date, Purchaser shall be deemed to have waived its objection to, and to have approved, the matters set forth in the Sellers’ notice and any such uncured Additional Title Disapproval Matters shall become “Permitted Exceptions.” Notwithstanding the foregoing, in the event that any such matter not set forth on the original Title Commitments or original Updated Surveys, as applicable, constitutes a breach of any Seller’s obligations under this Agreement, then the Sellers shall be in default under this Agreement, and Purchaser shall be permitted to pursue the remedies provided in Section 13.2 hereof, subject to any notice and cure provisions relating thereto.

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SECTION 8.2       Intentionally Deleted.

SECTION 8.3       Certain Exceptions to Title; Inability to Convey.

(a)          Each Seller’s interest in its applicable Real Property shall be conveyed by such Seller, and Purchaser agrees to acquire such Seller’s interest in such Real Property, subject only to the Permitted Exceptions applicable to such Real Property. Notwithstanding anything in this Agreement to the contrary, Sellers shall be obligated at or prior to the Closing to cause the release or discharge, at Sellers’ sole cost and expense, of any Required Cure Items. The parties acknowledge and agree that the Sellers shall have the right to apply or cause the Escrow Agent to apply all or any portion of the Purchase Price to cause the release or discharge of any Required Cure Items when escrow is broken at Closing.

(b)          Notwithstanding anything herein to the contrary, if any Seller notifies Purchaser in writing that it will cure a title objection of the Purchaser but subsequently fails to cure such objection at or prior to Closing, Seller shall be in default under this Agreement and all remedies set forth in Section 13.2 shall be available to Purchaser.

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(c)          Except as expressly set forth in Section 8.1 or in Section 8.3(a), nothing contained in this Agreement shall be deemed to require the Sellers to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, and except in connection with a Seller default under this Agreement, Purchaser shall not have any right of action against any of the Sellers, at law or in equity, for any Seller’s inability to convey its interest in any Real Property subject only to the Permitted Exceptions.

SECTION 8.4       Purchaser’s Right to Accept Title.

(a)          Notwithstanding the foregoing provisions of this Article 8, Purchaser may, by written notice given to the Sellers at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as the Sellers can convey, notwithstanding the existence of any title or survey exceptions that are not Permitted Exceptions and which the Sellers are not required to remove or cure pursuant to this Agreement. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing, but Purchaser shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against the Sellers for damages or otherwise by reason of the existence of any title exceptions which are not Permitted Exceptions and which the Sellers are not required to remove or cure pursuant to this Agreement.

(b)          Purchaser shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Owner’s Policy as Purchaser may reasonably require, provided that (i) such endorsements (or amendments), other than any curative endorsements that the Sellers may elect to obtain pursuant to Section 8.1 or Section 8.3(a), shall be at no cost to, and shall impose no additional liability on, any of the Sellers, (ii) Purchaser’s obligations under this Agreement shall not be conditioned upon Purchaser’s ability to obtain such endorsements (other than any curative endorsements that the Sellers may elect to obtain pursuant to Section 8.1 or Section 8.3(a)), and, if Purchaser is unable to obtain such endorsements, Purchaser shall nevertheless be obligated to proceed to close the transactions contemplated by this Agreement without reduction of or setoff against the Purchase Price, and (iii) the Closing shall not be delayed as a result of Purchaser’s request hereunder.

Article 9
TRANSACTION COSTS; RISK OF LOSS

SECTION 9.1       Transaction Costs.

(a)          Purchaser and the Sellers agree to comply with all real estate transfer tax laws applicable to the sale of the Properties.

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(b)          At Closing, the Sellers shall pay or cause to be paid the following: (i) any title search and exam fees and the base Owner’s Policy premium for the Sovereign Property (Purchaser specifically agreeing and acknowledging that the applicable Sellers shall also be entitled to any rebate or discount associated with such title premiums); (ii) any costs in connection with discharging any encumbrances that the Sellers specifically agree to or are obligated to pay, discharge, remove or cure pursuant to the terms of this Agreement; (iii) any state or local transfer tax, excise tax or documentary stamps payable on the conveyance of the Properties to Purchaser; (iv) solely with respect to the Leigh House Property and the Preston View Property, document recording fees for the applicable Deeds and other recordable conveyance documents for such Properties; (v) the Brokers’ commissions; and (vi) one-half (1/2) of all escrow or closing charges of the Escrow Agent.

(c)          At Closing, Purchaser shall pay or cause to be paid the following: (i) any title search and exam fees and the base Owner’s Policy premium for the Leigh House Property and the Preston View Property; (ii) except to the extent that any such costs are to be paid by the Sellers under Section 9.1(b) hereof, all other costs for the Owner’s Policy and any lender’s title policy or policies on all Properties, including premiums for any extended coverage, endorsements, update charges and other title charges; (iii) Purchaser’s cost to obtain any Updated Surveys; (iv) all other fees, costs or expenses in connection with Purchaser’s due diligence reviews and analyses hereunder; (v) document recording fees for the applicable Deeds and other recordable conveyance documents for the Sovereign Property; (vi) all costs associated with Purchaser’s acquisition financing, if any, including any state or local documentary stamps, intangibles tax or mortgage tax and recording fees for any recordable loan documents; and (vii) one-half (1/2) of all escrow or closing charges of the Escrow Agent (not to exceed $750.00 per Property). Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(d)          Each of Purchaser, on the one hand, and Sellers, on the other hand, shall indemnify the other and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees actually incurred) which such other party may sustain or incur as a result of the failure of either such party to timely pay any of the aforementioned fees or other charges for which it has assumed responsibility under this Section 9.1. The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement.

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SECTION 9.2       Risk of Loss.

(a)          Prior to the Closing, the risk of loss shall remain with the Sellers. If, on or before the Closing, the Real Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken or threatened in writing to be taken as a result of any condemnation or eminent domain proceeding, the Sellers shall promptly notify Purchaser and, at Closing, the Sellers will credit against the Purchase Price payable by Purchaser an amount equal to the net proceeds (other than on account of business or rental interruption relating to the period prior to Closing), if any, received by the Sellers as a result of such casualty or condemnation, together with a credit for any deductible under such insurance, less any amounts spent by any Seller to remedy unsafe conditions at the affected Real Property prior to Closing. If as of the Closing Date, the Sellers have not received any such insurance or condemnation proceeds, then the parties shall nevertheless consummate the conveyance of the Properties on such date (without any credit for such insurance or condemnation proceeds except for a credit for any deductible under such insurance, less any amounts spent by any Seller to remedy unsafe conditions at the affected Real Property prior to Closing), and at Closing the Sellers will assign to Purchaser all rights of the Sellers, if any, to the insurance or condemnation proceeds (other than on account of business or rental interruption relating to the period prior to Closing) and to all other rights or claims arising out of or in connection with such casualty or condemnation. Notwithstanding anything herein to the contrary, after the expiration of the Due Diligence Period, Sellers shall not settle any insurance claim in connection with damage or destruction to the Real Property or any portion thereof by fire or other casualty or settle any condemnation or eminent domain action brought against the Real Property or any portion thereof without the Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the event of a Material Casualty or Material Condemnation, Purchaser’s consent will only be required after Purchaser’s waiver of its right to terminate this Agreement pursuant to this Section 9.2 (and provided further that Purchaser shall not be required to waive its termination right until a casualty is determined to be a Material Casualty and a condemnation is determined to be a Material Condemnation).

(b)          Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, any Real Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty or (ii) taken or threatened in writing to be taken as a result of a Material Condemnation, Purchaser shall have the right, exercised by written notice to the Sellers no more than five (5) Business Days after Purchaser has received written notice of such Material Casualty or Material Condemnation from Sellers, to terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser and no party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If Purchaser fails to timely terminate this Agreement in accordance with this Section 9.2(b), the provisions of Section 9.2(a) shall apply.

(c)          A “Material Casualty” shall mean any damage to a particular Real Property or any portion thereof occurring at any time on or after the Effective Date, by fire or other casualty, that is expected to cost in excess of one and one half percent (1.5%) of the Allocable Purchase Price for such individual Property to repair (as determined by the independent insurance adjuster designated by Seller’s insurance company).

(d)          A “Material Condemnation” shall mean any condemnation or conveyance in lieu of condemnation for a particular Real Property which: (i) permanently and materially impairs the current use or value of the Real Property; (ii) permanently and materially impairs access to the Real Property from public roads; (iii) reduces the number or utility of parking spaces; or (iv) prohibits, as a matter of applicable law, the rebuilding or repair of any Improvements as they currently exist.

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(e)          Seller and Purchaser hereby agree that the Uniform Vendor and Purchaser Risk Act, Section 5.007 of the Texas Property Code, shall not be applicable to this Agreement or the transaction contemplated hereby.

Article 10
ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Sellers, on the one hand, and Purchaser, on the other hand, as of 11:59 pm Eastern Time on the day preceding the Closing (the “Adjustment Point”), based upon a 365-day year, with Purchaser being deemed to be the owner of the Properties during the entire day of the Closing Date and being entitled to receive all operating income of the Properties, and being obligated to pay all operating expenses of the Properties, with respect to the Closing Date, and the net amount thereof under this Article 10 shall be added to (if such net amount is in the Sellers’ favor) or deducted from (if such net amount is in Purchaser’s favor) the Purchase Price payable at Closing. Escrow Agent shall prepare the Closing Statements of the prorations and adjustments required by this Agreement and submit the same to Purchaser and the Sellers, respectively, for review and approval at least three (3) Business Days prior to the Closing Date.

SECTION 10.1     Rents.

(a)          All Rents (as hereinafter defined) paid by tenants under the Leases in connection with their occupancy of the Real Property shall be adjusted and prorated as of the Adjustment Point. Delinquent Rents shall not be prorated. The Sellers shall be entitled to all Rents under Leases attributable to the period prior to the Adjustment Point, and Purchaser shall be entitled to all Rents under Leases attributable to the period from and after the Adjustment Point. All prepaid Rents for periods of occupancy after the Adjustment Point shall be credited to Purchaser at Closing. Any Rents collected by Purchaser or the Sellers after Closing from any tenant who owes Rents for periods prior to Closing shall be applied (i) first, in payment of current Rents at the time of receipt, (ii) second, to delinquent Rents, if any, which became due after the Closing, and (iii) third, to delinquent Rents, if any, which became due and payable prior to the Closing or otherwise attributable to the period prior to Closing. “Rents” for purposes of this Agreement shall mean (whether paid in advance of the date when such payment is due or otherwise) all fixed rents and other charges or amounts payable by tenants under the Leases or in connection with their use or occupancy of the Real Property or any service or amenity relating thereto, including water, electricity, gas, sewage or other utilities charges or other pass-through fees and charges.

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(b)          For a period of one hundred twenty (120) days following Closing, Purchaser shall bill tenants who owe Rents for periods prior to the Closing and use commercially reasonable efforts to pursue collection of such past due Rents to the full extent that Purchaser would endeavor to collect delinquent Rents owed to Purchaser, but shall not be obligated to engage a collection agency or take legal action or other enforcement action under the applicable Lease to collect such amount. Purchaser shall pay to the Sellers, no later than seven (7) days after collection, any collected amount that is owed to any Seller, it being understood that any Rent and other sums collected by Purchaser under any Lease subsequent to the Closing shall first be applied to Rent and income obligations owing to Purchaser for its period of ownership. For a period of one hundred twenty (120) days following Closing, Purchaser may not waive any delinquent (or unpaid) Rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which any Seller is entitled to receive a share of charges or amounts without first obtaining the applicable Seller’s written consent. From and after Closing, Seller shall take no action with regards to obtaining delinquent Rent or other sums from existing tenants at the Properties. With respect to delinquent or other uncollected Rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Properties as of the Closing Date, the Sellers shall retain all of the rights relating thereto. Notwithstanding anything contained herein to the contrary, Seller acknowledges and agrees that Purchaser is under no obligation to collect delinquent Rents on Seller’s behalf.

SECTION 10.2    Taxes and Assessments. All non-delinquent real estate, ad valorem real property and personal property taxes and assessments with respect to the Properties for the local tax year (i.e. not the calendar year) in which Closing occurs shall be prorated between the Sellers, on the one hand, and Purchaser, on the other hand, as of the Adjustment Point (on the basis of the most recent available tax bill if the current bill is not then available and on the basis of the actual number of days elapsed over the applicable tax year). The Sellers shall be responsible for the payment of any such real estate and personal property taxes that for years prior to the local tax year in which Closing occurs. In no event shall the Sellers be charged with or be responsible for any increase in the taxes on the Properties resulting from (a) any change in use of the Properties on or after the Closing Date, or (b) any improvements made or leases entered into on or after the Closing Date. If any taxes or assessments on the Properties are payable in installments, then the installment allocable to the current period shall be prorated (with Purchaser being allocated the obligation to pay any installments due on or after the Closing Date). With regards to the Leigh House Property and the Preston View Property, the parties acknowledge and agree that the real estate, ad valorem real property and personal property taxes due and assessment and payable on September 1, 2019 (but not delinquent or accruing interest until January 5, 2020), are for the local tax year that begins on July 1, 2019 and ends on June 30, 2020.

SECTION 10.3     Intentionally Deleted.

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SECTION 10.4     Utility Charges.

(a)          Water, sewer, gas, steam, electricity and other public utility charges will be paid by the applicable Seller to the utility company on or prior to the Closing Date. The Sellers shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing. To the extent necessary, each affected Seller and Purchaser shall execute a letter to each such utility company advising it of the termination of such Seller’s responsibility for utilities furnished to the applicable Real Property as of the Closing Date and commencement of Purchaser’s responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of Closing, the applicable Seller shall pay such bill on or before the Closing Date. Any utilities not read or billed as of the Closing Date will be prorated as of the Adjustment Point based on estimates at Closing, and adjusted after Closing once the final amounts are known. Additionally, the Sellers shall receive credits at Closing for the amount of any utility deposits with respect to the Real Property paid by the Sellers, to the extent Purchaser receives a credit from the applicable utility company on account of such deposit.

(b)          Notwithstanding the foregoing, if any Seller pays any utility bills and, directly or through a billing service, bills the tenants for such utilities, then at Closing, such Seller shall receive a credit for the estimated amount of utility charges incurred by such Seller and reimbursable to such Seller from tenants under the Leases for periods prior to Closing (“RUBS”). The credit shall be for sixty (60) days of RUBS calculated based on the average RUBS payable by the tenants for the twelve (12) month period preceding the Closing Date. Such credit shall be final and shall not be subject to reproration pursuant to Section 10.10.

SECTION 10.5    Miscellaneous Revenues. Periodic revenues, if any, arising out of telephone booths, vending machines, laundry machines or other income-producing agreements shall be adjusted and prorated between Purchaser, on the one hand, and the Sellers, on the other hand, as of the Adjustment Point (provided that, one-time inducement fees, “door fees” or similar non-recurring payments under Assumed Contracts shall not be prorated as of the Closing Date).

SECTION 10.6    Assumed Contracts. Amounts due under the Assumed Contracts shall be adjusted and prorated between Purchaser, on the one hand, and the Sellers, on the other hand, as of the Adjustment Point, with Purchaser to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing and the Sellers to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing.

SECTION 10.7     Association Fees. If applicable, all owners’ association fees or similar fees and assessments due and payable with respect to the Real Property with respect to the applicable association’s fiscal year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by the Sellers, on the one hand, and Purchaser, on the other hand, during each such association’s fiscal year.

SECTION 10.8     Security Deposits. The actual amounts of the Refundable Security Deposits held by the Sellers as landlord under the Leases shall be credited to Purchaser against the balance of the Purchase Price at Closing. Any such Refundable Security Deposits in forms other than cash (including letters of credit) shall be transferred to Purchaser on the Closing Date by way of appropriate instruments of transfer or assignment.

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SECTION 10.9    Other Adjustments. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where each Property is located shall be prorated as applicable; however, there will be no prorations for debt service, insurance premiums or payroll, because Purchaser is not acquiring or assuming the Sellers’ financing, insurance or employees.

SECTION 10.10  Re-Adjustment. In the event any prorations or apportionments made under this Article 10 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all re-prorations contemplated by this Agreement shall be completed within three (3) months after the Closing Date (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed four (4) months after the Closing Date); provided, however, the final date with respect to real estate, ad valorem real property and property taxes and assessments shall be thirty (30) days after the issuance of final bills or other final resolutions of any contest relating thereto. The obligations of the Sellers and Purchaser under this Article 10 shall survive Closing for the time periods set forth in this Section 10.10.

Article 11
INDEMNIFICATION

SECTION 11.1     Indemnification by the Sellers. Following Closing and subject to Sections 11.3, 11.4 and 11.5, the Sellers shall indemnify and hold Purchaser and each of its respective Affiliates, members, partners, shareholders, officers and directors (collectively, the “Purchaser-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements actually incurred) suffered or incurred by Purchaser in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of the Sellers contained in Section 3.1 of this Agreement or in any Closing Document executed by any of the Sellers (collectively, the “Seller Representations”), and (b) any breach of any covenant of Sellers contained in this Agreement or in any Closing Document that expressly survives the Closing (collectively, the “Surviving Covenants”).

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SECTION 11.2     Indemnification by Purchaser. From and after the Closing and subject to Sections 11.4, 11.5 and 11.7, the Purchaser that acquires title to each respective Property at Closing shall indemnify and hold each Seller and each of its respective Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Purchaser contained in Section 4.1 of this Agreement or in any Closing Document executed by Purchaser, and (b) any breach of any covenant of Purchaser contained in this Agreement or in any Closing Document that expressly survives the Closing.

SECTION 11.3    Limitations on Indemnification by Sellers.  Notwithstanding the foregoing provisions of Section 11.1, (a) the Sellers shall not be required to indemnify Purchaser unless the amount for which an indemnity would otherwise be payable by an applicable Seller under Section 11.1 exceeds the Basket Limitation and, in such event, the applicable Seller or Sellers shall be responsible for all such amounts from the first dollar of loss up to the Cap Limitation (provided that the Sellers’ obligations under Article 10 with respect to prorations and adjustments and the Sellers’ obligations under Section 14.2 with respect to brokers shall not be subject to the Basket Limitation or the Cap Limitation), (b) in no event shall the liability of each Seller with respect to the indemnification provided for in Section 11.1 exceed the Cap Limitation for such Seller’s Property (provided that the Sellers’ obligations under Article 10 with respect to prorations and adjustments and the Sellers’ obligations under Section 14.2 with respect to brokers shall not be subject to the Basket Limitation or the Cap Limitation), and (c) in the event Purchaser has actual knowledge or any Deemed Purchaser Knowledge of any inaccuracy or breach of any representation, warranty, or covenant of the Sellers contained in this Agreement (a “Purchaser Waived Breach”) after the Effective Date but prior to Closing, and nonetheless proceeds with and consummates Closing, then Purchaser shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 11 for, or any other claim or cause of action under this Agreement, whether at law or in equity, on account of any such Purchaser Waived Breach. In no event shall Purchaser be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against the Sellers.

SECTION 11.4    Survival. The Seller Representations and Surviving Covenants shall survive for a period of one hundred eighty (180) days after the Closing Date (the “Survival Period”), unless a longer or shorter survival period is expressly provided for in this Agreement. Each Seller, on the one hand, and Purchaser, on the other hand, shall have the right to bring an action or proceeding against the other for the breach of any such Seller Representations and Surviving Covenants, but only if the party bringing the action for breach (i) first learns of the breach after Closing, (ii) gives written notice of such breach to the other party within the Survival Period (unless a longer or shorter survival period is expressly provided for in this Agreement), and (iii) files such action for such breach no later than thirty (30) days after the written notice of the breach, unless a longer or shorter survival period is expressly provided for in this Agreement; provided, however, with respect to any actions brought by a party hereunder during the Survival Period but remaining unresolved as of the expiration of such period, the Survival Period shall extend solely as to such claims until the final adjudication (including appeals) or settlement of such claims.

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SECTION 11.5     Notification. In the event that any indemnified party (“Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become actually aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto; provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

SECTION 11.6     Indemnification as Sole Remedy. If Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article 11, except as it relates to re-proration obligations under Article 10 and the indemnification obligations under Section 7.1 and Section 14.2.

SECTION 11.7     Limits on Indemnification by Purchaser. Notwithstanding the foregoing provisions of Section 11.2, (a) Purchaser shall not be required to indemnify any Seller or any Seller-Related Entities under Section 11.2 unless the amount for which an indemnity would otherwise be payable by Purchaser under Section 11.2 exceeds the Basket Limitation and, in such event, Purchaser shall be responsible for all such amounts, (b) in no event shall the liability of Purchaser with respect to the indemnification provided for in Section 11.2 exceed the Cap Limitation for such Seller’s Property (provided that Purchaser’s obligations under Article 10 with respect to re-prorations and adjustments shall not be subject to the Basket Limitation or the Cap Limitation), and (c) in the event such Seller obtains Knowledge of any inaccuracy or breach of any representation, warranty, or covenant of the Purchaser contained in this Agreement (a “Seller Waived Breach”) after the Effective Date but prior to the Closing, and such Seller nonetheless proceeds with and consummates the Closing, then each Seller and any Seller-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 11 for, or any other claim or cause of action under this Agreement, whether at law or in equity on account of any such Seller Waived Breach. In no event shall any Seller be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Purchaser.

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Article 12
TAX APPEALS

SECTION 12.1     Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of the Real Property, relating to any tax years ending prior to the tax year in which the Closing occurs are pending at the time of Closing, the Sellers reserve and shall have the right to continue to prosecute and/or settle the same. Prior to Closing, the Sellers reserve and shall have the right to initiate and continue any tax reduction proceedings in respect of any of the Real Property relating to the tax year in which Closing occurs; provided, however, that the Sellers shall not settle any such proceeding without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed. From and after Closing, Purchaser shall have the right to initiate or assume tax reduction proceedings in respect of the Real Property relating to the tax year in which Closing occurs and shall have the right to continue to prosecute and/or settle the same. The Sellers and Purchaser shall, from time to time, each keep the other reasonably informed of the status of any such tax reduction proceedings.

SECTION 12.2     Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable with respect to the period prior to the Closing Date shall belong to and be the property of the Sellers, and any refunds or savings in the payment of taxes applicable to taxes with respect to the period on or after the Closing Date shall belong to and be the property of Purchaser. All reasonable attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between the applicable Seller or Sellers, on the one hand, and Purchaser, on the other hand, in proportion to the gross amount of such refunds or savings payable to the applicable Seller or Sellers and Purchaser, respectively; provided, however, that neither the Sellers nor Purchaser shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

SECTION 12.3     Survival. The provisions of this Article 12 shall survive Closing until the final resolution of any such tax appeals, notwithstanding any earlier “true-up” deadline to the contrary.

Article 13
DEFAULT

SECTION 13.1    Purchaser’s Default. If Purchaser fails to consummate the purchase of the Properties pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) Business Day after written notice thereof from the Sellers or the Closing Date (provided that no notice or cure period shall apply if Purchaser fails to timely deposit any portion of the Earnest Money, or if Purchaser fails to timely consummate the purchase of the Properties or the timely payment of the Purchase Price), the Sellers shall be entitled, as their sole remedy, to terminate this Agreement by giving the Purchaser written notice of such election prior to or at Closing and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. The Sellers and Purchaser agree that the Sellers’ damages resulting from Purchaser’s default are difficult, if not impossible, to determine, and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain.

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SECTION 13.2    Sellers’ Default. If the Sellers fail to consummate the sale of the Properties pursuant to this Agreement or otherwise default on their obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of the Sellers’ representations or warranties are breached in any material respect (i.e. in accordance with Section 3.2(g)), and such default or breach is not cured by the earlier of the fifth (5th) Business Day after written notice thereof from Purchaser or the Closing Date (provided that no notice or cure period shall apply if the Sellers fail to timely consummate the sale of the Properties hereunder), Purchaser shall elect, as its sole remedy, either (a) to terminate this Agreement by giving the Sellers written notice of such election prior to or at Closing, and recover the Earnest Money and reimbursement of Purchaser’s actual out-of-pocket third-party expenses incurred in connection with this Agreement, up to a maximum reimbursement of $750,000.00, (b) to enforce specific performance to consummate the sale of the Properties hereunder; provided, however, that if any Seller willfully conveys any of the Properties to a third party or third parties, such that the remedy of specific performance is unavailable to Purchaser, Purchaser shall have the right to seek its actual damages against the Sellers in an amount not to exceed $3,600,000.00 in the aggregate, or (c) to waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. In no event shall the Sellers be liable for consequential, speculative, remote or punitive damages, or any other damages except as specifically provided herein, and Purchaser hereby waives and releases any right to seek or collect any such consequential, speculative, remote or punitive damages. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected option (a) above if Purchaser fails to deliver to the Sellers written notice of its intent to file a claim or assert a cause of action for specific performance or damages against the Sellers on or before the date that is ten (10) Business Days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action for specific performance or damages in the county in which the Earnest Money is deposited within forty five (45) days following the scheduled Closing Date.

SECTION 13.3     Certain Limitations.

(a)          Notwithstanding Sections 13.1 and 13.2 hereof, in no event shall the provisions of Sections 13.1 and 13.2 limit (i) either Purchaser’s or any Seller’s obligation to indemnify the other party, or the damages recoverable by an indemnified party against the indemnifying party due to, a party’s express obligation to indemnify another party in accordance with this Agreement, (ii)  Purchaser’s or any Seller’s respective obligation to pay Closing costs under Section 9.1 hereof, or the damages recoverable by any party against another party due to a party’s failure to pay such costs, or (iii) either Purchaser’s or any Seller’s obligations to pay another party’s legal costs under Section 14.23 hereof.

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(b)          Additionally, the Sellers disclaim any joint and several liability under this Agreement. Purchaser hereby waives any right to pursue any claim based upon a theory of joint and several liability with respect to any or all of the Sellers.

SECTION 13.4     Cross Defaults under Affiliated Purchase Agreements.

(a)          By Affiliated Sellers. Sellers shall be in default under this Agreement immediately upon the default of any of the Affiliated Sellers under any of the Affiliated Purchase Agreements, and in such event, Purchaser may immediately exercise all rights and remedies set forth in Section 13.2 as to this Agreement.

(b)          By Purchaser. Purchaser shall be in default under this Agreement immediately upon the default of Purchaser under any of the Affiliated Purchase Agreements, and in such event, the Sellers may immediately exercise all rights and remedies set forth in Section 13.1 as to this Agreement.

Article 14
MISCELLANEOUS

SECTION 14.1     Exculpation.

(a)          Sellers. Notwithstanding anything to the contrary contained herein (with the sole exception of the terms of the Parent Joinder attached to this Agreement), each Seller’s respective shareholders, partners, members, and managers, the partners, members or managers of such partners, members or managers, the shareholders of such partners, members or managers, and the trustees, officers, directors, employees, agents and security holders of such Seller and its partners, members or managers assume no personal liability for any obligations entered into on behalf of any Seller, and their individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of the Sellers under this Agreement.

(b)          Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser’s shareholders, partners, members, managers or the partners, members or managers of such partners, members or managers, the shareholders of such partners, members or managers, and the trustees, officers, directors, employees, agents and security holders of Purchaser and its partners, members or managers assume no personal liability for any obligations entered into on behalf of Purchaser, and their individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Purchaser under this Agreement.

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SECTION 14.2     Brokers.

(a)          Brokers’ Commissions. The parties acknowledge that CB Richard Ellis, Inc. and (solely as to the Leigh House Property) ARA Newmark (collectively, the “Brokers”) have been retained by and represent the Sellers as brokers in connection with the sale of the Properties by the Sellers to Purchaser, and are to be compensated for their services by the Sellers, pursuant to separate written agreements between the Seller Group and the Brokers.

(b)          Representation and Indemnity. Each of the Sellers, on the one hand, and Purchaser, on the other hand, hereby represents and warrants to the other that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman (other than the Brokers) so as to create any legal right or claim in any such broker, agent or salesman (other than the Brokers) for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of any of the Properties by the Sellers to Purchaser. Each of the Sellers, on the one hand, and Purchaser, on the other hand, shall indemnify, hold harmless and defend each other from and against any and claims and demands for a real estate brokerage commission or similar fee or compensation arising out of any claimed dealings with the indemnifying party and relating to this Agreement or the purchase and sale of the Properties (including reasonable attorneys’ fees and expenses and court costs actually incurred in defending any such claim or in enforcing this indemnity), except for the Brokers, whose fees, if any, shall be paid by the Sellers.

(c)          Texas Disclosure. The Texas Real Estate License Act requires a real estate agent to advise Purchaser that Purchaser should have an attorney examine an abstract of title to the Real Property being purchased; or a title insurance policy should be obtained.

(d)          Survival. The indemnification provisions of this Section 14.2 shall survive the rescission, cancellation, termination or consummation of this Agreement.

SECTION 14.3     Confidentiality; Publicity; IRS Reporting Requirements.

(a)          Confidentiality.

(i)          Purchaser and the Sellers, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Properties, this Agreement and the transactions contemplated hereby that is not generally known to or discoverable by the public, including without limitation the Sellers’ Deliveries (collectively, the “Confidential Information”). The Confidential Information obtained by or disclosed to Purchaser and Purchaser’s Representatives shall be used by Purchaser and Purchaser’s Representatives solely for the purpose of Purchaser’s evaluation of the Properties and for other uses related to the transaction contemplated by this Agreement. Neither Purchaser nor any of the Sellers shall release any Confidential Information to third parties without the prior written consent of the other parties hereto, except (A) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement, the Access Agreement, or other confidentiality agreements to which Affiliates of Purchaser or the Sellers are parties), (B) to such parties’ respective partners, agents, employees, consultants, attorneys, engineers, accountants, licensees, investors, advisors and lenders (collectively, “Permitted Outside Parties”) of any of the foregoing, provided that they are advised as to the confidential nature of such information, are instructed to maintain such confidentiality, and upon request of any other party, enter into confidentiality agreements with respect to the Confidential Information, and (C) as required by law, court order or other legal process.

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(ii)         Notwithstanding anything to the contrary herein, Confidential Information shall not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by a party or the Permitted Outside Parties, (B) was available to a party or the Permitted Outside Parties on a non-confidential basis prior to its disclosure by any party or its representatives, (C) becomes available to a party or the Permitted Outside Parties on a non-confidential basis from a Person, other than any Seller, Purchaser, or their respective representatives, who is not otherwise bound by a confidentiality agreement with such party not to transmit the information to the receiving party or the Permitted Outside Parties, or (D) is independently developed by any employee or agent of any Seller, Purchaser or the Permitted Outside Parties who did not have access to the Confidential Information.

(iii)        This Section 14.3(a) shall survive the termination of this Agreement, but shall not survive the Closing.

(b)          Publicity; SEC filings. Until Closing, neither the Sellers nor Purchaser shall issue any advertisement, press release or other publicity concerning this transaction without the review and approval of Purchaser or the Sellers, as applicable. Upon Closing, the Sellers or Purchaser may issue a press release or other publicity with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of Purchaser or the Sellers, as applicable, and in no event shall any such publicity disclose the identity of Purchaser’s or any Seller’s direct or indirect beneficial owners by name, or the consideration paid for the Properties. The foregoing notwithstanding, none of the Sellers nor any of their respective constituent parties shall be obligated to make prior disclosure to, or seek the approval of, Purchaser in connection with disclosures made to its or their attorneys, agents, and lenders, or any securities filings and associated press releases required in connection with the sale of the Properties, including disclosures to investors or the filing of any Form 8-K or any related filings with the U.S. Securities and Exchange Commission. This Section 14.3(b) shall survive Closing or the termination of this Agreement.

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(c)          IRS Reporting Requirements. For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the “IRS Reporting Requirements”), the Sellers and Purchaser hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, the Sellers and Purchaser hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that the Sellers and Purchaser each retain an executed counterpart of this Agreement for at least four (4) years following the calendar year of Closing. This Section 14.3(c) shall survive Closing for four (4) years following the calendar year of Closing.

SECTION 14.4     Escrow Provisions.

(a)          Investment of Earnest Money. Escrow Agent shall invest the Earnest Money held by Escrow Agent pursuant to Purchaser’s direction in an interest bearing account at a commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation. The Escrow Agent shall notify the Sellers, no later than one (1) Business Day after receipt thereof, that the Escrow Agent has received any portion of the Earnest Money in immediately available funds, and is holding the same in accordance with the terms of this Agreement. The Escrow Agent shall invest the Earnest Money only in such accounts as will allow the Escrow Agent to disburse the Earnest Money or any portion thereof upon no more than one (1) Business Day’s notice.

(b)          Payment on Demand. Prior to the expiration of the Due Diligence Period, upon receipt of any written certification from the Purchaser claiming the Earnest Money pursuant to the provisions of this Agreement, Escrow Agent shall promptly disburse the Earnest Money to Purchaser and shall thereupon be released and discharged from any further duty or obligation hereunder. Upon receipt of any written certification from the Sellers (at any time during the term of this Agreement) or Purchaser (following the expiration of the Due Diligence Period) claiming the Earnest Money pursuant to the provisions of this Agreement, Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Purchaser or the Sellers, whichever did not claim the Earnest Money pursuant to such notice) and, unless such other party within ten (10) days thereafter notifies the Escrow Agent of any objection to such requested disbursement of the Earnest Money (in which case the Escrow Agent shall retain the Earnest Money subject to Section 10.4 below), the Escrow Agent shall disburse the Earnest Money to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder.

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(c)          Exculpation of Escrow Agent. It is agreed that the duties of the Escrow Agent are herein specifically provided and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for its misconduct or negligence, so long as the Escrow Agent is acting in good faith. Except in the event of the Escrow Agent’s willful misconduct or gross negligence, each of the Sellers and Purchaser does hereby release the Escrow Agent from any liability for any error of judgment or for any act done or omitted to be done by the Escrow Agent in the good faith performance of its duties hereunder and do each hereby indemnify the Escrow Agent against, and agree to hold, save, and defend the Escrow Agent harmless from, any costs, liabilities, and expenses incurred by the Escrow Agent in serving as the Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder. The Sellers and Purchaser are aware that Federal Deposit Insurance Corporation coverages apply to a maximum amount of $250,000.00 per depositor (as may be modified from time to time). Further, the Sellers and Purchaser do not and will not hold the Escrow Agent liable for any loss occurring which arises from bank failure or error, insolvency or suspension, or a situation or event which falls under the above coverages.

(d)          Stakeholder. It is acknowledged that the Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered following the expiration of the Due Diligence Period, the Escrow Agent may refuse to make any delivery and may continue to hold the Earnest Money until receipt by the Escrow Agent of an authorization in writing, signed by the Sellers and Purchaser, directing the disposition of the Earnest Money, or, in the absence of such written authorization, until final determination of the rights of the parties in an appropriate judicial proceeding. If such written authorization is not given, or a proceeding for such determination is not begun, within thirty (30) days of notice to the Escrow Agent of such dispute, the Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Earnest Money in a court of competent jurisdiction located in the City of New York, State of New York pending such determination. The Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in any of the manners herein provided, Escrow Agent shall have no further liability or obligation hereunder.

(e)          Interest; Taxpayer Identification Number. All interest and other income earned on the Earnest Money deposited with the Escrow Agent hereunder shall be reported for income tax purposes as earnings of Purchaser. Purchaser’s taxpayer identification number shall be delivered to the Escrow Agent prior to Closing. Escrow Agent shall have no liability for any levies on the Earnest Money made by taxing authorities based upon the taxpayer identification number or numbers associated with the Earnest Money.

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(f)          Execution by Escrow Agent. Escrow Agent has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section 14.4. Escrow Agent’s consent to any modification or amendment of this Agreement, other than to a modification or amendment of this Section 14.4, shall not be required.

SECTION 14.5    Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

SECTION 14.6     Assignment.

(a)          Assignments by Sellers.

(i)          Exchanges. Notwithstanding any provision of this Agreement to the contrary, each Seller may assign or transfer its rights under this Agreement to a qualified intermediary as may be required for an Exchange under Section 14.25 hereof, without Purchaser’s prior written consent, provided that no Seller shall be relieved of any obligations or liabilities under this Agreement as a result of such transfers.

(ii)         Leigh House TIC Transfer. Additionally notwithstanding any provision of this Agreement to the contrary, Leigh House Seller shall have the right to consummate a Leigh House TIC Transfer at or prior to Closing on the terms set forth in Section 3.3(f) above, provided that all Leigh House TIC Transfer Terms and Conditions are satisfied.

(b)          Assignments by Purchaser. This Agreement may not be assigned by Purchaser in whole or in part without the prior written consent of the Sellers. Any transfer of a majority of the direct or indirect interests in Purchaser shall be deemed to be an assignment of this Agreement by Purchaser. Notwithstanding the foregoing, however, Purchaser may assign its rights under this Agreement prior to Closing without prior written approval of the Sellers to any entity is controlled by, controlling or under common control with Purchaser; provided that (i) the Purchaser originally named in this Agreement will continue to remain liable under this Agreement notwithstanding any such assignment, (ii) Purchaser shall deliver written notice to Sellers of any such assignment at least five (5) Business Days prior to the Closing Date (which notice shall include the name, entity type, state of formation and signature block of the assignee), and (iii) Purchaser and Purchaser’s assignee shall execute and deliver an assignment and assumption agreement in form reasonably satisfactory to the Sellers prior to Closing. For the avoidance of doubt, each Seller acknowledges and agrees that Purchaser may partially assign its rights under this Agreement to separate and distinct Affiliates that will take title to each individual Property.

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SECTION 14.7     Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

SECTION 14.8     Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing and, except as otherwise specifically provided herein, shall be delivered by hand or overnight courier (such as United Parcel Service or Federal Express), or by e-mail provided that a hard copy of such notice is also transmitted by one of the foregoing methods on the same Business Day. Any such notice shall be considered given on the date of such notice (provided that, with respect to e-mail notices, the e-mail is sent prior to 5:00 pm Eastern Time and a hard copy is also transmitted in compliance with this Section 14.8). Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice. By giving at least five (5) days’ prior written notice thereof, any party may from time to time and at any time change its notice address hereunder. Any notice may be given by a party’s counsel on such party’s behalf.

The parties’ respective addresses for notice purposes are as follows. Telephone numbers are provided for reference purposes only, and notice by telephone shall not be valid.

Notices to the Sellers:

Each c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue

9th Floor

New York, NY 10019

Attention: Ryan MacDonald

Telephone: (646) 278-4238
E-mail: rmacdonald@bluerockre.com

With a copy (which shall not constitute notice) to:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue

9th Floor

New York, NY 10019

Attention: Michael L. Konig

Telephone: (908) 415-8869
E-mail: mkonig@bluerockre.com

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And to:

Nelson Mullins Riley & Scarborough LLP

Atlantic Station
201 17th Street NW, Suite 1700
Atlanta, GA 30363

Attention: Eric R. Wilensky, Esq.

Telephone: (404) 322-6469

E-mail: eric.wilensky@nelsonmullins.com

Notices to Purchaser:

KRE Topaz Portfolio Investor LLC

c/o Carter-Haston Holdings, L.L.C.

1230 Peachtree Street NE, Suite 1909

Atlanta, GA 30309

Attention: James A. Shanks

Telephone: (615) 577-4648

E-mail: jshanks@carterhaston.com

With a copy (which shall not constitute notice) to:

KRE Topaz Portfolio Investor LLC

c/o Kohlberg Kravis Roberts & Co.

600 Travis Street, Suite 7200

Houston, TX 77002

Attention: Paul S. Wasserman

Telephone: (713) 332-8322

E-mail: paul.wasserman@kkr.com

And to:

KRE Topaz Portfolio Investor LLC

c/o Kohlberg Kravis Roberts & Co.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: Michael Friedland

E-mail: michael.friedland@kkr.com

And to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, TN 37219

Attention: Philip F. Head, Esq.

Telephone: (615) 850-8152

E-mail: philip.head@wallerlaw.com

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Notices to the Title Company/Escrow Agent:

First American Title Insurance Company

Six Concourse Parkway, Suite 2000

Atlanta, GA 30328

Attention: Barbara H. Morgan

Telephone: (770) 390-6524

E-mail: bmorgan@firstam.com

SECTION 14.9     Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto, contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

SECTION 14.10   Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Sellers or Purchaser hereunder be waived, except by written agreement executed by the party or parties to be charged. The Escrow Agent’s consent to any modification or amendment of this Agreement, other than to Section 14.4 hereof, shall not be required. Further, the consent of Parent to any modification or amendment of this Agreement, other than to the Parent Joinder attached hereto, shall not be required.

SECTION 14.11   No Waiver. No waiver by any party of any failure or refusal by any other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 14.12  Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

SECTION 14.13  Submission to Jurisdiction; Waiver of Jury Trial. To the fullest extent permissible by Applicable Law, the Sellers and Purchaser irrevocably submit to the jurisdiction of the federal and state courts having jurisdiction in the City of New York, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The Sellers and Purchaser further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s or parties’ respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. To the fullest extent permissible by Applicable Law, each of the Sellers and Purchaser also irrevocably and unconditionally waives trial by jury and any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal and state courts having jurisdiction in the City of New York, New York. To the fullest extent permissible by Applicable Law, each of the Sellers and Purchaser also irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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SECTION 14.14   Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 14.15   Headings. The headings of the various Articles and Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 14.16   Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or electronic (e.g., pdf) signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart, facsimile or electronic signature.

SECTION 14.17   Acceptance of Deeds. The acceptance of the Deeds by Purchaser shall be deemed full compliance by the Sellers of all of the Sellers’ obligations under this Agreement, except for those obligations of the Sellers which are specifically stated to survive the delivery of the Deeds or the Closing hereunder pursuant to the terms of this Agreement.

SECTION 14.18   Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any exhibits, schedules or amendments hereto.

SECTION 14.19   Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other parties hereto; provided, however, Purchaser’s recordation of a notice of lis pendens shall be permitted if Purchaser is seeking an action for specific performance. In furtherance of the foregoing, Purchaser hereby indemnifies the Sellers from and against any and all Losses arising out of a breach of this Section 14.19. The provisions of this Section 14.19 shall survive the Closing or any prior termination of this Agreement.

SECTION 14.20   Time is of the Essence. The Sellers and Purchaser agree that time is of the essence with respect to the parties’ obligations under this Agreement.

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SECTION 14.21         Business Days; Calculation of Time Periods. The Sellers and Purchaser agree that if any notice or action required or permitted by this Agreement falls on a date which is not a Business Day, then such date shall be extended to the next Business Day. The final day of any time period under this Agreement or any deadline under this Agreement shall include the period of time through and including such final day or deadline. The final day of any specified time period or deadline shall be deemed to end at 5:00 p.m. Eastern Time unless otherwise specifically indicated herein.

SECTION 14.22         Survival.

(a)          Any obligations or liabilities of Sellers or Purchaser hereunder shall survive Closing or earlier termination of this Agreement solely to the extent expressly provided herein.

(b)          Unless expressly stated otherwise, all terms and provisions contained in this Agreement shall not survive Closing.

SECTION 14.23         Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, and all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the Closing costs. In addition, if either Purchaser or any Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes reasonable attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section 14.23 shall survive Closing or any termination of this Agreement without limitation.

SECTION 14.24         DTPA Waiver. PURCHASER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. PURCHASER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE “DTPA”) AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. PURCHASER COVENANTS NOT TO SUE THE SELLERS UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW IN THE STATES WHERE THE PROPERTIES ARE LOCATED. THE PROVISIONS OF THIS SECTION 14.24 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

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SECTION 14.25         Exchange. Any of the Sellers or Purchaser may desire to effectuate a tax-deferred “1031” exchange, including but not limited to a “reverse like kind exchange” (an “Exchange”) in connection with the purchase and sale of any or all of the Real Property. Purchaser and the Sellers hereby agree to cooperate with each other in connection with an Exchange, provided that: (a) all documents executed by any party in connection with an Exchange shall be subject to the prior reasonable approval of the other party, and all such Exchange documents shall acknowledge that the other party is acting solely as an accommodating party to such Exchange, the other party shall have no liability with respect thereto, the other party is making no representation or warranty that the transactions qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code or any applicable state or local laws, and the other party shall have no liability whatsoever if any such transactions fail to so qualify; (b) no Exchange shall result in the non-exchanging party or parties incurring any additional costs or liabilities, and each party shall indemnify, defend and hold the other harmless against any such additional claims, causes of action, costs and liabilities; (c) no Exchange shall result in any increased risks or any adverse tax consequences to the non-exchanging party or parties; (d) in no event shall the non-exchanging party or parties be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with an Exchange; and (e) in no event shall an exchanging party’s consummation of such Exchange constitute a condition precedent to its obligations under this Agreement, and an exchanging party’s failure or inability to consummate such Exchange for any reason or for no reason at all shall not be deemed to excuse or release such party from its obligations under this Agreement. Any party pursuing an Exchange shall indemnify and hold the other parties harmless from and against all claims, demands, actions, proceedings, damages, losses, liabilities, costs and expenses resulting from such party’s Exchange. The indemnification provisions of this Section 14.25 shall survive Closing or any termination of this Agreement.

SECTION 14.26         Effect of Other Purchase Agreements.

(a)          Contemporaneously herewith, (i) ARIUM Palms Seller and Purchaser have entered into the ARIUM Palms Purchase Agreement with respect to the ARIUM Palms Property, (ii) Landings at Four Corners Seller and Purchaser have entered into the Landings at Four Corners Purchase Agreement with respect to the Landings at Four Corners Property, and (iii) Sorrel Phillips Creek Ranch Seller and Purchaser have entered into the Sorrel Phillips Creek Ranch Purchase Agreement with respect to the Sorrel Phillips Creek Ranch Property.

(b)          The Sellers and Purchaser specifically agree and acknowledge that, except as otherwise specifically provided in Section 14.27, in Section 14.27 of the Landings of Four Corners Purchase Agreement, in Section 14.27 of the ARIUM Palms Purchase Agreement, or in Section 14.27 of the Sorrel Phillips Creek Ranch Purchase Agreement, (i) a termination of this Agreement shall also automatically terminate the Affiliated Purchase Agreements, and (ii) a termination of any of the Affiliated Purchase Agreements shall also automatically terminate this Agreement.

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SECTION 14.27         Special Provisions Regarding Partial Termination.

(a)          Purchaser’s Partial Termination Rights upon Special Casualty or Special Condemnation.

(i)           As used in this Section 14.27(a):

(A)         A “Special Casualty” shall mean any damage to a particular Real Property or any portion thereof by fire or other casualty that is expected to cost in excess of ten percent (10%) of the Allocable Purchase Price for such individual Property to repair (as determined by the independent insurance adjuster designated by Seller’s insurance company).

(B)         A “Special Condemnation” shall mean any condemnation or conveyance in lieu of condemnation for a particular Real Property which meets the standards for a “Material Condemnation” under Section 9.2(d), and for which either (i) the cost of restoration is expected to exceed ten percent (10%) of the Allocable Purchase Price for such individual Property (as determined by a general contractor selected by Purchaser that is reasonably acceptable to Seller) or (ii) results in a diminution in value of the applicable Property by more than ten percent (10%) of the Allocable Purchase Price for such individual Property (as determined by an MAI certified appraiser selected by Purchaser that is reasonably acceptable to Seller).

(C)         A “Terminated Property” shall mean any Property affected by a Special Casualty or Special Condemnation that Purchaser elects to terminate this Agreement pursuant to this Section 14.27(a).

(D)         The “Remaining Properties” shall mean the remaining Properties with the remaining Sellers pursuant to the terms of this Agreement, other than any Terminated Property.

(ii)          In the event of a Special Casualty or Special Condemnation at any of the Properties, Purchaser may elect to terminate this Agreement only with regards to the affected Property by written notice to the Sellers, whereupon the affected Property shall constitute a Terminated Property, the other Properties (and the other properties in the Property Group) shall constitute Remaining Properties, and Purchaser shall proceed to close on the Remaining Properties with the remaining Sellers pursuant to the terms of this Agreement, in which event: (A) the Purchase Price shall be reduced by the amount of the Allocable Purchase Price attributable to the Terminated Property; (B) any Earnest Money allocable to the Terminated Property shall, at Purchaser’s election, either be applied to the payment of the Allocable Purchase Price of any of the Remaining Properties or returned to Purchaser, and (C) both parties shall be relieved from all obligations and liabilities arising hereunder related to the Terminated Property, except for any provisions hereof that expressly survive the termination of this Agreement (and then only to the extent such provisions apply to the Terminated Property). For the avoidance of doubt, if Purchaser exercises its rights with regards to a Terminated Property as contemplated in this Section 14.27(a)(ii), such election shall not be deemed to be a termination of this Agreement, this Agreement shall remain in full force and effect with regards to the Remaining Properties, and the Affiliated Purchase Agreements shall remain in full force and effect notwithstanding anything herein or in the Affiliated Purchase Agreements to the contrary. If Purchaser elects to close over a Special Casualty or Special Condemnation, the terms of Section 9.2 shall apply.

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(b)          Purchaser’s Partial Termination Rights as to Affiliated Purchase Agreements.

(i)          If Purchaser has a right to terminate, and does terminate, the Sorrel Phillips Creek Ranch Purchase Agreement pursuant to Section 14.27 thereof, then, notwithstanding anything in this Agreement to the contrary, such termination shall apply solely to the Sorrel Phillips Creek Ranch Purchase Agreement, and in such event, this Agreement and the remaining Affiliated Purchase Agreements shall remain in full force and effect.

(ii)         If Purchaser has a right to terminate, and does terminate, the Landings at Four Corners Purchase Agreement pursuant to Section 14.27 thereof, then, notwithstanding anything in this Agreement to the contrary, such termination shall apply solely to the Landings at Four Corners Purchase Agreement, and in such event, this Agreement and the remaining Affiliated Purchase Agreements shall remain in full force and effect.

(iii)        If Purchaser has a right to terminate, and does terminate, the ARIUM Palms Purchase Agreement pursuant to Section 14.27 thereof, then, notwithstanding anything in this Agreement to the contrary, such termination shall apply solely to the ARIUM Palms Purchase Agreement, and in such event, this Agreement and the remaining Affiliated Purchase Agreements shall remain in full force and effect.

(c)          In the event of a conflict between the terms of this Section 14.27 and any other provision of this Agreement, the terms of this Section 14.27 shall control.

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SECTION 14.28         Texas Water District Disclosure. THE SOVEREIGN PROPERTY IS LOCATED IN A DISTRICT CREATED BY THE STATE OF TEXAS PROVIDING OR PROPOSING TO PROVIDE, AS THE DISTRICT’S PRINCIPAL FUNCTION, WATER, SEWER, DRAINAGE, AND FLOOD CONTROL OR PROTECTION FACILITIES OR SERVICES. SUCH DISTRICT HAS TAXING AUTHORITY SEPARATE FROM ANY OTHER TAXING AUTHORITY, AND MAY ISSUE BONDS AND/OR LEVY ADDITIONAL TAXES TO PROVIDE UTILITY FACILITIES AND/OR SERVICES WITHIN THE DISTRICT. SUCH DISTRICT ALSO HAS AUTHORITY TO ADOPT AND IMPOSE STANDBY FEES ON PROPERTY IN THE DISTRICT. A DISTRICT MAY EXERCISE AUTHORITY WITHOUT HOLDING AN ELECTION ON THE MATTER. Purchaser acknowledges that Chapter 49 of the Texas Water Code requires such Seller to deliver and Purchaser to sign and deliver the Notice Regarding Texas Water Code at Closing. Purchaser hereby (a) acknowledges receipt of the notice contained in this Section and this Agreement, (b) waives any other rights Purchaser may have under this Agreement or Applicable Law with respect to notice that the Sovereign Property is situated in a utility or other statutorily created district providing water, sewer, drainage or flood control facilities and services, and (c) agrees to execute and deliver Purchaser’s counterpart to the Notice Regarding Texas Water Code at Closing.

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IN WITNESS WHEREOF, the Sellers and Purchaser have executed this Agreement, to be effective as of the Effective Date.

SELLERS:

BR CARROLL KELLER CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Authorized Signatory

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

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SELLERS:

(cont.)

BR-TBR LAKE BOONE NC OWNER, LLC, a Delaware limited liability company

By:	BR-TBR Lake Boone Capital Member, LLC, a Delaware limited liability company, its Sole Member

	By:	BR-TBR Lake Boone NC Venture, LLC, a Delaware limited liability company, its Manager

		By:	BR Lake Boone JV Member, LLC, a Delaware limited liability company, its Co-Manager

			By:	/s/ Jordan B. Ruddy
Jordan B. Ruddy
Its Authorized Signatory

BR PRESTON VIEW, LLC, a Delaware limited liability company

	By:	BRG Preston View Manager, LLC, a Delaware limited liability company, its Manager

		By:	/s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Authorized Signatory

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

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PURCHASER:

KRE TOPAZ PORTFOLIO INVESTOR LLC, a Delaware limited liability company

By:	/s/ Michael Friedland
	Name:	Michael Friedland
	Title:	VP

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

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Escrow Agent has executed this Agreement for the limited purposes set forth herein.

ESCROW AGENT:
FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Myra A. Kellner
	Name:	Myra A. Kellner
`	Title:	Escrow Agent

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

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Parent JOINDER

This joinder (this “Parent Joinder”) is attached to and made a part of the foregoing Agreement and all terms capitalized but not defined herein shall have the respective meanings given to them in the Agreement. The undersigned, BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (“Parent”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby duly executes with proper authority, joins in the execution of this Agreement, and agrees that it is a party to the Agreement and is jointly and severally liable, as a principal and not as a surety, solely for Sellers’ obligations under Section 10.10 and for any indemnity obligations of any of the Sellers arising under Section 11.1 hereof; provided, however, that any claim brought hereunder must be brought within one hundred eighty (180) days following the Closing Date, failing which, Purchaser shall be deemed to have waived and forever renounced any right to assert a claim pursuant to this Parent Joinder under Sections 10.10 and 11.1 for any claim or cause of action under the Agreement, whether at law or in equity. Purchaser shall have the right to proceed directly against Parent without first making written demand to any of the Sellers (and without any obligation to bring suit against any of the Sellers) for the satisfaction of any such obligations.

Parent represents and warrants that its Tangible Net Worth (as hereinafter defined) exceeds the Aggregate Cap Limitation. Until the expiration of the Survival Period (or if Purchaser makes a claim against any Seller during the Survival Period, until the final adjudication (including appeals) or settlement of such claim), Parent shall at all times: (i) remain an entity in good standing and not legally dissolve; (ii) maintain a Tangible Net Worth, measured on a consolidated basis, in an amount not less than the Aggregate Cap Limitation, and (iii) not sell, dispose or make distributions of assets of Parent that would cause a breach of the foregoing financial covenants. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

Parent is an indirect owner of each of the Sellers, will derive substantial benefits from the transactions described in the Agreement and acknowledges that the execution of this Parent Joinder is a material inducement and condition to Purchaser’s execution of the Agreement. Parent represents and warrants that it has the legal right, power, authority and capacity to execute this Parent Joinder, that such execution does not violate the organizational documents of, or any other agreement or instrument by which Parent is bound, and that this Parent Joinder is binding and enforceable against Parent. Parent acknowledges and agrees that this Parent Joinder may not be assigned to any other Person without Purchaser’s prior written consent (which may be withheld in Purchaser’s sole discretion) and shall be binding upon Parent’s successors and assigns.

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Parent unconditionally waives any guarantor or suretyship defenses that might otherwise be available to it with respect to its obligations under this Parent Joinder. The terms of this Joinder shall survive Closing until the expiration of the Survival Period (as the same may be extended pursuant to Section 11.4).

The provisions set forth in Section 14.1, Section 14.3, and Section 14.5 through Section 14.27, inclusive, of the Agreement are hereby incorporated by reference into this Parent Joinder as if fully set forth herein, provided that the undersigned shall be the “Seller” or “Sellers,” as applicable, under such Sections.

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PARENT:

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation
By:	/s/ Michael Konig
	Name:	Michael Konig
	Title:	Authorized Signatory

[SIGNATURE PAGE TO PARENT JOINDER TO

PURCHASE AND SALE AGREEMENT]

[END OF SIGNATURES]

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Schedule A-1

Intentionally deleted

92

Schedule A-2

Legal description of SOVEREIGN Land

TRACT 1:

LOT 1, BLOCK 1, OF THE FINAL PLAT OF THE SOVEREIGN ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN INSTRUMENT NO. D213119066, OFFICIAL PUBLIC RECORDS, TARRANT COUNTY, TEXAS.

TRACT 2: EASEMENT ESTATE

NON-EXCLUSIVE, PERPETUAL EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, LANDSCAPING MAINTENANCE, AND TEMPORARY CONSTRUCTION GRANTED IN THE ACCESS EASEMENT AND MAINTENANCE AGREEMENT RECORDED UNDER INSTRUMENT NO. D212074584, OFFICIAL PUBLIC RECORDS, TARRANT COUNTY, TEXAS, AS AMENDED BY FIRST AMENDMENT TO ACCESS EASEMENT AND MAINTENANCE AGREEMENT RECORDED 2/28/2014, UNDER TARRANT COUNTY CLERK’S FILE NO. D214039440, OFFICIAL PUBLIC RECORDS OF TARRANT COUNTY, TEXAS.

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Schedule A-3

Legal description of LEIGH HOUSE Land

FEE TRACT

BEING ALL OF LOTS 5 AND 6, AS SHOWN ON PLAT ENTITLED VILLAGES OF LAKE BOONE TRAIL, RECORDED IN BOOK OF MAPS 2015, PAGES 2011-2013, WAKE COUNTY, NORTH CAROLINA REGISTRY.

EASEMENT TRACT

TOGETHER WITH APPURTENANT EASEMENT RIGHTS IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS AND RESTRICTIONS RECORDED IN BOOK 16461, PAGE 1503, WAKE COUNTY, NORTH CAROLINA REGISTRY.

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Schedule A-4

Legal description of PRESTON VIEW Land

ALL THAT CERTAIN LOT, PIECE OR PARCEL OF LAND, WITH THE BUILDINGS AND IMPROVEMENTS THEREON ERECTED, SITUATE, LYING AND BEING IN THE CITY OF MORRISVILLE, COUNTY OF WAKE, STATE OF NORTH CAROLINA.

TRACT I - FEE SIMPLE:

A CERTAIN TRACT OR PARCEL OF REALTY, LYING AND BEING IN TOWN OF MORRISVILLE, WAKE COUNTY, NORTH CAROLINA, BEING MORE FULLY DESCRIBED AS FOLLOWS, VIZ:

COMMENCING AT A POINT IN THE NORTHERN RIGHT OF WAY LINE OF MORRISVILLE PARKWAY (NCSR 3060, 100' R/W) MARKING THE EASTERN PROPERTY LINE OF HUNTINGTON WOODS SUBDIVISION; THENCE N02°50'57" W 3.72 FEET TO AN X-CUT IN CONCRETE, THE POINT AND PLACE OF BEGINNING THENCE WITH THE EASTERN LINE OF SAID HUNTINGTON WOODS SUBDIVISION A COURSE OF N02°50'57" W FOR A DISTANCE OF 469.93 FEET TO AN EXISTING IRON PIPE; THENCE CONTINUING WITH THE LINE OF HUNTINGTON WOODS SUBDIVISION THE FOLLOWING FOUR CALLS: 1) A COURSE OF N78°34'52" W FOR A DISTANCE OF 378.61 FEET TO A CONCRETE MONUMENT FOUND; 2) A COURSE OF N81°22'58" W FOR A DISTANCE OF 1,158.13 FEET TO AN EXISTING AXLE; 3) A COURSE OF N88°28'52" W FOR A DISTANCE OF 226.31 FEET TO AN EXISTING IRON PIPE; AND 4) A COURSE OF N88°34'14" W FOR A DISTANCE OF 640.95 FEET TO A CONCRETE MONUMENT FOUND, THE NORTHWEST CORNER OF SAID HUNTINGTON WOODS SUBDIVISION AND THE NORTHEAST CORNER OF PARK GROVE AT HUNTINGTON (MAP BOOK 1995 PAGE 144); THENCE WITH THE LINE OF SAID PARK GROVE AT HUNTINGTON A COURSE OF N88°41'53" W FOR A DISTANCE OF 202.58 FEET TO AN EXISTING IRON PIPE, THE NORTHWEST CORNER OF PARK GROVE AT HUNTINGTON IN THE LINE OF HUNTINGTON APARTMENTS AND ATHLETIC CLUB; THENCE WITH THE LINE OF HUNTINGTON APARTMENTS AND ATHLETIC CLUB AND THE TOWN OF MORRISVILLE A COURSE OF N1°55'19" E FOR A DISTANCE OF 738.60 FEET TO A POINT IN A CREEK IN THE SOUTHERN LINE OF TRACT "C" OF PRESTONWOOD COUNTRY CLUB, INC.; THENCE WITH THE SOUTHERN LINE OF TRACT "C" OF PRESTON WOOD COUNTRY CLUB, INC. THE FOLLOWING TWO CALLS: 1) A COURSE OF S79°32'25" E FOR A DISTANCE OF 246.24 FEET TO A POINT; AND 2) A COURSE OF S72°58'10' E FOR A DISTANCE OF 301.20 FEET TO A POINT IN THE LINE TRACT "B" OF PRESTONWOOD COUNTRY CLUB, INC.; THENCE WITH THE LINE OF 'B' OF PRESTONWOOD COUNTRY CLUB, INC. THE FOLLOWING SEVEN CALLS: 1) A COURSE OF S74°26'54"W FOR A DISTANCE OF 96.36 FEET TO AN EXISTING IRON PIPE; 2) A COURSE OF S13°42'57" W FOR A DISTANCE OF 204.39 FEET TO AN EXISTING IRON PIPE; 3) A COURSE OF S37°58'49" E FOR A DISTANCE OF 99.92 FEET TO AN IRON PIPE SET; 4) A COURSE OF N88°45'23"E FOR A DISTANCE OF 606.33 FEET TO AN IRON PIPE SET; 5) A COURSE OF N80°31'40" E FOR A DISTANCE OF 557.59 FEET TO AN IRON PIPE SET; 6) A COURSE OF S65°04'23" E FOR A DISTANCE OF 644.07 FEET TO AN IRON PIPE SET; AND 7) A COURSE OF S0°08'02" W FOR A DISTANCE OF 139.26 FEET TO AN IRON PIPE SET IN THE RIGHT OF WAY LINE OF THE CUL-DE-SAC PORTION OF DOUBLE EAGLE COURT (PUBLIC, 50' R/W, BOOK OF MAPS 1997 PAGE 1148); THENCE THE FOLLOWING NINE CALLS WITH THE SOUTHERN RIGHT OF WAY LINE OF DOUBLE EAGLE COURT: 1) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 54.00 FEET, A DELTA ANGLE OF 152°06'31' FOR AN ARC LENGTH OF 143.36 FEET, SUBTENDED BY A CHORD THAT BEARS S19°41'57" E FOR A CHORD LENGTH OF 104.82 FEET TO A POINT; 2) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 100.00 FEET, A DELTA ANGLE OF 29°13'55" FOR AN ARC LENGTH OF 51.02 FEET, SUBTENDED BY A CHORD THAT BEARS S81°08'15" E FOR A CHORD LENGTH OF 50.47 FEET TO A POINT; 3) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 330.92 FEET; A DELTA ANGLE OF 4°38'31" FOR AN ARC LENGTH OF 26.81 FEET, SUBTENDED BY A CHORD THAT BEARS S68°50'33" FOR A CHORD LENGTH OF 26.80 FEET TO A POINT; 4) A COURSE OF S71°09'48"E FOR A DISTANCE OF 130.81 FEET TO A POINT; 5) THENCE ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 275.00 FEET, A DELTA ANGLE OF 76°38'26" FOR AN ARC LENGTH OF 367.85 FEET, SUBTENDED BY A CHORD THAT BEARS S32°50'35" E FOR A CHORD LENGTH OF 341.03 FEET TO A POINT; 6) A COURSE OF S5°28'38"W FOR A DISTANCE OF 100.00 FEET TO A POINT; 7) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 863.01 FEET, A DELTA ANGLE OF 8°31'14" FOR AN ARC LENGTH OF 128.34 FEET, SUBTENDED BY A CHORD THAT BEARS S1°13'00" W FOR A CHORD LENGTH OF 128.22 FEET TO A POINT; 8) A COURSE OF S3°02'37"E FOR A DISTANCE OF 40.08 FEET TO A POINT; AND 9) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 31.00 FEET, A DELTA ANGLE OF 61°37'41" FOR AN ARC LENGTH OF 33.34 FEET, SUBTENDED BY A CHORD THAT BEARS S27°46'14" W FOR A CHORD LENGTH OF 31.76 FEET TO A POINT, THE POINT AND PLACE OF BEGINNING.

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TRACT II - FEE SIMPLE:

A CERTAIN TRACT OR PARCEL OF REALTY, LYING AND BEING IN TOWN OF MORRISVILLE, WAKE COUNTY, NORTH CAROLINA, BEING MORE FULLY DESCRIBED AS FOLLOWS, VIZ:

BEGINNING AT AN EXISTING IRON PIPE IN THE NORTHERN RIGHT OF WAY LINE OF MORRISVILLE PARKWAY (NCSR 3060, 100' R/W) MARKING THE WESTERN PROPERTY LINE OF PRESTONWOOD COUNTRY CLUB, INC. TRACT "B" (MAP BOOK 1997 PAGE 1148); THENCE WITH THE NORTHERN RIGHT OF WAY LINE OF MORRISVILLE PARKWAY A COURSE OF S 86°59'50" W FOR A DISTANCE OF 154.43 FEET TO A CHISELED X-CUT IN CONCRETE; THENCE WITH THE EASTERN AND THEN NORTHERN RIGHT OF WAY LINE OF DOUBLE EAGLE COURT (PUBLIC, 50' R/W, BOOK OF MAPS 1997 PAGE 1148) THE FOLLOWING EIGHT CALLS;1) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 31.00 FEET, A DELTA ANGLE OF 89°57'33" FOR AN ARC LENGTH OF 48.67 FEET, SUBTENDED BY A CHORD THAT BEARS N 48°01'23" W FOR A CHORD LENGTH OF 43.83 FEET TO A POINT; 2) A COURSE OF N 3°02'37" W FOR A DISTANCE OF 40.15 FEET TO A POINT; 3) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 813.01 FEET, A DELTA ANGLE OF 8°31'14" FOR AN ARC LENGTH OF 120.91 FEET, SUBTENDED BY A CHORD THAT BEARS N 1°13'00" E FOR A CHORD LENGTH OF 120.79 FEET TO A POINT; 4) A COURSE OF N 5"28'38" E FOR A DISTANCE OF 100.00 FEET TO A POINT; 5) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 325.00 FEET, A DELTA ANGLE OF 76°38'26" FOR AN ARC LENGTH OF 434.73 FEET, SUBTENDED BY A CHORD THAT BEARS N 32°50'35" W FOR A CHORD LENGTH OF 403.04 FEET TO A POINT; 6) A COURSE OF N 71°09'48" W FOR A DISTANCE OF 130.81 FEET TO A POINT; 7) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 280.92 FEET, A DELTA ANGLE OF 3°17'38" FOR AN ARC LENGTH OF 16.15 FEET, SUBTENDED BY A CHORD THAT BEARS N 69°31'00" W FOR A CHORD LENGTH OF 16.15 FEET TO A POINT; AND 8) ALONG THE ARC OF A CIRCULAR CURVE WITH A RADIUS OF 50.00 FEET, A DELTA ANGLE OF 52°11'15" FOR AN ARC LENGTH OF 45.54 FEET, SUBTENDED BY A CHORD THAT BEARS N 41°46'33" W FOR A CHORD LENGTH OF 43.98 FEET TO AN IRON PIPE SET MARKING A WEST LINE FOR SAID PRESTONWOOD COUNTRY CLUB TRACT "B"; THENCE THE FOLLOWING SEVEN CALLS WITH SAID PRESTONWOOD TRACT "B"; 1) A COURSE OF N 22°44'05" E FOR A DISTANCE OF 82.48 FEET TO AN IRON PIPE SET; 2) A COURSE OF N 55°04'38" E FOR A DISTANCE OF 414.42 FEET TO AN X CUT ON A SANITARY MANHOLE; 3) A COURSE OF S 81°15'25" E FOR A DISTANCE OF 202.07 FEET TO AN IRON PIPE SET; 4) A COURSE OF S 25°06'34" E FOR A DISTANCE OF 368.21 FEET TO AN IRON PIPE SET; 5) A COURSE OF S 16°41'35"W FOR A DISTANCE OF 335.56 FEET TO AN IRON PIPE SET; 6) A COURSE OF S 46°59'26"W FOR A DISTANCE OF 170.33 FEET TO AN IRON PIPE SET; AND 7) A COURSE OF S 15°00'08" E FOR A DISTANCE OF 220.00 FEET TO AN EXISTING IRON PIPE, THE POINT AND PLACE OF BEGINNING.

96

TRACT III - EASEMENT:

TOGETHER WITH ALL OF GRANTOR’S RIGHT, TITLE AND INTEREST IN AND TO THE EASEMENTS AS DESCRIBED IN THAT DEED OF EASEMENT BY AND BETWEEN PRESTONWOOD COUNTRY CLUB, INC., A NORTH CAROLINA CORPORATION (GRANTOR) AND LEGENDS AT PRESTON LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (GRANTEE) RECORDED IN BOOK 7845, PAGE 948, WAKE COUNTY REGISTRY, THE DESCRIPTIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

97

Schedule B

list of sellers’ deliveries

LEGAL

1	Existing Tile Policy with underlying documents
2	Existing ALTA As-Built Survey
3	Legal description of the property
4	City development agreements and impact fees
5	Restrictive covenants, casements, and common area agreements, including any invoices for prior 2 years associated therewith
6	Summary of all pending or threatened litigation, or written statement that none exists
7	Loss run from completion of the property
8	Ground Leases, Master Lenses
9	Insurance certificates currently in place

OPERATIONS / PROPERTY MANAGEMENT

10	Inventory of Personal Property
11	All resident lease agreements and any amendments
12	Tenant demographic profile
13	Rent roll indicating unit number, square feet, lease beginning/ending dates, and market rents (in Excel)
14	Prospect traffic report
15	History of concessions, including a concession schedule reflecting all up-front concessions for lesses in place
16	Accounts Receivable Report for the training 12 months
17	List of security / pet deposits current in place
18	Parking and garage income / assignments by unit
19	Capital Expenditure Schedule for the past 12 months, with dollar amounts
21	Operating statements for the previous fiscal year as well as year-to-date statement (in Excel)

General Ledger (redacted for balance sheet / equity accounts)

24	Utility bills for the Property for the previous 12 months
25	Real estate tax bills and assessments for the Property for the previous year, including any appeal information
26	Any leasing and management reports and comparable property market surveys
27	Standard Lease Form
28	Prospective Tenant Lease Application Form Credit Report Form and detailed credit approval criteria
29	List of all employees involved in the operation of the Property with date of hire, salary, rent concessions and bonus schedule
30	List and copies of service contracts, equipment leases, maintenance agreements
31	All licenses, permits (including construction), Certificates of Occupancy for the Property

98

PHYSICAL ASSESSMENT

33	Floor plans (.jpeg or .eps format)
34	Complete construction drawings, including civil, architectural, MEP, landscaping and a structural (digital format)
35	As-built drawings and engineering calculations, including recent mechanical/electrical changes
38	Existing Environmental Reports, including any reports related to radon
39	Existing Soils / Geotech Reports if available
*40	Any other physical reports of the Property in Seller’s possession or obtainable by Seller, including asbestos and mechanical
*41	List of Hazardous Material in use at the Property as well as any air quality inspections / surveys
42	Compliance letters (ADA, file, building codes, etc.)
43	Most recent life safety inspection report and an invoice from vendor associated therewith
44	Any warranties and guaranties for building construction or systems, including from any general or sub-contractors if available
45	Temtite Report/ Bond and evidence of current payment
46	Zoning compliance letter of governmental authorities or similar evidence of zoning compliance.

Green Certifications (GreenPoint Rated New Home Multifamily, GreenPoint Rated Whole Building Existing Multifamily, Enterprise Green Communities Criteria, Green Globes Multifamily for Existing Buildings, Green Gobes Multifamily for New Construction, NGBS Green Home Remodeling Project Certification, NGBS Multifamily Certification, ILFI Zero Energy Certification, Passive House Institute Passive House Standard, PHIUS+, EarthCraft, ENERGY STAR® Certified Homes, ENERGY STAR® for Existing Multifamily Building, ENERGY STAR® Qualified Multifamily High-Rise-Prescriptive and Performance Path, LEED Building

47	Design and Construction, LEED for Homes, LEED Operations Maintenance) if available

GENERAL

48	Aerial Photograph Indicating Site
49	Site Plans, Leasing Brochures, Maps, & Photographs (in .jpeg or .eps format)

Strictly Confidential

*both in Phase I

99

Schedule C-1

Intentionally deleted

100

Schedule C-2

INVENTORY OF SOVEREIGN PERSONAL PROPERTY

Please see attached.

101

Schedule C-3

INVENTORY OF LEIGH HOUSE PERSONAL PROPERTY

Please see attached.

102

Schedule C-4

INVENTORY OF PRESTON VIEW PERSONAL PROPERTY

Please see attached.

103

Schedule C-5

EXCLUDED PERSONAL PROPERTY

Please see attached.

104

Schedule 2.1(b)(iii)

LEIGH HOUSE CONSTRUCTION CONTRACTS AND WARRANTIES

Please see attached.

105

Schedule 2.2(a)

SELLER GROUP, PROPERTY GROUP, AND ALLOCABLE PURCHASE PRICE

The aggregate purchase price for the entire Property Group is $325,000,000.00. This aggregate price is allocated as follows.

Sellers and Properties under this Agreement (Three Property Purchase Agreement):

SELLER NAME	PROPERTY NAME AND LOCATION	ALLOCABLE PURCHASE PRICE FOR PROPERTY	ALLOCABLE PURCHASE PRICE AS PERCENTAGE OF $325,000,000.00 AGGREGATE PRICE	ALLOCABLE PORTION OF EARNEST MONEY
BR Carroll Keller Crossing, LLC, a Delaware limited liability company	The Sovereign Apartments 5301 North Tarrant Parkway Fort Worth, Texas 76244 (Tarrant County)	$53,000,000.00	16.31%	$2,038,461.00

BR-TBR Lake Boone NC Owner, LLC, a Delaware limited liability company	Leigh House Apartments 2421 Landmark Drive Raleigh, North Carolina 27607 (Wake County)	$51,975,000.00	15.99%	$1,999,039.00

BR Preston View, LLC, a Delaware limited liability company	Preston View Apartments 1000 Stony Court Morrisville, North Carolina 27560 (Wake County)	$64,000,000.00	19.69%	$2,461,539.00

TOTALS FOR THIS AGREEMENT:		$168,975,000.00	51.99%	$6.499.039.00

(CONTINUED ON NEXT PAGE)

106

Sorrel Phillips Creek Ranch Purchase Agreement:

SELLER NAME	PROPERTY NAME AND LOCATION	ALLOCABLE PURCHASE PRICE FOR PROPERTY	ALLOCABLE PURCHASE PRICE AS PERCENTAGE OF $325,000,000.00 AGGREGATE PRICE	ALLOCABLE PORTION OF EARNEST MONEY
BR Carroll Phillips Creek Ranch, LLC, a Delaware limited liability company	Sorrel Phillips Creek Ranch Apartments 5050 FM423 Frisco, Texas 75036 (Denton County)	$57,904,000.00	17.82%	$2,227,077.00

Landings at Four Corners Purchase Agreement:

SELLER NAME	PROPERTY NAME AND LOCATION	ALLOCABLE PURCHASE PRICE FOR PROPERTY	ALLOCABLE PURCHASE PRICE AS PERCENTAGE OF $325,000,000.00 AGGREGATE PRICE	ALLOCABLE PORTION OF EARNEST MONEY
BR Four Corners Orlando, DST, a Delaware statutory trust	Landings at Four Corners Apartments 1000 Ketner Street Davenport, Florida 33897 (Polk County)	$51,275,000.00	15.78%	$1,972,115.00

ARIUM Palms Purchase Agreement:

SELLER NAME	PROPERTY NAME AND LOCATION	ALLOCABLE PURCHASE PRICE FOR PROPERTY	ALLOCABLE PURCHASE PRICE AS PERCENTAGE OF $325,000,000.00 AGGREGATE PRICE	ALLOCABLE PORTION OF EARNEST MONEY
BR World Gateway, LLC, a Delaware limited liability company	ARIUM Palms at World Gateway Apartments 9000 Avenue Pointe Circle Orlando, Florida 32821 (Orange County)	$46,846,000.00	14.41%	$1,801,769.00

(CONTINUED ON NEXT PAGE)

107

TOTALS FOR ALL FOUR PURCHASE AGREEMENTS:

AGGREGATE PURCHASE PRICE	ALLOCABLE PURCHASE PRICES AS PERCENTAGE OF $325,000,000.00 AGGREGATE PRICE	AGGREGATE EARNEST MONEY
$325,000,000.00	100.00%	$12,500,000.00

108

Schedule 3.1

SELLERS’ CORE DELIVERIES

Any and all information contained on that certain website with a domain name of: ______________________________. [NTD: At execution, download/delete privileges will be revoked and an email of the images of the site will be sent to both parties. A new site will be created for any incremental requests/documents.]

109

Schedule 3.1(h)

litigation

110

Schedule 3.1(i)

NOTICES OF VIOLATION

111

Schedule 3.1(j)-1

INTENTIONALLY DELETED

112

Schedule 3.1(j)-2

SOVEREIGN contracts

Please see attached.

113

Schedule 3.1(j)-3

LEIGH HOUSE contracts

Please see attached.

114

Schedule 3.1(j)-4

PRESTON VIEW contracts

Please see attached.

115

Schedule 3.1(k)-1

INTENTIONALLY DELETED

116

Schedule 3.1(k)-2

SOVEREIGN RENT ROLL

Please see attached.

117

Schedule 3.1(k)-3

LEIGH HOUSE RENT ROLL

Please see attached.

118

Schedule 3.1(k)-4

PRESTON VIEW RENT ROLL

Please see attached.

119

Schedule 3.1(q)-1

INTENTIONALLY DELETED

120

Schedule 3.1(q)-2

SOVEREIGN INSURANCE CERTIFICATE

Please see attached.

121

Schedule 3.1(q)-3

LEIGH HOUSE INSURANCE CERTIFICATE

Please see attached.

122

Schedule 3.1(q)-4

PRESTON VIEW INSURANCE CERTIFICATE

Please see attached.

123

Exhibit A

FORM OF BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF

LEASES, CONTRACTS AND GENERAL INTANGIBLES

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND GENERAL INTANGIBLES (this “Agreement”) is made and entered into this [____]day of [_____], 2019, by and between [______________________________], a [_________________] (“Seller”), and [___________________], a [___________] (“Purchaser”).

WITNESSETH:

WHEREAS, Seller, [Purchaser] and certain additional parties have previously entered into that certain Purchase and Sale Agreement, dated as of June ____, 2019 [DESCRIBE AMENDMENTS, IF APPLICABLE] (the “Purchase Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Purchase Agreement, Seller is conveying to Purchaser, by Special Warranty Deed, (i) those certain tracts or parcels of real property located in [____________] County, [____________], and more particularly described on Exhibit A, attached hereto and made a part hereof (the “Land”), (ii) the rights, easements and appurtenances pertaining to the Land (the “Related Rights”), and (iii) the buildings, structures, fixtures and other improvements on and within the Land (the “Improvements”; and the Land, the Related Rights and the Improvements being sometimes collectively referred to as the “Real Property”);

WHEREAS, Seller has agreed to convey to Purchaser certain personal property and assign to Purchaser certain leases, service contracts, and intangible rights as hereinafter set forth;

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Purchaser hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.           Bill of Sale.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser, without representation or warranty, all of Seller’s right, title and interest in, to and under the Personal Property and the Intangible Property.

(b)          “Personal Property” shall have the meaning ascribed to such term in the Purchase Agreement.

124

(c)          “Intangible Property” shall mean, collectively, the following [to be conformed for applicable Property as set forth in Section 2.1]:

(1)         to the extent they may be freely transferred by Seller under Applicable Law without third-party consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all licenses, certificates of occupancy, permits, approvals and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated;

(2)         to the extent freely assignable by Seller without any third party’s consent (unless any such consent is obtained by Purchaser at Purchaser’s sole cost and expense), all guaranties and warranties, if any, in favor of Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the Improvements; and

(3)         all other intangible property relating to the Real Property or the Personal Property and not otherwise described or excluded herein, including, but not limited to, assignable telephone exchanges, trade names and trademarks used by Seller in connection with the operation of [_____________], including Seller’s right, title and interest in (i) the name “_________________”, (ii) all variations of such name used or owned by Seller, and (iii) all other names utilized or owned by Seller with respect to the Real Property or the Improvements; [domain names and websites used exclusively in the operation of the apartment complex located on the Real Property commonly known as “________________________”, including, without limitation, https://www.__________.com/;]1 architectural drawings, plans and specifications, as-built drawings, and advertising materials (in each case, solely to the extent delivered to Purchaser prior to the Effective Date or located on-site as of the date hereof); and assignable development rights.

[NOTE TO DRAFT: ADD THE FOLLOWING FOR LEIGH HOUSE: “On a non-exclusive basis only, and solely to the extent that nay other parties to such agreements consent to such assignment (if such parties have a consent right over assignments), Seller’s rights, but not its obligations, under all guaranties, warranties, and agreements from contractors, subcontractors, vendors and suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all Improvements and Personal Property, a complete schedule of which is attached hereto as Schedule 1(c) (collectively the “Construction Contracts and Warranties”)]

(d)          Seller hereby represents and warrants to Purchaser that (a) the Personal Property and Intangible Property are not subject to any assignment, claim, lien or encumbrance, and that no circumstance has occurred that, with notice or the passage of time or both, will constitute such an assignment, claim, lien or encumbrance, and (b) Seller owns and has the right to grant, convey, bargain, sell, assign, transfer, set over and deliver the Personal Property and Intangible Property as hereinabove provided.

1 NTD: Exclude from Properties where URL cannot be assigned.

125

(e)          Seller hereby binds itself, its legal representatives, successors and assigns, to WARRANT, and FOREVER DEFEND title to the Personal Property and Intangible Property unto Purchaser, its legal representatives, successors and assigns, against every Person claiming by, through or under Seller, but against no other.

2.           Assignment and Assumption of Leases.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest as landlord in, to and those Leases (as defined in the Purchase Agreement) which are described in Exhibit B attached to this Agreement, together with any and all unapplied Refundable Security Deposits (as defined in the Purchase Agreement). The Refundable Security Deposits are set forth on Exhibit B. The assignment of the Refundable Security Deposits has been made by means of a credit or payment on the closing statement executed by Seller and Purchaser pursuant to the Purchase Agreement.

(b)          Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Leases which, under the terms of the Leases, are to be performed, observed, and complied with by the landlord from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable as landlord under the Leases for obligations arising or accruing from and after the date hereof. It is specifically agreed between Seller and Purchaser that Seller shall remain liable for the performance of the obligations to be performed by Seller under the described in Exhibit B which were required to be performed prior to (but not from and after) the date hereof.

(c)          Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with the landlord’s obligations under any of the Leases arising or accruing during the period from and after the date hereof, including without limitation, claims made by tenants with respect to the Refundable Security Deposits (to the extent paid or assigned to Purchaser or for which Purchaser has received a credit or payment at Closing). Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the failure of Seller to perform, observe and comply with the landlord’s obligations under any of the Leases arising or accruing during the period prior to the date hereof, including without limitation, claims made by tenants with respect to the Refundable Security Deposits arising before the date hereof (to the extent such Refundable Security Deposits were not paid or assigned to Purchaser or for which Purchaser did not receive a credit or payment at Closing).

(d)          For purposes of this Paragraph 2, the word “landlord” means the landlord, lessor or other equivalent party under any of the Leases, and the word “tenant” means the tenant, lessee or other equivalent party under any of the Leases.

126

3.           Assignment and Assumption of Contracts.

(a)          Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under those service, supply and similar agreements set forth on Exhibit C, attached hereto and made part hereof (the “Contracts”).

(b)          Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Contracts which, under the terms of the Contracts, are to be performed, observed, and complied with by the property owner from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable under the Contracts for obligations arising or accruing from and after the date hereof, including with respect to any and all payments coming due under the Contracts for which Purchaser has received a credit or payment on the closing statement executed by Purchaser and Seller (the “Credited Payments”). It is specifically agreed between Seller and Purchaser that Seller shall remain liable for the performance of the obligations to be performed by Seller under the Contracts which were required to be performed prior to (but not from and after) the date hereof.

(c)          Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with its obligations under any of the Contracts arising or accruing during the period from and after the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments (to the extent paid or assigned to Purchaser or for which Purchaser received a credit or payment at Closing). Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the failure of Seller to perform, observe and comply with its obligations under any of the Contracts arising or accruing during the period prior to the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments, arising before the date hereof (to the extent such Credited Payments were not paid or assigned to Purchaser or for which Purchaser did not receive a credit or payment at Closing).

4.           Qualifications. This Agreement is subject to those provisions of the Purchase Agreement limiting Seller’s liability to Purchaser, including but not limited to Article 11 of the Purchase Agreement.

5.           Counterparts. This Agreement may be executed in two or more identical counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

6.           Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

7.           Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of New York.

127

EXECUTED effective as of the date first above written.

SELLER:			PURCHASER:

		,		,
a			a

By:		, a	By:
Name:
Title:
By:
Name:
Title:

Exhibits to Bill of Sale and Assignment

A - Legal Description of Land

B - List of Leases

C - List of Assumed Contracts

128

Exhibit B

FORM OF TENANT NOTICE

[TO BE REVISED TO COMPLY WITH APPLICABLE STATE LAW IF NECESSARY]

NOTICE TO TENANT

[______________________], 2019

To:	Tenants of [__________________________]

Re:	Sale by [________________________], a [____________________] (the “Landlord”), to ____________________________, a ________________ (the “New Landlord”), of the property known as “[__________________]” located at [______________________________] (the “Property”)

Dear Tenant:

Please be advised that the Property has been sold and your lease (the “Lease”) has been assigned by Landlord to New Landlord. New Landlord has assumed all of the obligations under your Lease accruing from and after this day, including any obligations to return your security deposit, if any, in accordance with the terms of your Lease.

Until further notice, all correspondence and notices shall be directed, and all rents, additional rents and other charges under the Lease shall be paid, to New Landlord at the following address:

[_________________________________

_________________________________

_________________________________]

Please make all rent checks payable to [_________________________________].

Your security deposit, if any, under the Lease has been transferred to New Landlord.

Thank you for your assistance and cooperation during this transition.

[Signature page follows]

129

LANDLORD:

[_________________________], a
[______________________]

By:
Name:
Title:

130

Exhibit C

FORM OF

CONDOMINIUM CONVERSION PROHIBITION AGREEMENT

[TO BE ADAPTED TO THE REQUIREMENTS OF EACH PROPERTY JURISDICTION]

Return after recording to:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

[____________________]

PROHIBITION AGAINST

CONDOMINIUM CONVERSION AGREEMENT

THIS PROHIBITION AGAINST CONDOMINIUM CONVERSION AGREEMENT (the “Condominium Agreement”) is made and entered into as of [__________________], 2019, by and between _____________________ (“Purchaser”), and [____________________________], a [_______________________] (“Seller”).

WITNESSETH:

WHEREAS, Seller and Purchaser, together with certain other parties, have entered into that certain Purchase and Sale Agreement dated as of June ____, 2019 (the “Sale Agreement”) relating to, among other things, the sale by Seller to Purchaser of that parcel of real property located in [_________________] County, [_____________], and more particularly described on Exhibit “A” attached hereto (the “Land”), together with certain apartment buildings and related personal property and other rights located thereon and relating thereto (the “Improvements”; and the Land and the Improvements collectively referred to herein as the “Property”).

WHEREAS, as a condition to Seller conveying the Property to Purchaser and in consideration of Seller accepting the purchase price and conveying the Property as set forth in the Sale Agreement to Purchaser, Purchaser has agreed with Seller to execute and record this Condominium Agreement providing for certain restrictions relating to the future use of the Property for a period of time after the date of this Condominium Agreement as more fully set forth herein.

131

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:

Section 1. Definitions and Interpretation. The following terms shall have the respective meanings assigned to them in this Section I unless the context in which they are used clearly requires otherwise:

“Condominium Conversion” - Shall mean the filing or recording of any document providing for the conversion of the Property to a form of condominium ownership under any state or local statute or ordinance.

“County” - The county in which the Land is located.

“Deed” - Special Warranty Deed.

“Event of Default” - As defined in Section 11 hereof.

“First Mortgage” – As defined in Section 20(a) hereof.

“First Mortgagee” – As defined in Section 20(a) hereof.

“Hazardous Materials” or “Hazardous Substances” - Shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; any Regional Water Quality Control Board; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzene derivative (BTEX), (M) petroleum byproducts and (N) methane gas or any of its derivatives.

“Improvements” - As defined in the Recitals hereof.

132

“Indemnified Parties” - As defined in Section 3 hereof.

“Land” - As defined in the Recitals hereof.

“Property” - As defined in the Recitals hereof.

“Property Conditions” - As defined in Section 3 hereof.

“Related Parties” – Bluerock Real Estate, L.L.C., a Delaware limited liability company, and its successors and assigns.

“Residential Rental Property” - Shall mean property used for the rental of apartments to the general public under leases providing for residential use by any occupant of any apartment.

“Purchaser” - As defined in the Preamble hereof. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

“Seller” - As defined in the Preamble hereof.

“Term” - As defined in Section 7 herein.

“Units” - Shall mean any portion of the Property created in connection with any Condominium Conversion.

Section 2. No Condominium Conversion.

(a)           During the Term of this Condominium Agreement:

(i)          The Property shall not be subject to any Condominium Conversion and no portion of the Property shall be converted to Units for sale in connection with a Condominium Conversion, nor shall the title to any such Units be transferred to any party.

(ii)         No part of the Property will at any time be owned or used as a cooperative housing corporation, community apartment property or stock corporation.

Section 3. Indemnification. In the event any of the provisions of Section 2 hereof are breached, the then current owner of the Property (“Indemnitor”) agrees to indemnify, defend and hold harmless the Seller, and each of its members, partners, officers, directors, trustees, affiliates (including, but not limited to, Bluerock Real Estate, L.L.C. and Bluerock Residential Growth REIT, Inc.), parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents (collectively, the “Indemnified Parties”) from any and all demands, claims, including claims for personal injury, property damage or death, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever, whether in tort, contract or otherwise (including without limitation, court costs and reasonable attorneys’ fees and disbursements) arising out of, or in any way relating to: (a) claims made or brought by any party or parties who acquire or contract to acquire any Units in the Property (or any cooperative housing corporation, community apartment property or stock corporation interests in the Property) following the date hereof, their agents, employees and successors and assigns in connection with or related to (i) the physical condition of the Property, including, without limitation, latent or patent defects, and claims relating to the existence of asbestos, any other construction defects, claims relating to mold, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials or Hazardous Substances on, under or about the Property, and (ii) any law or regulation applicable to the Property, including, without limitation, any environmental law and any other federal, state or local law (the matters described in (i) and (ii) hereof collectively the “Property Conditions”); and (b) a breach of any of the covenants, terms and conditions of this Condominium Agreement by Indemnitor. Indemnitor consents to the right of Indemnified Parties to approve and appoint defense counsel and to participate in or assume the defense of any claim. Until any determination is made in any appropriate legal proceeding challenging the obligation of Indemnitor herein, Indemnitor’s obligations under all the terms and provisions of this Section shall remain in full force and effect. Indemnitor acknowledges that it is a sophisticated and experienced purchaser of real estate and has reviewed with its counsel the full meaning and affect of the foregoing indemnity.

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Section 4.           Consideration. In consideration of the Seller’s acceptance of the purchase price for the Property from Purchaser, Purchaser has entered into this Condominium Agreement and has agreed to restrict the uses to which the Property can be put on the terms and conditions set forth herein.

Section 5.           Intentionally deleted.

Section 6.           Intentionally deleted.

Section 7.           Term. This Condominium Agreement shall become effective upon its execution and delivery and shall remain in full force and effect until [_______________] (the “Term”)2. Upon the expiration of the Term, the parties hereto agree to execute, deliver and record appropriate instruments of release and discharge of the terms hereof; provided, however, that the execution and delivery of such instruments shall not be necessary or a prerequisite to the termination of this Condominium Agreement in accordance with its terms.

Section 8.           Covenants to Run With the Land. The Purchaser and Seller hereby subject the Property to the covenants, reservations and restrictions set forth in this Condominium Agreement. The Purchaser and the Seller hereby declare their express intent that the covenants, reservations and restrictions set forth herein shall be deemed covenants running with the land and shall pass to and be binding upon the Purchaser’s successors in title to the Property; provided, however, that on the termination of this Condominium Agreement said covenants, reservations and restrictions shall expire. Each and every contract, deed or other instrument hereafter executed covering or conveying the Property or any portion thereof shall conclusively be held to have been executed, delivered and accepted subject to such covenants, reservations and restrictions, regardless of whether such covenants, reservations and restrictions are set forth in such contract, deed or other instrument.

2 NTD: to be based on each state’s statute of repose running from the Closing Date (NC: the date which is six (6) years from the Closing Date; FL and TX: 10 years from the Closing Date)

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Section 9.           Burden and Benefit. The Purchaser and Seller hereby declare their understanding and intent that the burden of the covenants set forth herein touch and concern the Land in that the Purchaser’s legal interest in the Property is rendered less valuable thereby. The Purchaser and Seller hereby further declare their understanding and intent that the benefit of such covenants touch and concern the Land by enhancing and increasing the enjoyment and use of the Property by persons entitled to rent the apartments contained therein.

Section 10.          Uniformity: Common Plan. The covenants, reservations and restrictions hereof shall apply uniformly to the entire Property in order to establish and carry out a common plan for the use of the Property.

Section 11.          Enforcement. If the Purchaser or any of its successors or assigns defaults in the performance or observance of any covenant, agreement or obligation of the Purchaser and its successors or assigns set forth in this Condominium Agreement, then the Seller or any of the Indemnified Parties may declare an “Event of Default” to have occurred hereunder, and, at any of said Parties option, it may take any one or more of the following steps: (a) by mandamus or other suit, action or proceeding at law or in equity, to require the Purchaser and its successors and assigns to perform its obligations and covenants hereunder, or enjoin any acts or things which may be unlawful or in violation of the rights of the Seller hereunder; or (b) take such other action at law or in equity as may appear reasonably necessary to enforce the obligations, covenants and agreements of the Purchaser hereunder. All rights and remedies as set forth herein shall be cumulative and non-exclusive to the extent permitted by law.

Section 12.          Recording and Filing. The Seller shall cause this Condominium Agreement and all amendments and supplements hereto and thereto, to be recorded and filed in the real property records of the County. The Seller shall pay all fees and charges incurred in connection with any such recording.

Section 13.          Attorneys’ Fees. In the event that a party to this Condominium Agreement brings an action against any other party to this Condominium Agreement by reason of the breach of any condition or covenant, representation or warranty in this Condominium Agreement, or otherwise arising out of this Condominium Agreement, the prevailing party in such action shall be entitled to recover from the other reasonable attorneys’ fees to be fixed by the court which shall render a judgment, as well as the costs of suit.

Section 14.          Governing Law. This Condominium Agreement shall be governed by the laws of the State of [__________________________].

Section 15.          Amendments. This Condominium Agreement shall be amended only with the express written consent of the Seller, or by any one (1) of the Related Parties for or on behalf of the Seller, by a written instrument executed by the parties hereto or their successors in title, and duly recorded in the real property records of the County.

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Section 16.          Execution of Termination. Any one (1) of the Related Parties is authorized and empowered to execute a termination of this Condominium Agreement with the full force and effect as though it had been executed by the Seller.

Section 17.          Notice. Any notice required to be given hereunder shall be made in writing and shall be given by personal delivery, overnight courier, or certified or registered mail, postage prepaid, return receipt requested, at the addresses specified below, or at such other addresses as may be specified in writing by the parties hereto:

TO SELLER:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue

9th Floor

New York, NY 10019

Attention: Ryan MacDonald

With a copy (which shall not constitute notice) to:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue

9th Floor

New York, NY 10019

Attention: Michael L. Konig

And to:

Nelson Mullins Riley & Scarborough LLP

Atlantic Station
201 17th Street NW, Suite 1700
Atlanta, GA 30363

Attention: Eric R. Wilensky, Esq.

TO PURCHASER:

c/o Carter-Haston Holdings, L.L.C.

1230 Peachtree St. NE, Suite 1909

Atlanta, GA 30309

Attention: James A. Shanks

With a copy (which shall not constitute notice) to:

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KRE Topaz Portfolio Investor LLC

c/o Kohlberg Kravis Roberts & Co.

600 Travis Street, Suite 7200

Houston, TX 77002

Attention: Paul S. Wasserman

And to:

KRE Topaz Portfolio Investor LLC

c/o Kohlberg Kravis Roberts & Co.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: Michael Friedland

And to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, TN 37219

Attention: Philip F. Head, Esq.

Notice shall be deemed given three (3) Business Days after the date of mailing, by certified mail, postage prepaid, return receipt requested, or, if personally delivered or delivered by overnight courier, when received.

Section 18.          Severability. If any provision of this Condominium Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions hereof shall not in any way be affected or impaired thereby.

Section 19.          Multiple Counterparts. This Condominium Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument, and each of which shall be deemed to be an original.

Section 20.          Mortgagee’s Rights.

(a)           Definitions. For purposes of this Section 20, the following terms shall have the following meanings:

“First Mortgage” shall mean any bona-fide unpaid and outstanding mortgage or deed of trust on the Property or other instrument creating a security interest against the Property having priority of record over all other recorded liens except those governmental liens and statutory liens which are made superior by statute.

“First Mortgagee” shall mean the holder of any First Mortgage.

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(b)           Transfer of Property to or from First Mortgagee. Notwithstanding anything contained herein to the contrary, in the event of a sale, transfer, or other disposition of the Property including, but not limited to, a conveyance pursuant to a deed-in-lieu of foreclosure or the sale of the Property at a foreclosure to (i) a First Mortgagee, (ii) an affiliate of a First Mortgagee, (iii) a purchaser at a foreclosure sale, and (iv) any transferee of a First Mortgagee or affiliate of a First Mortgagee (collectively a “Foreclosure Purchaser”), shall have no obligation to indemnify, defend and hold harmless Seller or the Related Parties with respect to any Condominium Conversion occurring (x) prior to the date such Foreclosure Purchaser acquires title to the Property (regardless of whether such Foreclosure Purchaser consented to such Condominium Conversion prior to its acquisition of the Property), or (y) following the conveyance of the Property by such Foreclosure Purchaser to a third party purchaser, provided that such Foreclosure Purchaser did not commit a Condominium Conversion during such Foreclosure Purchaser’s period of ownership of the Property. In the event that Foreclosure Purchaser did commit a Condominium Conversion during such Foreclosure Purchaser’s period of ownership of the Property, then Foreclosure Purchaser shall have the obligation to indemnify, defend and hold harmless Seller and the Related Parties with respect to any Condominium Conversion during such Foreclosure Purchaser’s period of ownership. Any third party transferee of a Foreclosure Purchaser shall have the obligation to indemnify, defend and hold harmless Seller and the Related Parties with respect to any Condominium Conversion after such transferee’s acquisition of the Property. In the event of litigation arising out of such indemnifications, covenants or conditions, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs of court from the non-prevailing party. Seller acknowledges that Foreclosure Purchaser’s liability under this Condominium Agreement shall be limited to Foreclosure Purchaser’s interest in the Property.

(c)          No Amendments. No amendment of this Condominium Agreement shall be effective without the written consent and approval of any First Mortgagee, which shall not be unreasonably withheld, conditioned and/or delayed.

Section 21.         Joint and Several Liability of Purchaser. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the Condominium Agreement as of the day and year first written above.

SELLER:

[_____________________________], a [___________________________]

By:
Name:
Title:

138

[ADAPT TO ADD JURISDICTION-SPECIFIC ACKNOWLEDGMENT AND TO

SATISFY ANY OTHER RECORDING REQUIREMENTS]

139

PURCHASER:

[_______________________,
a _________________________]

By:
Name:
Title:

[ADAPT TO ADD JURISDICTION-SPECIFIC ACKNOWLEDGMENT AND TO SATISFY ANY OTHER RECORDING REQUIREMENTS]

Exhibits to Condominium Agreement

Exhibit A – Legal Description of Property

140

Exhibit D-1

FORM OF TEXAS SPECIAL WARRANTY DEEDS

SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

STATE OF TEXAS	§
§
COUNTY OF _____________	§

KNOW ALL PERSONS BY THESE PRESENTS:

That __________________, a ____________________ (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00), paid to Grantor, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto ________________, a _____________________ (“Grantee”), its successors and assigns, in fee simple, that certain tract of land in _________________ County, Texas, being more particularly described on Exhibit A attached hereto and incorporated herein by reference for all purposes (the “Land”), together with all of Grantor’s right, title and interest in and to all buildings, structures, fixtures, parking facilities, and other improvements located on the above described Land (collectively, the “Improvements”), together with all of Grantor’s right, title and interest in and to all easements, licenses, covenants, privileges and other rights appurtenant to the Land or the Improvements, and any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Land (collectively, “Appurtenances”; with the Land and Improvements, collectively, the “Property”).

The conveyance is made subject only to the matters described in Exhibit B attached hereto and incorporated herein by this reference, but only to the extent the same are currently valid and enforceable against the Property (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee and Grantee’s successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, TO WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, Grantee’s successors and assigns forever against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor but not otherwise, and subject only to the Permitted Exceptions.

Grantee’s address is: ___________________________.

[SIGNATURE PAGE FOLLOWS]

141

Executed AND EFFECTIVE as of the ____ day of _______, 2019.

GRANTOR:
________________,
a ___________________

By:
Name:
Its:

STATE OF _________	§
§
COUNTY OF ________	§

This instrument was acknowledged before me on the ___ day of ________, 2019, by ____________, the __________ of __________________, on behalf of said ________________________.

(SEAL)
Notary Public in and for the State of ___________

AFTER RECORDING, RETURN TO:

Exhibits to Special Warranty Deed:

Exhibit A – Legal Description of Land

Exhibit B – Permitted Exceptions

142

Exhibit D-2

FORM OF NORTH CAROLINA SPECIAL WARRANTY DEEDS

PREPARED BY:

Nelson Mullins Riley & Scarborough LLP (CMR)

GlenLake One

4140 Parklake Avenue

Suite 200

Raleigh, NC 27612

RETURN TO:

Tax Parcel [No.] [Nos.]:	[_________________]

STATE OF NORTH CAROLINA

Excise Tax: $_______.00

COUNTY OF WAKE

NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED is made as of the _____ day of _____________, 2019, by _______________________, a ____________________________________, having a mailing address at _____________________________ (“Grantor”), _______________________, in favor of __________________, a ____________________________________, having a mailing address at _____________________________ (“Grantee”); the designation Grantor and Grantee as used herein shall include said parties and their respective heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context;

WITNESSETH, that Grantor, for a valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant and convey unto Grantee in fee simple all those certain lots or parcels of land situated in Wake County, North Carolina, and more particularly described as follows:

See Exhibit A attached hereto and incorporated herein by reference.

The property hereinabove described was acquired by Grantor by instrument recorded in Book ____________ at Page _____________ of the Wake County Public Registry.

143

The above described property ☐ does ☒ does not include the primary residence of the Grantor.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to Grantee in fee simple;

AND GRANTOR covenants with Grantee that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated:

See Exhibit B attached hereto and incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

144

[SIGNATURE PAGE TO NORTH CAROLINA SPECIAL WARRANTY DEED]

IN WITNESS WHEREOF, Grantor has caused this instrument to be signed as of the day and year first above written.

GRANTOR:

STATE OF ___________________

COUNTY OF _________________

I certify that ____________________________, in his capacity as the _______________________ of ________________________________, a __________________________________, personally appeared before me this day, acknowledging to me that he signed the foregoing document:

Date: _____________________, 2019.

Official Signature of Notary

(Official Seal)
Notary’s printed or typed name

My commission expires:

Exhibits to North Carolina Special Warranty Deed:

Exhibit A – Legal Description of Land

Exhibit B – Permitted Exceptions

145

Exhibit E-1

FORM OF TEXAS OWNER/SELLER AFFIDAVITS

AFFIDAVIT AS TO DEBTS AND LIENS AND PARTIES IN POSSESSION

(ENTITY OWNER)

GF: _____________________

SUBJECT PROPERTY: Being a tract of land in _________________ County, Texas, and being more fully described in the title commitment for the referenced GF#.

OWNER: _________________________

SALE TO: ____________________

STATE OF _______________

COUNTY OF _____________

BEFORE ME, the undersigned authority, on this day personally appeared the undersigned Affiant, personally known to me to be the person whose name is subscribed hereto and upon oath deposes and says that:

1.	To the best knowledge and belief of Affiant:
a.	The charges for all labor and materials that may have been furnished to the property or to the improvements thereon have been fully paid.
b.	All contracts for the furnishing of labor or materials to the property or for improvements thereon have been completed and fully paid.
c.	There are no security agreements or leases affecting any goods or chattels that have become attached, or that will at any later date become attached, to the property or improvements thereon as fixtures that have not been fully performed and satisfied, which are not shown on the referenced title commitment.
d.	There are no loans of any kind on the property, which are not shown on the referenced title commitment.
e.	There are no brokers that have a signed commission agreement with Owner under which a commission is claimed or earned and has not been paid, which are not shown on the settlement statements.

2.	Affiant has no knowledge of a notice of change of use nor has Owner received written notice of change of use by the appraisal district.

3.	The property is currently being used for the following purposes, and to the best knowledge and belief of Affiant, the improvements, if any, and such use does not violate any restrictive covenants affecting the property: Multifamily apartment community.

4.	Affiant has no knowledge of any proceedings involving Owner, nor has Owner received written notice of, any proceedings, by any agency or authority, public or private, that levies taxes or assessments, which may result in taxes or assessments affecting the property and which are not shown by the referenced title commitment.

146

5.	Affiant has no knowledge of any Judgments, Federal Tax Liens, or State Tax Liens against Owner and/or the property, nor has Owner received written notice of any of the foregoing; and, to Affiant’s knowledge, neither Owner nor the Property is subject to a claim under the Medicaid Estate Recovery Program, nor has Owner received written notice of any such claim.

6.	(a) All ad valorem and personal property taxes (if any), all “use” type business taxes (if any), including but not limited to hotel use and occupancy taxes, and all association/ maintenance type taxes or assessments (if any) that are currently due and payable have been paid or will be paid at closing and are shown on the settlement statements. (b) Any of the above referenced taxes which are the obligation of Owner and which have been prorated on the settlement statements are based on information approved by Owner.

7.	Owner is the only occupant of the property, except (list any leases):

Rights of tenants, as tenants only, without purchase option or right of first refusal, under leases described on the rent roll attached hereto as Exhibit A.

8.	Owner has not entered into any, and to Affiant’s knowledge there are no, unrecorded contracts (other than service contracts pertaining to property operations); deeds; mortgages; mechanic’s liens; options of any kind, including but not limited to options to purchase or lease; rights of first refusal or requirements of prior approval of a future purchaser or occupant; rights of reentry; rights of reverter; or rights of forfeiture affecting the property or improvements thereon, which are not shown on the referenced title commitment, other than _______________________ [describe PSA for property sale].

9.	No proceedings in bankruptcy or receivership have ever been instituted by or against Owner, and Owner has never made an assignment for the benefit of creditors.

10.	The property has curb cuts and driveways providing actual vehicular and pedestrian access to ________________________, which are open and in use.

[NO FURTHER TEXT ON THIS PAGE]

147

THIS affidavit is made to First American Title Insurance Company, as an inducement to them to complete the above referenced transaction, and Affiant realizes that First American Title Insurance Company, is relying upon the representations contained herein; and Affiant does hereby swear under the penalties of perjury that the foregoing information is true and correct in all respects, to the best knowledge and belief of Affiant, and that Affiant is authorized to make this affidavit on behalf of Owner.

EXECUTED effective as of _____________________, 2019.

By:
___________________ of Owner

STATE OF ________________

COUNTY OF _____________

SWORN TO AND SUBSCRIBED BEFORE ME on ____________________, 2019, by _____________________________.

Notary Public, State of
Notary’s printed name:
My commission expires:

Exhibits to Affidavit as to Liens and Parties in Possession:

Exhibit A – Rent Roll

148

Exhibit E-2(a)

FORM OF NORTH CAROLINA OWNER AFFIDAVITS AND

INDEMNITY AGREEMENTS

Please see attached.

149

Exhibit E-2(b)

FORM OF NORTH CAROLINA GAP INDEMNITIES

GAP INDEMNITY AGREEMENT

Date: ____________________, 2019	NCS-______

WHEREAS, First American Title Insurance Company (the "Company") is about to issue its title insurance policy or policies to  upon the parcel of real estate (the "Premises") described in title insurance commitment no. ____________________ dated  ___________________, 2019;

AND WHEREAS, the Company has been requested to issue such policy or policies (or "marked-up" commitment therefor) prior to the recording of the deed, mortgage or other instruments to be insured;

NOW THEREFORE, in consideration of the issuance of said title insurance policy or policies and other good and valuable consideration, the undersigned covenants and agrees as follows:

As an inducement to the Company to insure over any matters attaching or created during the "gap" in time between the last continuation of title and the recording of the deed, mortgage, or other such instrument with respect to the Premises, the undersigned shall (1) promptly remove of record any matters filed of record during said gap period, and (2) hold harmless and indemnify the Company or any loss, cost expense, claim or damage, including without limitation reasonable attorneys fees, arising with respect to any such matters.

THE UNDERSIGNED EXECUTES THIS AGREEMENT BECAUSE OF THE BENEFITS DIRECTLY AND INDIRECTLY ACCRUING TO IT BY REASON OF THE ISSUANCE OF SAID POLICY OR POLICIES.

IN WITNESS WHEREOF, this instrument has been executed as of __________________________ , 2019.

By:	,

150

Exhibit F

FORM OF SELLERS’ CLOSING CERTIFICATE

SELLERS’ CLOSING CERTIFICATE

THIS SELLERS’ CLOSING CERTIFICATE is made as of ______________, 2019 by each of [_____________________________], a [_____________________], [_____________________________], a [_____________________], [_____________________________], a [_____________________], and [_____________________________], a [_____________________] (each individually a “Seller” and collectively the “Sellers”), in favor of _______________________, a __________ (“Purchaser”).

Each Seller hereby certifies to Purchaser that the representations and warranties of such Seller set forth in Section 3.1 of that certain Purchase and Sale Agreement between the Sellers and [_________________________] [if applicable: as amended/assigned] (the “Agreement”) dated as of June _____, 2019, are true and correct in all material respects as of the date hereof, except as to:

(a)          The Rent Roll for such Seller’s Property attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4, as applicable, replaces the Rent Roll for such Property attached to the Agreement as a portion of Schedule 3.1(k)[; and]

(b)          [If applicable: The items disclosed on Exhibit B attached hereto replace such Seller’s disclosures attached to the Agreement as Schedule(s) ___________ ].

The representations and warranties of each Seller as set forth in Section 3.1 of the Agreement, and as updated by this Sellers’ Closing Certificate, will survive only for a period of one hundred eighty (180) days from the date hereof.

This Sellers’ Closing Certificate is delivered pursuant to Section 6.2(i) of the Agreement, and each Seller’s liability hereunder is subject to Article 11 of the Agreement, including the Cap Limitation as defined therein.

151

SELLERS:

Exhibits to Sellers’ Closing Certificate

Exhibit A-1 — Intentionally deleted

Exhibit A-2 — Updated Rent Roll (Sovereign Property)

Exhibit A-3 — Updated Rent Roll (Leigh House Property)

Exhibit A-4 — Updated Rent Roll (Preston View Property)

Exhibit B — Additional Disclosure Items [if applicable]

152

Exhibit G

FORM OF NOTICE REGARDING TEXAS WATER CODE

Prepared By and Upon

Recording Return To:

Eric R. Wilensky, Esq.

Nelson Mullins Riley & Scarborough LLP

201 17th Street, Suite 1700

Atlanta, GA 30363

NOTICE REGARDING TEXAS WATER CODE

THE UNDERSIGNED PARTIES CONCERNING THE PROPERTY LOCATED IN [___________________] COUNTY, TEXAS

The real property, described below, which you are about to purchase, is located in the [________________________] Water District. The district has taxing authority separate from any other taxing authority, and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. As of this date, the rate of taxes levied by the district on real property located in the district is $[___________]. If the district has not yet levied taxes, the most recent projected rate of debt service tax, as of this date, is n/a on each $[________] of assessed valuation. The total amount of bonds which has been approved by the voters and which have been or may, at this date, be issued is $[________], and the aggregate initial principal amounts of all bonds issued for one or more of the specified facilities of the district and payable in whole or in part from property taxes is $[________].

The district has the authority to adopt and impose a standby fee on property in the district that has water, sewer, sanitary, or drainage facilities and services available but not connected and which does not have a house, building, or other improvement located thereon and does not substantially utilize the utility capacity available to the property. The district may exercise the authority without holding an election on the matter. As of this date, the amount of the standby fee is [____________]. An unpaid standby fee is a personal obligation of the person that owned the property at the time of imposition and is secured by a lien on the property. Any person may request a certificate from the district stating the amount, if any, of unpaid standby fees on a tract of property in the district.

The purpose of this district is to provide water, sewer, drainage, or flood control facilities and services within the district through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of your property, and these utility facilities are owned or to be owned by the district. The legal description of the property which you are acquiring is as follows:

153

SEE ATTACHED DESCRIPTION ON EXHIBIT A.

EXECUTED effective as of the date first above written.

[SIGNATURES ON FOLLOWING PAGE]

154

[SIGNATURE PAGE TO NOTICE REGARDING TEXAS WATER CODE]

SELLER:

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on the ________ day of ___________, 20___, by _______________________, in his capacity as _________________________ of ___________________________________, a ___________________________.

[AFFIX SEAL]
Notary Public
State of

Print Name of Notary

My Commission Expires:

155

PURCHASER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF SEPTEMBER THROUGH DECEMBER OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. PURCHASER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

The undersigned Purchaser hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of purchase of the real property.

Date:______________, 20___.               PURCHASER:

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on the ________ day of ___________, 20___, by ___________________________, the ____________________ of ______________________________, a _________________________________________.

[AFFIX SEAL]
Notary Public
State of

Print Name of Notary

My Commission Expires:

Exhibits to Notice Regarding Texas Water Code

Exhibit A — Legal Description

156

Exhibit H

PRESTON VIEW PROPERTY CODE VIOLATIONS

Please see attached.

157